UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XFONE, INC.
(Name of small business issuer in its charter)

Nevada	7389	11-3618510
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

C/O Swiftnet Limited
Britannia House, 960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 011.44.845.1087777

Britannia House, 960 High Road
London N12 9RY, United Kingdom
(Address of principal place of business)

Incorp Services, Inc.
3155 East Patrick Lane, Suite 1
Las Vegas, NV 89120-3481, USA
Telephone number: 702.866.2500
(Name, address and telephone number of agent for service)

Copies to:

Gersten Savage LLP
Arthur S. Marcus, Esq.
600 Lexington Avenue
New York, NY 10022-6018

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value (1)	1,199,150	$ 2.30	$2,758,045	$324.63
Common Stock, $.001 par value underlying A Warrants (2) to Purchase Common Stock	287,625	$3.00	$862,875	$101.56
Common Stock, $.001 par value underlying B Warrants (3) to Purchase Common Stock	287,625	$3.25	$934,781.3	$110
Common Stock, $.001 par value underlying C (4) Warrants to Purchase Common Stock	245,000	$3.15	$771,750	$90.83
Common Stock, $.001 par value underlying D (5) Warrants to Purchase Common Stock	10,370	$3.50	$36,295	$4.27
Group, LLC Common Stock, $.001 par value underlying E (6) Warrants to Purchase Common Stock	32,500	$5.10	$165,750	$19.50
Common Stock, $.001 par value underlying F (7) Warrants to Purchase Common Stock	32,500	$6.80	$221,000	$26
Common Stock, $.001 par value underlying G Warrants (8) to Purchase Common Stock	157,500	$3.80	$598,500	$70.44
Common Stock, $.001 par value underlying options (9) to Purchase Common Stock	1,282,500	$3.50	$4,488,750	$528.32
Convertible Term Note To purchase Common Stock, $.001 par value(10)	574,713	$3.48	$2,000,000	$235.40
Total	4,109,483			$1,510.95

For purpose of this document ONLY we will name the Warrants discussed herein A through G Warrant for the purposes of differentiating the different exercise prices of the particular warrants.

(1) Estimated solely to calculate the registration fee pursuant to Rule 457 of the Securities Act. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the American Stock Exchange on December 27, 2005.

(2) Represents shares of common stock issuable upon the exercise of A Warrants. Each A Warrant entitles the Holder to purchase shares of common stock at an exercise price of $3.00 per share.

(3) Represents shares of common stock issuable upon the exercise of B Warrants. Each B Warrant entitles the Holder to purchase shares of common stock at an exercise price of $3.25 per share.

(4) Represents shares of common stock issuable upon the exercise of C Warrants. Each C Warrant entitles the Holder to purchase shares of common stock at an exercise price of $3.15 per share.

(5) Represents shares of common stock issuable upon the exercise of D Warrants. Each D Warrant entitles the Holder to purchase shares of common stock at an exercise price of $3.50 per share.

(6) Represents shares of common stock underlying E Warrants. Each E Warrant entitles the Holder to purchase shares of common stock at an exercise price of $5.10 per share.

(7) Represents shares of common stock underlying F Warrants. Each F Warrant entitles the Holder to purchase shares of common stock at an exercise price of $6.80 per share

(8) Represents shares of common stock underlying G Warrants. Each G Warrant entitles the Holder to purchase shares of common stock at an exercise price of $3.80 per share

(9) Represents shares of our common stock underlying our stock option plan and are issuable upon exercise of certain options granted to employees at $3.50 per share.

(10) Represents shares of common stock issuable upon the exercise of a Secured Convertible Term Note. The Note converts into shares of common stock at a price of $3.48 per share.

This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar adjustments.

Our common stock shares are quoted on the American Stock Exchange under the symbol "XFN". There is currently only a limited market in our common stock and we do not know whether an active market in our common stock will develop. We will not receive proceeds from the resale of shares by the selling shareholders. We will receive proceeds from the exercise of the warrants if and to the extent that any of the warrants are exercised.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

XFONE, INC.

This prospectus relates to the resale by certain selling shareholders of an aggregate of 4,109,483 shares of our common stock in connection with the resale of: (a) up to 885,000 shares of our common stock which were issued in connection with a Securities Purchase Agreement dated September 28, 2005 with Crestview Capital Mater, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd. and Mercantile Discount-Provident Funds (the “Crestview Agreement”) (b) 442,500 shares of our common stock which may be issued upon the exercise of our A and B Warrants issued in connection with the Crestview Agreement (pursuant to the agreement 130% of the total common stock and warrants will be registered under this registration statement); (c) up to 10,370 shares of our common stock which may be issued upon the exercise of our D Warrants issued to Yitzhak Rosenbaum as a legal consulting fee (d) up to 3,150 shares of our common stock which were issued to Shimon Langbart (e) up to 35,000 shares of our common stock which will be issued to Oberon Securities LLC pursuant to consulting/finder agreement upon effectiveness of this Registration Statement. Pursuant to the agreement Oberon will receive $105,000 worth of shares of our common stock based on the market price of the common stock on the date of this prospectus, we are registering 45,500 shares in the event that our stock price declines (f) up to 245,000 shares of our common stock issuable upon exercise of C Warrants in connection with the Oberon consulting/finder agreement; (g) up to 65,000 shares of our common stock issuable upon exercise of E and F Warrants issued to Elite Financial Communication Group LLC (h) up to 157,500 shares of our common stock issuable upon exercise of G Warrants which were issued in connection with a Securities Purchase Agreement dated September 27, 2005 with Laurus Master Fund, Ltd. (the “Laurus Agreement”); (i) up to 574,713 shares of our common stock which may be issued upon the conversion of a Secured Convertible Term Note issued to Laurus Master Fund, Ltd.; (j) and up to 1,282,500 shares of our common stock underlying our stock option plan that are issuable upon exercise of certain of our options granted to employees.

The selling shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling shareholders will pay all brokerage commissions and discounts attributable to the sale of the shares plus brokerage fees. We are responsible for all other costs, expenses and fees, including filing, legal, accounting and miscellaneous fees incurred or expected to be incurred of approximately $75,000 in registering the shares offered by this Prospectus. Selling shareholders will pay no offering expenses. Our common stock is traded on the American Stock Exchange (the “AMEX”) under the symbol “XFN.” On February 6, 2006 the closing bid price of our common stock was $3.55.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” DETAILED IN THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 7, 2006

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Xfone, Inc, or the shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in your personal statements in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus.
We encourage you read the entire prospectus.

PROSPECTUS SUMMARY

WHERE YOU CAN FIND US

Our principal executive offices are located at Britannia House, 960 High Road, London N12 9RY, United Kingdom.

Our telephone number is 011.44.845.1087777.

ABOUT OUR BUSINESS

Overview

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding company providing international voice and data communications services with operations in the United Kingdom, the United States and Israel that offer a wide range of services, which include: local, long distance and international telephone services, prepaid and postpaid calling cards; cellular services; VOIP services; reselling opportunities; cable television; high speed Internet services provided by Xfone USA; and email and fax broadcasting services. The Company serves customers across Europe, Australia, North America, South America, Asia and Africa.

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive telecommunication services and products by integrating new and old products, services and ideas through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During the year 2000, Swiftnet shifted its business focus and our focus has remained on telephony voice services offering comprehensive support packages to resellers and new services. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need of heavy investments and with lower expenses for operations and registration of new customers.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with high quality international carrier services,

On May 28, 2004, we entered into an agreement to acquire WS Telecom Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations will be assigned and transferred to Xfone USA. The term of the Agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005. Headquartered in Jackson, Mississippi, Xfone USA, Inc. is a telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system. Xfone USA provides residential and business customers with high quality local and long distance services, as well as cable television and high speed Internet services to planned and multi-dwelling apartment communities in Mississippi, Alabama, Louisiana, Florida and Georgia. Xfone USA’s integrated multi-media services, combining digital voice, data and video over third-generation broadband infrastructure, are available to customers on a single itemized bill.

Recent Developments

On August 18, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., a Louisiana corporation (the “Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the Merger Agreement. On October 10, 2005, the Company entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, the Company, Xfone USA, Inc., the Company’s wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce the Company and Xfone USA not to terminate the Merger Agreement due to a material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since the merger of I-55 Internet Services with and into Xfone USA has not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the "Management Agreement") that provides that I-55 Internet Services hires and appoints Xfone USA as a manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services to be provided under the Management Agreement, I-55 Internet Services assigns and transfers to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the Management Agreement. The term of the Management Agreement commenced on October 11, 2005 and shall continue until the consummation of the Merger, provided that the Management Agreement may be terminated by either party at any time after March 1, 2006 upon 30 days prior notice. The completion of the merger is subject to the satisfaction of certain conditions, including shareholders approval.

I-55 Internet Services, Inc. provides internet access and related services throughout the Southeast united States to individuals and businesses located predominantly in rural markets. We offer an array of internet services tailored to meet the needs of individuals and business subscribers including dial-up, high speed dedicated access and web services. I-55 offers its services in various prices and packages that allow subscribers to customize their subscription with services that also meet their particular requirements. The primary services of the Company are dial-up and DSL internet access services and various applications such as email, the World Wide Web, internet relay chat, file transfer protocol and Usenet news access. The Company also performs services such as installation of various networking equipment, website design and other internet access installation services.

On August 26, 2005, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire I-55 Telecommunications, LLC, , a Louisiana corporation (“I-55 Telecommunications”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the Merger Agreement. To date, the merger of I-55 Telecommunications with and into Xfone USA has not been consummated yet. In the interim, and demonstrative of the Company’s intention to continue on with the transaction contemplated by the Merger Agreement, the Company and I-55 Telecommunications executed on October 12, 2005 a Management Agreement (the “Management Agreement”), providing that I-55 Telecommunications hires and appoints Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunication’s business operations. In consideration of the management services to be provided under the Management Agreement, I-55 Telecommunications assigns and transfers to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the Management Agreement. The term of the Management Agreement commenced on October 12, 2005 and shall continue until the consummation of the Merger, provided that the Management Agreement may be terminated by either party at any time after March 1, 2006 upon 30 days prior notice. The completion of the merger is subject to the satisfaction of certain conditions, including shareholders approval and regulatory approvals.

I-55 Telecommunications provides voice, data and related services throughout the Louisiana and Mississippi area to both individuals and businesses. I-55 is a licensed facility based CLEC in Louisiana and Mississippi with a next generation class 5 switching solution. I-55 offers a complete package of local and long distance services to residential and business customers across both states. With continued cross selling to I-55 Internet Customers as well as projected expansion into 4 new rural wire centers per year, I-55 Telecommunications expects to continue its tremendous revenue growth and increase in market share. Regulations affecting the telecommunications industry begin in March in 2006, conversions of all circuits affected will be complete by year end 2005. The competition in rural markets is rapidly declining due to the removal of UNE-P, leaving a unique opportunity for I-55 to gain market share.

On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which takes the form of a convertible note secured by the Company’s United States assets, has a 3 -year term and bears interest at a rate equal to prime plus 1.5% per annum. The Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial conversion price equal to $3.48 per share. The closing of the financing was on September 28, 2005. Net proceeds from the financing are mainly to be used for procurement of capital equipment and general working capital purposes for the Company and Xfone USA, eXpeTel Communications and Gulf Coast Utilities, Inc. The financial transaction will result in dilution in the percentage of common stock owned by the Company’s current shareholders, although the price paid would be in excess of the net tangible assets per share and are accordingly not economically dilutive. The potential of sales of these shares or the actual sale could have adverse effect on the price of common stock.

On September 28, 2005, a Securities Purchase Agreement was entered for a $2,212,500 financial transaction by and among the Company, Crestview Capital Master, LLC, Burlingame Equity Investors and Mercantile Discount - Provident Funds. Upon the closing of the financial transaction on October 31, 2005, the Company issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants at $3.00 per share and 221,250 warrants at $3.25 per share. The net proceeds of the financing are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development. The financing transaction will result in dilution in the percentage of common stock owned by the Company’s current shareholders, although the price paid would be in excess of the net tangible assets per share and are accordingly not economically dilutive. The potential of sales of these shares or the actual sale could have adverse effect on the price of common stock.

On November 23, 2005, Mercantile Discount-Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (the “Investors”) entered into a certain Securities Purchase Agreement with the Company, pursuant to which the Investors would purchase an aggregate of 324,000 shares at $2.50 per share together with 162,000 warrants to purchase shares of common stock, 81,000 of which are exercisable at $3.00 per share for a period of five years and 81,000 of which are exercisable at $3.25 per share for a period of five years. The transaction was submitted to our shareholders and AMEX for approval, the Company will close the transaction promptly after approval and the shares will be issued upon approval. The approval is required because under the AMEX corporate governance rules the financing transaction coupled with the Company’s earlier financings described herein would constitute more than 20% of the Company’s outstanding common stock. The financing transaction will result in dilution in the percentage of common stock owned by the Company’s current shareholders, although the price paid would be in excess of the net tangible assets per shares and are accordingly not economically dilutive. The potential of sales of these shares or the actual sale could have adverse effect on the price of the common stock. These shares are not covered by this Registration Statement.

On January 1, 2006, Xfone USA, Inc., the Company's wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI is providing a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI’s services include Dial-up, DSL, T1 Dedicated Access and Web Hosting. Its customer base, currently numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months following completion of the asset purchase. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. The acquisition is not significant from an accounting perspective.

On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., the Company's wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc., (“Canufly.net” or "Seller"), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provides residential and business customers with high-speed Internet services and utilizes the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provides Internet services through wireless applications. The Company closed the transaction contemplated by the Asset Purchase Agreement on January 24, 2006.  The acquisition is not significant from an accounting perspective.

THE OFFERING
SHARES OUTSTANDING
PRIOR TO OFFERING

8,172,671 Common Stock, $0.001 par value

Common Stock Offered by Selling Security Holders
And Warrants Issued

This prospectus relates to the resale by certain security holders of up to 4,109,483 shares of our common stock in connection with the resale of:

•	up to *885,000 shares of our common stock which were issued in a private placement completed on September 28, 2005, at $2.50 per share;
•	up to *221,250 shares of our common stock which may be issued upon the exercise of A Warrants at $3.00 per share;
•	up to *221,250 shares of our common stock which may be issued upon the exercise of B Warrants at $3.25 per share;
•	up to 245,000 shares of our common stock which may be issued upon the exercise of C Warrants at $3.15 per share;
•	up to 10,370 shares of our common stock which may be issued upon the exercise of D Warrants at $3.50 per share;
•	up to 32,500 shares of our common stock which may be issued upon the exercise of E Warrants at $5.10 per share;
•	up to 32,500 shares of our common stock which may be issued upon the exercise of F Warrants at $6.80 per share;
•	up to 157,500 shares of our common stock which may be issued upon the exercise of G Warrants at $3.80 per share in connection with our Stock Purchase agreement September 27 2005;
•	up to 3,150 shares of our common stock which were issued to Shimon Langbart;
•	up to **45,500 shares of our common stock which are to be issued to Oberon Securities LLC upon effectiveness of this Registration Statement.
•	up to 574,713 shares of our common stock issued upon conversion of a $2,000,000 Secured Convertible Term Note dated September 27, 2005, which is convertible at $3.47 per share; and
•	up to 1,282,500 shares of our common stock underlying 1,282,500 options under our 2004 stock option plan.

*Pursuant to the Securities Purchase Agreement dated September 28, 2005, we are obligated to register 130% of the securities issued to the investors in connection with this financing transaction.

**The Company agreed to register $105,000 worth of common stock it owes Oberon Securities pursuant to the Letter Agreement dated November 15, 2005. The Company is registering 45,500 shares in the event that the stock price declines from today's market price.

Use of Proceeds

We will not receive any proceeds from the resale of the common stock by the selling shareholders; however, we will receive proceeds from any exercise of the warrants if and to the extent that any of the warrants are exercised. We have agreed to pay all offering expenses. The selling shareholders are offering 923,150 shares of common stock which they already own and an additional 2,202,870 shares of common stock issuable upon exercise of the warrants/options and an additional 574,713 shares of common stock issuable upon the conversion of the secured convertible term note which they currently hold. We are registering the common stock covered by this Prospectus in order to fulfill the obligations we have under agreements with Crestview Capital Mater, LLC, Burlingame Equity Investors, LP Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount-Provident Funds, dated September 28, 2005; the Securities Purchase Agreement with Laurus Master Fund Ltd, dated September 27, 2005, the agreement with Oberon Securities LLC; and agreements with other securities holders(the “Selling Shareholders”). Net proceeds of those financial transactions are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development.

Risk Factors

An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.

American Stock Exchange Symbol

XFN
On February 6, 2006, the closing bid price of our common stock was $3.55.

Executive Offices

Britannia House
960 High Road
London N12 9RY, United Kingdom

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for the Company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under “Management's Discussion and Analysis of Financial Condition and Results of Operations.”
December 31

IN POUNDS and US DOLLAR:	2004 Audited	2003 Audited	2002 Audited	2001 Audited	2000 Audited
REVENUES	£11,330,116 ($21,867,124)	£7,282,181 ($12,962,282)	£3,741,436 ($5,986,298)	£2,658,905 ($4,254,248)	£1,354,746 ($1,964,382)
OPERATING PROFIT	112,782 ($217,670)	666,367 ($1,186,134)	£315,602 ($504,964)	£235,336 ($376,538)	£97,687 ($141,646)
NET INCOME	£39,874 ($76,958)	£421,445 ($750,172)	£240,981 ($385,570)	£145,606 ($232,970)	£69,559 ($100,860)
BASIC EPS	£0.007 ($0.013)	£0.08 ($0.15)	£0.05 ($0.08)	£0.03 ($0.04)	£0.02 ($0.03)
TOTAL ASSETS	£5,343,284 ($10,312,537)	£3,290,227 ($5,856,603)	£2,169,816 ($3,471,706)	£1,569,336 ($2,275,537)	£968,544 ($1,404,389)
LONG TERM LIABILITY	£651,863 ($1,258,096)	£125,838 ($223,991)	£66,193 ($105,909)	£50,488 ($73,208)	£40,676 ($58,980)

STATEMENTS OF OPERATIONS

					Convenience translation into U.S.$
	Three months Ended		Nine months Ended		Three months Ended	Nine months Ended
	September 30,		September 30,		September 30,	September 30,
	2005	2004	2005	2004	2005	2005
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	£3,419,183	£2,704,934	£9,912,515	£7,244,644	$6,012,634	$17,431,158
Cost of revenues	(2,326,743)	(2,004,086)	(6,662,272)	(5,181,121)	(4,091,578)	(11,715,605)

Gross profit	1,092,440	700,848	3,250,243	2,063,523	1,921,056	5,715,553

Operating expenses:
Research and development	(5,625)	(13,890)	(15,625)	(33,890)	(9,892)	(27,477)
Marketing and selling	(334,742)	(427,858)	(991,802)	(1,114,656)	(588,644)	(1,744,084)
General and administrative	(678,594)	(364,540)	(2,098,173)	(786,188)	(1,193,307)	(3,689,637)

Total operating expenses	(1,018,961)	(806,288)	(3,105,600)	(1,934,734)	(1,791,842)	(5,461,197)

Operating profit (loss)	73,479	(105,440)	144,643	128,789	129,214	254,356
Financing expenses - net	(26,928)	(33,596)	(68,203)	(26,368)	(47,353)	(119,935)
Equity in income of affiliated company	(3,689)	-	43,843	-	(6,487)	77,098
Loss from hurricane Katrina	(181,055)	-	(181,055)	-	(318,385)	(318,385)
Other income	4,312	41,438	17,452	48,459	7,583	30,689

Income before minority interest and taxes	(133,881)	(97,598)	(43,320)	150,880	(235,428)	(76,177)

Minority Interest	5,592	-	59,584	-	9,834	104,779

Income Before taxes	(128,288)	(97,598)	16,265	150,880	(225,594)	28,602

Taxes on income	9,485	24,719	(31,734)	(49,831)	16,679	(55,804)

Net (loss) income	£(118,803)	£-72,879	£(15,469)	£101,049	($208,915)	($27,202)

(Loss) Earnings Per Share:
Basic	£-0.017	£-0.010	£-0.002	£0.020	-$0.030	-$0.004

Diluted	£-0.017	£-0.010	£-0.002	£0.010	-$0.030	-$0.004

BALANCE SHEETS

	September 30,	December 31,	September 30,
	2005	2004	2005
	Unaudited	Audited	Unaudited
			Convenience translation into U.S.$
Current assets

Cash	£1,598,897	£797,097	$2,811,660

Accounts receivable, net	3,113,272	2,271,448	5,474,688

Prepaid expenses and other receivables	959,143	693,524	1,686,654

Loan to shareholder	123,965	123,965	217,992

Total Current Assets	£5,795,277	£3,886,034	$10,190,994

Loan to shareholder	123,966	123,966	217,994

Investments	64,728	20,885	113,824

Fixed assets

Cost	2,460,478	1,516,854	4,326,751

Less - accumulated depreciation	(446,574)	(261,561)	(785,300)

Total fixed assets, net	2,013,904	1,255,293	3,541,451

Other Assets, net	2,523,958	57,106	4,438,380

Total assets	£10,521,833	£5,343,284	$18,502,643

RISK FACTORS

You should carefully consider the risks described below before buying shares of our Common Stock in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses to date and cannot assure that we will be profitable in the foreseeable future. We make various statements in this section which constitute “forward-looking” statements under Section 27A of the Securities Act.

RISKS RELATED TO OUR BUSINESS

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE PROSPECTIVE INVESTORS THAT WE WILL CONTINUE OPERATIONS OR MAKE A PROFIT IN THE FUTURE. NO PURCHASE OF THE COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO CANNOT AFFORD A TOTAL LOSS OF HIS OR HER INVESTMENT.

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any shares of our common stock.

WE ARE SUBJECT TO EXTENSIVE REGULATION IN THE UNITED STATES, THE UNITED KINGDOM, ISRAEL AND OTHER FOREIGN COUNTRIES WHICH MAY LEAD US TO INCUR INCREASED BUSINESS COSTS AND HAVE NEGATIVE EFFECTS UPON OUR REVENUES AND POTENTIAL PROFITABILITY.

We serve customers in many countries, all of which have different regulations, jurisdictions, and standards and controls related to licensing, telecommunications, import/export, currency and trade. Regulatory changes pertaining to future regulatory classification of Internet related telephone services, otherwise known as VOIP telephony, may lead to burdensome regulatory requirements and fees, as well as additional interconnection fees to carriers and changes in access charges, universal service, and regulatory fee payments, which would affect our long distance services related costs and may have a material impact upon our ability to conduct business, as well as our revenues. Our compliance with foreign rules and regulations may lead to increased costs of doing business or reduced revenues from having to decrease or eliminate our business in certain foreign countries, all of which may negatively affect our potential profitability. For more detailed information regarding our foreign business, please see our "Description of Business" Section.

IF OUR INFORMATION AND BILLINGS SYSTEMS ARE UNABLE TO FUNCTION PROPERLY AS OUR OPERATIONS GROW, WE MAY EXPERIENCE SYSTEM DISRUPTIONS, REDUCED LEVELS OF CUSTOMER SERVICE AND A DECLINING CUSTOMER BASE AND REVENUES.

Over the past two years, our business revenues and operations have almost doubled. We now handle millions of transactions on a daily basis with over 100,000 customers and users located in dozens of countries. Accordingly, our information and billing systems are under increasing stress. We use internally developed and acquired systems to operate our services and for transaction processing, including billing and collections processing. We must continually improve these systems in order to meet the level of use. Furthermore, in the future, we may add features and functionality to our products and services using internally developed or third party licensed technologies. Our inability to add software and hardware or develop and upgrade existing technology, transaction processing systems and network infrastructure to meet increased volume through our processing systems or provide new features or functionality, may cause system disruptions, slower response times, reductions in levels of customer service, decreased quality of the user's experience, collection difficulties, and delays in reporting accurate financial information. Any such failure could cause system disruptions, reduced levels of customer service, and a declining customer base and revenues.

TERRORIST ATTACKS, WAR, OR ARMED CONFLICT OR POLITICAL/ECONOMIC EVENTS OR UPHEAVALS IN FOREIGN COUNTRIES MAY LEAD TO A DISRUPTION IN OUR SERVICES AS WELL AS DECREASED DEMAND..

Terrorist attacks in the United States, Great Britain and/or Israel as well as the United States of America and Great Britain’s involvement in the war with Iraq or other armed conflict or political/economic events in other countries where we conduct business, may negatively impact consumer confidence as to rely on alternative communication lines and spending in the countries where we conduct our business. Any such occurrences could lead to an interruption in our services and could negatively affect our revenues and results of operations. Moreover, the government in those countries might take extreme measures that could prohibit access to alternative communication lines.

NATURAL DISASTERS AND ACTS OF GOD MAY RESULT IN INCREASED COSTS.

Our wholly owned subsidiary Xfone USA, Inc. is positioned in an environment which has a higher than average propensity to experience hurricanes. Most recently we suffered some adverse affects to our business from Hurricane Katrina. The cost of restructuring our facilities, as well as the time spent in rebuilding and organizing our infrastructure might be long and costly. There is no guarantee that we will not be negatively affected in the future by other natural disasters, hurricanes or Acts of God.

IF WE ARE NOT ABLE TO OBTAIN FINANCING AS WE GROW OUR BUSINESS, WE WILL HAVE TO CURTAIL THESE PLANS AND THE VALUE OF YOUR INVESTMENT MAY BE NEGATIVELY AFFECTED.

Our future business will involve substantial costs, primarily those costs associated with marketing, business development, and possible acquisitions. If our revenues are insufficient to fund our operations as we grow our business, we may need traditional bank financing or financing from debt or equity offerings. However, if we are unable to obtain financing when needed, we may be forced to curtail our operations, which could negatively affect our revenues and potential profitability and the value of your investment. There can be no assurance that we will be able to obtain additional financing when needed or if available that it will be on commercially reasonable terms.

SHOULD OUR AGREEMENTS WITH STORY TELECOM, WORLDNET OR BRITISH TELECOM BE CANCELLED, OUR REVENUES WILL BE NEGATIVELY IMPACTED.

During 2004, there were two customers that accounted for more than 10% of our revenues: (a) our affiliate, Story Telecom, represented approximately 44% of our total revenues; and (b) British Telecom represented approximately 22% of our total revenues. Collectively, in 2004 the United Kingdom accounts for approximately 75% of our revenues. Our largest non-affiliated reseller is WorldNet Global Communications Ltd. that generated approximately 4.2% of our revenues during the first nine months of the year 2005. We anticipate that WorldNet will continue to contribute approximately the same amount to our revenues in the upcoming years. As of September 30, 2005, approximately 65% of our revenues were derived from our operations in the United Kingdom.

Should our agreements involving Story Telecom, WorldNet or British Telecom be cancelled, our revenues will be negatively affected.

WE MAY BE UNABLE TO ADEQUATELY COMPETE WITH OUR COMPETITORS.

Our competitors may be able to adapt more quickly to changes in customer needs or to devote greater resources than we can to developing and expanding our services. Such competitors could also attempt to increase their presence in our markets by forming strategic alliances with other competitors, by offering new or improved products or services or by increasing their efforts to gain and retain market share through competitive pricing. As the market for our services matures, price competition and penetration into the market will intensify. Such competition may adversely affect our gross profits, margins and results of operations. There can be no assurance that we will be able to continue to compete successfully with existing or new competitors.

OUR REVENUES AND OUR POTENTIAL PROFITABILITY MAY BE NEGATIVELY AFFECTED BECAUSE WE DO NOT HAVE A CONTROLLING INTEREST OR MANAGEMENT CONTROL OF STORY TELECOM AND/OR IF OUR JOINT VENTURE WITH STORY TELECOM IS TERMINATED.

Our subsidiary, Swiftnet, established a joint business with Mr. Nir Davison to develop, sell, market, and distribute telecommunications products bearing the name of Story Telecom. Our joint venture with Story Telecom accounted for approximately 44% of our revenues during 2004, and we expect it to continue to account for a significant percentage in the upcoming years. If for any reason our joint venture with Story Telecom is terminated, our revenues and potential profitability may be adversely affected. In addition, under our agreement with Story Telecom, we have a 40% interest in Story Telecom while Nir Davison has a 60% interest and is Story Telecom's Managing Director. Because we do not have a controlling interest in or management control of Story Telecom, our strategic objectives may be impeded, which also may negatively affect our revenues and potential profitability.

THE DEMAND FOR OUR SERVICES FLUCTUATES DURING CERTAIN PERIODS WHICH WILL NEGATIVELY AFFECT OUR REVENUES AND MAKE IT DIFFICULT FOR YOU TO DETERMINE WHETHER OUR BUSINESS WILL BE SUCCESSFUL.

Our business is characterized by a lower demand for our services during the months of April, August and December. Because our revenues correspond to the demand for our services, our revenues will be lower during those months and will result in lower earnings, and may make it more difficult for you to assess whether our business will be successful.

OUR MANAGEMENT DECISIONS ARE MADE BY OUR FOUNDER AND CHAIRMAN OF OUR BOARD OF DIRECTORS, ABRAHAM KEINAN, AND OUR CHIEF EXECUTIVE OFFICER/PRESIDENT, GUY NISSENSON; IF WE LOSE THEIR SERVICES, OUR OPERATIONS WILL BE NEGATIVELY IMPACTED.

The success of our business largely is dependent upon the expertise of our Chairman of the Board, Abraham Keinan, and our Chief Executive Officer/President, Guy Nissenson. Because Messrs Keinan and Nissenson are essential to our operations, you must rely on their management decisions. Messrs Keinan and Nissenson will continue to control our business affairs after the offering. We have not entered into any agreement with Messrs Keinan or Nissenson that would prevent them from leaving our company, nor have we obtained any "key man" life insurance relating to them. There is no assurance that we would be able to hire and retain another Chairman of the Board or President/Cheif Executive Officer with comparable experience. As a result, the loss of either Mr. Keinan's or Mr. Nissenson's services would have a materially adverse affect upon our business, financial condition, and results of operation.

OUR MANAGEMENT HAS SIGNIFICANT CONTROL OVER STOCKHOLDER MATTERSAND THEY WILL BE ABLE TO ELECT OUR DIRECTORS AND ACCORDINGLY CONTROL OUR OPERATIONS.

Our Chairman of the Board, Abraham Keinan, beneficially owns 42.82% of our common stock. In addition, our Chief Executive Officer/President, Guy Nissenson has significant influence over an additional 14.72% of our common stock, which is owned by Campbeltown Business, Ltd., an entity controlled by Mr. Nissenson and his family. In addition, Eyal Harish, a director, beneficially owns 0.18% of our common stock. Therefore, our officers/directors potentially may vote 57.72% of our common stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants or options. As such, our officers/directors and their affiliates control the outcome of all matters submitted to a vote of the holders of our common stock, including the election of our directors, amendments to our certificate of incorporation and approval of significant corporate transactions. Additionally, our officers/directors could delay, deter or prevent a change in our control that might be beneficial to our other stockholders. We need to emphasize the fact that management could make substantial decisions that could be perceived under the business judgment rule, and not necessarily satisfy minority shareholders. Like for example expanding the territory of operation at heavy costs, the opposite which could be limiting the territory of our operations in order to save capital.

In addition to the foregoing, our Chairman of the Board, Abraham Keinan, and our President/Chief Executive Officer, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business, Ltd., an entity owned and controlled by Mr. Nissenson and his family. This agreement, which is for a term of 10 years, provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our common stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

OUR OPERATIONS ARE SUBJECT TO POSSIBLE CONFLICTS OF INTEREST BECAUSE OF SWIFTNET'S AGREEMENTS WITH CAMPBELTOWN BUSINESS LTD. AND ABRAHAM KEINAN, WHICH MAY NOT BE RESOLVED IN A MANNER FAVORABLE TO OUR MINORITY SHAREHOLDERS.

Since May 2000, Swiftnet, Ltd., our primary subsidiary, has a consulting agreement with Campbeltown Business, Ltd., a privately held company that is owned and controlled by our Chief Executive Officer/President, Guy Nissenson, and his family. This agreement expires in May 11, 2006. This agreement provides for cash payments of 2,000 UK Pound Sterling each month to Campbeltown Business, Ltd. for consulting services and an additional monthly performance bonus based upon Swiftnet attaining certain revenue levels. During June 2000, Swiftnet, Ltd. entered into a Stock Purchase Agreement with our Chairman of the Board, Abraham Keinan, and Campbeltown Business, Ltd.  This agreement provides for compensation to Campbeltown Business Ltd., in the form of options and stock. In addition, this agreement also prohibits us from issuing additional shares or equity rights without a written agreement from Campbeltown Business, Ltd. These agreements were not negotiated at "arms length" and are subject to potential conflicts of interest that may not be resolved in a manner favorable to our minority shareholders. These agreements will enable Campbeltown Business, Ltd. to exert significant influence over our future operations, including our future equity financing transactions. You should be aware that any stock issuances to Campbeltown Business, Ltd. will dilute your percentage stock ownership. For more detailed information regarding these agreements and other potential conflicts of interest please see our "Certain Relationships and Related Transactions" Section.

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK AND AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK MAY NEVER DEVELOP WHICH MAY MAKE IT DUFFICULT TO RESSEL YOUR SHARES.

Trading in the Company’s stock has been limited and has been characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the Company's operations or business prospects. Therefore, shareholders should be aware that the lack of exposure to our stock in the investment community could consequently be reflected by a lack of market trading upon the issuance of material information that could be perceived as disappointing or very encouraging from a market point of view. This results in an inability for shareholders to be able to dispose of their shares.

THE PRICE OF OUR COMMON STOCK IS SUBJECT TO DILUTION AND ILLIQUIDITY, AND THE RESALE OF THE SHARES BEING REGISTERED IN THIS PROSPECTUS MAY NEGATIVELY AFFECT THE PRICE OF OUR COMMON STOCK.

Following the financial transactions with Laurus, Crestview, Mercantile and the other co-investors the Company could suffer dilution from their potential resale of such shares. As a result of the shares which we are registering for the selling stockholders, you may have difficulty selling your shares at the current trading price of our common stock. When this registration statement is declared effective, the selling shareholders may be reselling up to 4,109,483 shares of our common stock, assuming the selling shareholders resell the 2,202, 870 shares of our common stock from the exercise of all of the warrants/options and another 574,713 shares of our common stock upon conversion of the Secured Convertible Term Note. As a result, a substantial number of our shares of common stock will be available for immediate resale, which could have an adverse effect on the price of our common stock. In the event that the sale of such shares results in a decline in our stock price it may cause other shareholders to sell their shares or even engage in short sales of the Company's common stock which could cause the price to further decline. Any such decreases in the price of our common stock may cause purchasers who acquire shares from the selling stockholders, to lose some or all of their investment. To the extent any of the selling stockholders exercise any of their warrants, and then resell the shares of common stock issued to them upon such exercise, the price of our common stock may decrease even further due to the additional shares of common stock in the market. The exercise of the warrants and the conversion of secured convertible note into common stock will substantially dilute existing stockholders and likely have a negative affect on the market price of our common stock. We lack control over the timing of any exercise or the number of shares offered or sold.

SHOULD WE BREACH TERMS OF OUR AGREEMENTS WITH THE SELLING SHAREHOLDERS, WE MAY BE SUBJECT TO PENALTIES OR OTHER LIABILITIES WHICH MAY REDUCE THE VALUE OF OUR COMMON STOCK AND NEGATIVELY AFFECT OUR POTENTIAL PROFITABILITY.

The private placements agreements have liquidated damages clause and penalties conditional upon the inability to obtain the registration statement effective, which could substantially affect our image and our potential profitability.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercially viability of our products and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We have registered these shares because of the registration rights granted to the Selling Shareholders in our recent private placements. We have received gross proceeds of approximately $2,212,500 from the sale of restricted shares of common stock pursuant to the Crestview Agreement and $2,000,000 from the sale of a Secured Convertible Term Note pursuant to the Laurus Agreement. We could receive up to an aggregate of $7,664,857 from the exercise of the warrants/options when and if all were exercised. The gross proceeds received will be used as set forth in the table below.

The following table represents estimates only. The actual amounts may vary from these estimates.

Use of Funds - By priority order	Funds Received from Private Placements and Exercise of warrants/options
Investment in equipment	$ 1,500,000
Acquisitions	$ 1,000,000
Business Development	$ 500,000
Working capital	$ 8,877,357

Total	$11,877,357

* Working capital use of funds would be used for possible growth in our business, including general corporate purposes, general and administrative expenses, salaries, and financing additional receivables.

** Investment in equipment would be used for telecommunications equipment, such as switches to expand out capacity.

*** Business development would be used to expand activities and operations in existing countries where we do business and additional countries by seeking the following business arrangements of companies or other entities that provide telecom services similar to those that we provide: (a) establishing local companies; or (b) acquiring existing United States or foreign companies; or (c) through joint ventures within the United States or foreign countries. Except as detailed in this prospectus, we currently have no informal or formal agreements, understandings, or plans pertaining to any of these type business arrangements or for specific acquisitions or product lines.

MARKET FOR OUR SHARES

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is a limited trading market for our common stock. There is no assurance that a regular trading market for our common stock will develop or if developed that it will be sustained. A shareholder in all likelihood, therefore, may not be able to resell their securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Below is the market information pertaining to the range of the high and low bid information of our common stock for each quarter since year 2002. As of June 2005, our common stock is quoted under the symbol XFN on the American Stock Exchange ("AMEX"). The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Period	Low	High
2005
Fourth Quarter	$2.30	$3.09
Third Quarter	$2.90	$3.40
Second Quarter	$2.80	$3.30
First Quarter	$2.50	$4.29
2004
Fourth Quarter	$1.95	$3.35
Third Quarter	$2.90	$3.75
Second Quarter	$2.80	$3.90
First Quarter	$3.35	$5.75
2003
Fourth Quarter	$3.15	$6.25
Third Quarter	$0.51	$3.60
Second Quarter	$0.30	$0.64
First Quarter	$0.30	$0.77
2002
Fourth Quarter	$0.66	$1.45
Third Quarter	$0.70	$1.33
Second Quarter	$0.70	$3.65
First Quarter	$0.00	$0.00
The source of the above information is http://www.amex.com/ Data Products, Historical Data Service.

Holders

On Febuary 6, 2006, there were 229 holders of record of our common stock. We have one class of common stock outstanding.

Dividends

On December 19, 2002, we declared our first cash dividend in the amount of $0.02 per common share. The cash dividend was payable on January 15, 2003 to our common stockholders of record at the close of business on December 31, 2002. On December 30, 2003, we declared a cash dividend of $.03 per shares on our common stock for all shareholders of record of our common stock at the close of business on December 31, 2003. We paid this dividend on February 16, 2004.

Apart from these dividends, we have not declared any cash dividends on our common stock since our inception and we do not anticipate at the present time paying further dividends in the foreseeable future. Currently, we plan to retain future earnings, if any, for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the board of directors deems relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward-Looking Statements

The information set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) expected changes in the Company's revenues and profitability, (ii) prospective business opportunities and (iii) the Company's strategy for financing its business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as "believes", "anticipates", "intends" or "expects". These forward-looking statements relate to the plans, objectives and expectations of the Company for future operations. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

OVERVIEW

You should read the following discussion and analysis in conjunction with the Financial Statements in this prospectus and Notes hereto, and the other financial data appearing elsewhere in this prospectus.
The Company's revenues and results of operations could differ materially from those projected in the forward-looking statements as a result of numerous factors, including, but not limited to, the following: the risk of significant natural disaster, the inability of the Company to insure against certain risks, inflationary and deflationary conditions and cycles, currency exchange rates, changing government regulations domestically and internationally affecting our products and businesses. The Company was incorporated in Nevada, U.S.A. in September 2000. We are a holding company providing international voice and data communications services with operations in the United Kingdom, the United States and Israel that offer a wide range of services, which include: local, long distance and international telephone services, prepaid and postpaid calling cards; cellular services; VOIP services; reselling opportunities; and email and fax broadcasting services. The Company serves customers across Europe, Australia, North America, South America, Asia and Africa.

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive telecommunication services and products by integrating new and old products, services and ideas through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During the year 2000, Swiftnet shifted its business focus and our focus has remained on telephony voice services offering comprehensive support packages to resellers and new services. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need of heavy investments and with lower expenses for operations and registration of new customers.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with high quality international carrier services.

On May 28, 2004, we entered into an agreement to acquire WS Telecom Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations will be assigned and transferred to Xfone USA. The term of the Agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005. Headquartered in Jackson, Mississippi, Xfone USA, Inc. is a telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system. Xfone USA provides residential and business customers with high quality local and long distance services, as well as cable television and high speed Internet services to planned and multi-dwelling apartment communities in Mississippi, Alabama, Louisiana, Florida and Georgia. Xfone USA’s integrated multi-media services, combining digital voice, data and video over third-generation broadband infrastructure, are available to customers on a single itemized bill.

On August 18, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc. , a Louisiana corporation (the “Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the Merger Agreement. On October 10, 2005, the Company entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, the Company, Xfone USA, Inc., the Company’s wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce the Company and Xfone USA not to terminate the Merger Agreement due to a material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since the merger of I-55 Internet Services with and into Xfone USA has not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement ( the "Management Agreement" ) that provides that I-55 Internet Services hires and appoints Xfone USA as a manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget.   In consideration of the management services to be provided under the Management Agreement, I-55 Internet Services assigns and transfers to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the Management Agreement. The term of the Management Agreement commenced on October 11, 2005 and shall continue until the consummation of the Merger, provided that the Management Agreement may be terminated by either party at any time after March 1, 2006 upon 30 days prior notice. The completion of the merger is subject to the satisfaction of certain conditions, including shareholders approval.

On August 26, 2005, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire I-55 Telecommunications, LLC, , a Louisiana corporation (“I-55 Telecommunications”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the Merger Agreement. To date, the merger of I-55 Telecommunications with and into Xfone USA has not been consummated yet. In the interim, and demonstrative of the Company’s intention to continue on with the transaction contemplated by the Merger Agreement, the Company and I-55 Telecommunications executed on October 12, 2005 a Management Agreement (the “Management Agreement”), providing that I-55 Telecommunications hires and appoints Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunication’s business operations. In consideration of the management services to be provided under the Management Agreement, I-55 Telecommunications assigns and transfers to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the Management Agreement. The term of the Management Agreement commenced on October 12, 2005 and shall continue until the consummation of the Merger, provided that the Management Agreement may be terminated by either party at any time after March 1, 2006 upon 30 days prior notice. The completion of the merger is subject to the satisfaction of certain conditions, including shareholders approval and regulatory approvals.

On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which takes the form of a convertible note secured by the Company’s United States assets, has a 3 -year terms and bears interest at a rate equal to prime plus 1.5% per annum. The Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial conversion price equal to $3.48 per share. The closing of the financing was on September 28, 2005. Net proceeds from the financing are mainly to be used for procurement of capital equipment and general working capital purposes for the Company and Xfone USA, eXpeTel Communications and Gulf Coast Utilities, Inc. The financial transaction will result in dilution in the percentage of common stock owned by the Company’s current shareholders, although the price paid would be in excess of the net tangible assets per share and are accordingly not economically dilutive. The potential of sales of these shares or the actual sale could have adverse effect on the price of common stock.

On September 28, 2005, a Securities Purchase Agreement was entered for a $2,212,500 financial transaction by and among the Company, Crestview Capital Master, LLC, Burlingame Equity Investors and Mercantile Discount - Provident Funds. Upon the closing of the financial transaction on October 31, 2005, the Company issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants at $3.00 per share and 221,250 warrants at $3.25 per share. The net proceeds of the financing are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development. The financing transaction will result in dilution in the percentage of common stock owned by the Company’s current shareholders, although the price paid would be in excess of the net tangible assets per share and are accordingly not economically dilutive. The potential of sales of these shares or the actual sale could have adverse effect on the price of common stock.

On November 23, 2005, Mercantile Discount-Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (the “Investors”) entered into a certain Securities Purchase Agreement with the Company, pursuant to which the Investors would purchase an aggregate of 324,000 shares at $2.50 per share together with 162,000 warrants to purchase shares of common stock, 81,000 of which are exercisable at $3.00 per share for a period of five years and 81,000 of which are exercisable at $3.25 per share for a period of five years. The transaction was submitted to our shareholders and AMEX for approval, the Company will close the transaction promptly after approval and the shares will be issued upon approval. The approval is required because under the AMEX corporate governance rules the financing transaction coupled with the Company’s earlier financings described herein would constitute more than 20% of the Company’s outstanding common stock. The financing transaction will result in dilution in the percentage of common stock owned by the Company’s current shareholders, although the price paid would be in excess of the net tangible book value per share and are accordingly not economically dilutive. The potential of sales of these shares or the actual sale could have adverse effect on the price of the common stock. These shares were not issued yet and therefore are not covered by this Registration Statement.

On January 1, 2006, Xfone USA, Inc., the Company's wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI is providing a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI’s services include Dial-up, DSL, T1 Dedicated Access and Web Hosting. Its customer base, currently numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months following completion of the asset purchase. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables.
The acquisition is not significant from an accounting perspective.

On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., the Company's wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc., (“Canufly.net” or "Seller"), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provides residential and business customers with high-speed Internet services and utilizes the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provides Internet services through wireless applications. The Company closed the transaction contemplated by the Asset Purchase Agreement on January 24, 2006.  The acquisition is not significant from an accounting perspective.

Note to financial transactions:

Following the financial transactions with Laurus Master Fund, Ltd., Crestview Capital Master, LLC, Burlingame Equity Investors, Mercantile Discount - Provident Funds and the other co-investors the Company could suffer dilution from the resale of the shares. As a result of the issuance and registration of the shares which we are registering for the selling stockholders, you may have difficulties in selling your shares at the current trading price of our common stock. When this registration statement is declared effective, the selling shareholders may be reselling up to 4,109,483 shares of our common stock, assuming the selling shareholders resell the 2,202,870 shares of our common stock from the exercise of all of the warrants/options and another 574,713 shares of our common stock upon conversion of the Secured Convertible Term Note. As a result, a substantial number of our shares of common stock will be available for immediate resale, which could have an adverse effect on the price of our common stock. In the event that the sale of such shares results in a decline in our stock price it may cause other shareholders to sell their shares or even engage in short sales of the Company's common stock which could cause the price to further decline. Any such decreases in the price of our common stock may cause purchasers who acquire shares from the selling stockholders to lose some or all of their investment. To the extent any of the selling stockholders exercise any of their warrants, and then resell the shares of common stock issued to them upon such exercise, the price of our common stock may decrease even further due to the additional shares of common stock in the market. The exercise of the warrants and the conversion of the secured convertible note into common stock will substantially dilute existing stockholders and will likely have a negative affect on the market price of our common stock. We lack control over the timing of any exercise or the number of shares offered or sold.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

Our US subsidiary, Xfone USA, provides voice, data and related services throughout the Louisiana and Mississippi area to both individuals and businesses. Xfone USA is a licensed facility based CLEC in Louisiana and Mississippi with a next generation class 5-carrier switch. Xfone USA offers a complete package of local and long distance services to residential and business customers across both states. With continued cross selling to Xfone USA Customers as well as projected expansion into specific targeted wire centers, we expect to continue revenue growth and increased market share. Regulations affecting the telecommunications industry begin in March 2006; conversions of all circuits affected will begin at that time. The competition in rural markets is rapidly declining due to the removal of UNE-P, leaving what management believe is a unique opportunity for Xfone USA to gain market share.

Our Israeli subsidiary, Xfone 018, is operating with significantly lower overhead than its five competitors in the Israeli market by utilizing and building on our previous business models and therefore we believe that Xfone 018 will increase its market share in the international communication market. At present, Xfone 018 is increasing the performance for billable minutes in each quarter and we believe that Xfone 018 will generate a greater part of our revenues and will have a major contribution to our expected growth.

Swiftnet Limited traditionally had a business plan to provide comprehensive telecommunication services and products by integrating new and old products, services and ideas through one website. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need of heavy investments and with lower expenses for operations and registration of new customers. In 2004 we had only approximately 0.3% of the market share of the United Kingdom long distance and international telecom market, based on our revenues of $18,764,479 (approximately 9.7 million United Kingdom pounds) , compared with a $4.1 billion long distance and international telecom market in the United Kingdom (approximately 2.3 billion United Kingdom pounds). We anticipate that WorldNet will continue to contribute approximately the same amount to our revenues in the year 2006, however should our agreements involving Story Telecom, WorldNet or British Telecom be cancelled, our revenues will be negatively affected. As of September 30, 2005, approximately 65% of our revenues were derived from our operations in the United Kingdom.

The overall trend for 2006 shows improving wireline margins in the Business markets and slightly improving margins in the Residential (Consumer) markets for facilities based providers. Mergers and acquisitions will heat up in 2006 and will become a major component for offsetting the line loss expectations due to the regulatory changes involving UNE-P. The industry has seen four (4) mega mergers in the past two (2) years that have changed the landscape in the telecommunications industry. Analysts believe there will be more consolidation opportunity over the next two (2) years in both wireline and wireless markets, which may also include Bell mergers.

As a result of regulatory changes, the competitive landscape has changed, creating additional opportunity for facilities based competitive carriers to gain a larger market share in a shorter period of time, due to the departure of non-faculties based providers through either termination of their business or through acquisitions.

Demands in the market show the increase of interest in providing Telco TV, VOIP products and rapid growth in the Broadband market, heating up competition with the Regional Bell Carriers and cable providers. DSL services should continue to grow due to aggressive pricing with higher speeds becoming the norm delivering download speeds of 6 Meg in certain areas.

Xfone USA’s business plan includes expansion of market share in both Business and Residential markets in its specific geographic service areas primarily in Mississippi and Louisiana, and will focus in those markets where the Company has deployed its own network and Central Offices (CO’s), which are the highest margin areas. The Business markets will be expanded through Direct Sales and Independent sales efforts, while the Residential markets will be expanded through mass marketing efforts including telesales, direct mail, email marketing and other advertising and message delivery opportunities.

Xfone USA’s business plan also includes growth through small acquisitions, primarily in Mississippi and Louisiana.

The Company is also planning for the future and emergence of the “Third Network” and has scale and availability to implement VoIP, Telco TV, WiFi and WiMax network architecture, as they become more viable into the future. However, these deployments are currently under much scrutiny and are being implemented in larger metropolitan areas such as New York City, Philadelphia, and San Francisco.

Financial Information — Percentage of Revenues

	2004	2003	2002	2001
Revenues	100.0%	100.00%	100.00%	100.00%
Cost of Revenues	-70.53%	-61.36%	-58.66%	-61.29%
Gross Profit	29.47%	38.64%	41.34%	38.71%
Operating Expenses:
Research and Development	-0.23%	-0.61%	-0.86%	-1.16%
Marketing and Selling	-14.35%	-14.98%	-8.56%	-8.24%
General and Administrative	-13.89%	-13.89%	-23.48%	-20.46%
Total Operating Expenses	-28.47%	-29.49%	-32.90%	-29.86%
Income before Taxes	0.63%	8.76%	8.39%	7.72%
Net Income	0.35%	5.79%	6.44%	5.48%

Years ended December 31, 2004 and 2003

Consolidated Statement of Operations

Revenues. Revenues for the year ended December 31, 2004 increased 56% to £11,330,116 ($21,867,124) from £7,282,181 ($14,054,609) for the same period in 2003. The increase in our Revenues is primarily attributable to the revenues that derive from the usage of calling cards sold by our affiliate, Story Telecom, revenues that increased in 76% from £2,715,231 ($5,240,396) for the year ended December 31, 2003 to £4,778,564 ($9,222,629) for the same period in 2004. In addition in 2004, the first year for our activity in the USA, Xfone USA’s revenues amounted to £1,598,344 ($3,084,804).

All traffic generated by the Story Telecom calling cards is delivered through our systems.

The breakdown of our revenues for the year ended December 31, 2004 is reflected in the table below:

Amounts in UK sterling

	2004	2003
Telephone and messaging services	5,930,541	3,996,732
Mobile phones	480,451	503,475
Calling Cards	4,919,124	2,781,924
Total	11,330,116	7,282,184

Amounts in US dollar

	2004	2003
Telephone and messaging services	11,445,944	7,713,692
Mobile phones	927,270	971,706
Calling Cards	9,493,910	5,369,111
Total	21,867,124	14,054,609

Because both have similar economic characteristics, such as prices that we charge and the nature of the services, we have combined residential and commercial customers as one segment.

The following table reflects a breakdown of our Revenues according to cost of revenues characteristics and major resellers:

Amounts in UK sterling
	2004	2003
Regular telephony voice service and others:	£5,861,345	£4,015,448
Story Telecom	£4,778,564	£2,715,231
WorldNet	£698,832	£551,502
Total Revenues	£11,330,116	£7,282,181
Amounts in US dollar
	2004	2003
Regular telephony voice service
and others:	$11,295,750	$7,749,815
Story Telecom	$9,222,629	$5,240,396
WorldNet	$1,348,745	$1,064,398
Total Revenues	$21,867,124	$14,054,609

Story telecom contributed 42% of our revenues for the year ended December 31, 2004 as compared with 37% for the same period of 2003. The £1,845,897 ($3,562,581) (45%) growth in the regular telephony services is mainly attributable to £1,598,344 ($3,084,804) revenues that were generated in the new US market.

As we started operations in Israel only in December 2004 only £9,244 ($17,841)have been Recorded as revenues from the Israeli market.

For the year ended December 31, 2004 approximately 8% of our revenues were generated by our affiliated entity, Auracall, as compared with approximately 4.4% for the same period of 2003.

We believe that during the year 2005 our new subsidiaries in Israel and the US will generate a greater part of our revenues and will have a major contribution to our expected growth.

In Swiftnet same type of services and customers will continue to generate most of our Revenues. We will offer some new services and billing alternatives to stronger the connection with our registered customers and to enable easy usage of our services to non registered users. Our agreement with resellers can be terminated within a relatively short notice of 7-60 days. Our largest non affiliated reseller is Worldnet that generated approximately 6% of our Revenues in 2004, Worldnet can terminate the agreement with a 7 days notice, which would adversely affect our Revenues. We have approximately 20 additional active resellers, none of which generated more that 3% of our annual revenues. We anticipate that Worldnet will continue to contribute approximately the same amount of UK Pounds to our Revenues.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues increased 56% to £7,991,375 ($15,423,353) for the year ended December 31, 2004, from £4,468,420 ($8,624,051) for the year ended December 31, 2003, representing 70.5% and 61.4% of the total revenues for the year ended December 31, 2004 and December 31, 2003, respectively. The increase in the cost of revenues as a percentage of revenues is attributable to the increase of our revenues that derive from the Story Telecom project that currently focuses on Calling Cards services. The Story Telecom Project, which accounts for approximately 42% of our Revenues in the year ended December 31, 2004 and 36% in the year ended December 31, 2003, our cost of revenues as a percentage of revenues related to Story Telecom project is approximately 94% and for Worldnet is 55%, while the cost of revenues as a percentage of the rest of our revenues was 52% for the year ended December 31, 2004 and 36% for the year ended December 31, 2003. This increase of the cost of revenues as a percentage of revenues for non Story Telecom related revenues is mainly attributable to the 55% cost of revenues in our new US market.

Cost of revenues breakdown:

Amounts in UK sterling
	2004	2003
Regular Telephony Services and others	2,398,938	1,603,774
Story Telecom	4,508,079	2,561,320
Worldnet	384,358	303,326
Total:	£7,991,375	£4,468,420

 Amounts in US dollar
	2004	2003
Regular Telephony Services and others	5,980,950	3,095,284
Story Telecom	8,700,592	4,943,348
Worldnet	741,811	585,419
Total:	$15,423,353	$8,624,051

Cost of Revenues attributable to our affiliated entity, Auracall, Ltd. were approximately 3.2% of the total cost of revenues for the year ended December 31, 2004 as compared with approximately 2.8% for the year ended December 31, 2003.

Cost of revenues attributable to Story Telecom accounted for 56% of our total cost of revenues for the year ended December 31, 2004 and 2003.

Should revenues that derive from the Story Telecom calling cards , Worldnet and Xfone USA grow faster than our other business segments, our Cost of Revenues as a percentage of Revenues will continue to increase. If market conditions, such as lower prices proposed by competitors in the market, forces us to lower the prices that we charge our customers, our cost of revenues as percentage of revenues will increase.

 RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

Revenues. Revenues for the nine months ended September 30, 2005, increased 37% to £9,912,515 ($17,431,158) from £7,244,644 ($12,739,706) for the nine months ended September 30, 2004. The increase in revenues is primarily attributable to the increase in our telephone and messaging services generated by our United States and Israeli subsidiaries. Revenues were geographically generated as follows: the United Kingdom subsidiary contributed £6,304,092 ($11,085,747); the United States subsidiary contributed £2,625,530 ($4,616,995); and the Israeli subsidiary contributed £982,893 ($1,728,416). The increase in our revenues was a result of the acquisition of WS Telecom Inc., that contributed £2,625,530 ($4,616,995), and from our Israeli subsidiary that contributed £982,893 ($1,728,416), partially offset by a decrease of £940,552 ($1,945,919) in our United Kingdom revenues. The increase in revenues from telephone and messaging services was partially offset by a decrease in revenues from mobile services and calling cards.

The breakdown of our revenues for the nine months ended September 30, 2005, is reflected in the table below:

Amounts in UK Sterling Pounds (“UKP” or “£”)

	For the 3 months	For the 3 months	For the 9 months	For the 9 months
	Period Ended	Period Ended	Period Ended	Period Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Telephone & Messaging	£2,424,609	£1,085,187	£6,808,991	£3,132,265
Mobile	57,654	114,434	312,653	378,759
Calling cards	936,920	1,505,313	2,790,871	3,733,620
	£3,419,183	£2,704,934	£9,912,515	£7,244,644

Amounts in US Dollars (“USD” or “$”)

	For the 3 months	For the 3 months	For the 9 months	For the 9 months
	Period Ended	Period Ended	Period Ended	Period Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Telephone & Messaging	$4,263,676	$1,908,301	$11,973,612	$5,508,088
Mobile	101,384	201,232	549,799	666,047
Calling cards	1,647,574	2,647,093	4,907,747	6,565,571
	$6,012,634	$4,756,626	$17,431,158	$12,739,706

The following table reflects a breakdown of our Revenues according to cost of revenues characteristics and major resellers:

 Amounts in UK Sterling Pounds (“UKP” or “£”)
	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Regular telephony voice service
and others:	2,528,318	1,098,873	6,873,394	3,387,111
Story Telecom	777,469	1,371,427	2,622,294	3,351,620
WorldNet	113,396	234,634	416,827	505,913
	3,419,183	2,704,934	9,912,515	7,244,644

Amounts in US Dollars (“USD” or “$”)

	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Regular telephony voice service
and others:	4,446,047	1,932,368	12,086,863	5,956,235
Story Telecom	1,367,180	2,411,654	4,611,305	5,893,824
WorldNet	199,407	412,604	732,990	889,647
	6,012,634	4,756,626	17,431,158	12,739,706

Story Telecom, our affiliated entity, contributed 26% of our revenues for the nine months ended September 30, 2005, as compared with 46% for the same period of the year 2004. The 103% growth in the regular telephony services is mainly attributable to £2,625,530 ($4,616,995) revenues that were generated by our US subsidiary and £982,893 ($1,728,416) revenues that were generated by our Israeli subsidiary.

For the nine months ended September 30, 2005, approximately 15% of our revenues were generated by our affiliated entity, Auracall Limited, as compared with approximately 9% for the same period of the year 2004.

We believe that during the fourth quarter of 2005 and year 2006 our subsidiaries in the United States and Israel will generate a greater part of our revenues and will have a major contribution to our expected growth.

In the United Kingdom, we anticipate that the same type of services and customers will continue to generate most of our revenues during the fourth quarter of 2005 and year 2006. We will offer some new services and billing alternatives to strengthen the connection with our registered customers and to enable easy usage of our services to non registered users. Our largest non affiliated reseller is WorldNet Global Communications Ltd. that generated approximately 4.2 % of our revenues during the first nine months of the year 2005. WorldNet can terminate the agreement with us upon 7 days notice, which would adversely affect our revenues. However, we anticipate that during the fourth quarter of 2005 and year 2006 Worldnet will continue to contribute approximately the same amount of UKP to our revenues.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues increased 29% to £6,662,272 ($11,715,605), for the nine months ended September 30, 2005, from £5,181,121 ($9,111,001) for the nine months ended September 30, 2004, representing 67% and 72% of the total revenues for the nine months ended September 30, 2005, and September 30, 2004, respectively. This decrease in the percentage of revenues is due to a decrease in revenues derived from our affiliated entity, Story Telecom, primarily related to calling cards services which have generate a higher cost of revenues.

Cost of revenues breakdown:

Amounts in UK Sterling Pounds (“UKP” or “£”)

	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Regular telephony voice service
and others:	1,499,458	529,058	3,851,634	1,628,452
Story Telecom	733,461	1,293,799	2,473,862	3,161,906
WorldNet	93,824	181,229	336,776	390,763
Total Cost of Revenues	2,326,743	2,004,086	6,662,272	5,181,121

Amounts in US Dollars (“USD” or “$”)

	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Regular telephony voice service
and others:	2,636,797	930,348	6,773,098	2,863,632
Story Telecom	1,289,791	2,275,146	4,350,287	5,560,212
WorldNet	164,988	318,691	592,220	687,157
Total Cost of Revenues	1,921,056	3,524,185	11,715,605	9,111,001

Cost of revenues as percentage of related revenues:
	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Regular telephony voice service
and others:	59.3%	48.1%	56.0%	48.1%
Story Telecom	94.3%	94.3%	94.3%	94.3%
WorldNet	82.7%	77.2%	80.8%	77.2%

Cost of Revenues attributable to our affiliated entity, Auracall, were approximately 13.7% of the total cost of revenues for the nine months ended September 30, 2005, as compared with approximately 5.5% for the nine months ended September 30, 2004.

Cost of revenues attributable to our affiliated entity, Story Telecom, accounted for 37% of our total cost of revenues for the nine months ended September 30, 2005, as compared with 61% for the nine months ended September 30, 2004. This decrease is mainly attributable to growth in revenues that were generated by our subsidiaries in the US and Israel, and a decrease in revenue generated by Story Telecom.

Should revenues that derive from the Story Telecom calling cards services grow faster than our other business segments, our cost of revenues as a percentage of revenues will increase. If market conditions, such as lower prices proposed by competitors in the market, force us to lower the prices that we charge our customers, our cost of revenues as a percentage of revenues will increase.

Research and Development. Research and development expenses were £25,945 ($50,074) and £44,553 ($85,987) for the year ended December 31, 2004 and 2003. Research and development expenses were £15,625 ($27,477) and £33,890 ($59,596) for the nine months ended September 30, 2005, and the nine months ended September 30, 2004, respectively. These expenses consist of labor costs of our research and development manager and other related costs. Main developments relate to the maintenance of the Xfone web site and its interconnections, the upgrade of software for our telephone platforms, billing systems, messaging services and the resellers support package.

Marketing and Selling Expenses. Marketing and selling expenses increased to £1,626,288 ($3,138,736) from £1,091,012 ($2,105,653) for the year ended December 31, 2004 and 2003, marketing and selling expenses decreased to £991,802 ($1,744,084) from £1,114,656 ($1,960,123) for the nine months ended September 30, 2005, and the nine months ended September 30, 2004, respectively. Marketing and selling expenses as percentage of revenues were 14.4% and 15% for the year ended December 31, 2004 and 2003, respectively and marketing and selling expenses as a percentage of revenues were 10.0 % and 15.4% for the nine months ended September 30, 2005, and the nine months ended September 30, 2004, respectively. This decrease in the percentage of revenues is due to relatively lower marketing expenses incurred by our subsidiary in the United States. Marketing expenses consist of salaries of related personnel, commissions related activities, including commissions for agents that promote, through our customer British Telecom, the usage of non geographical numbers similar to 1-800 or 1-900 with no specific geographical place. The marketing and selling expenses for the nine months period ended September 30, 2005, include £370,888 ($667,153) that were incurred by our Israeli subsidiary that started operation in mid-December 2004. For the nine months ended September 30, 2005, we paid commissions to our affiliated company Auracall in the amount of £116,005. For the nine months ended September 30, 2004, commissions paid to Auracall amounted to £300,784 ($528,929).

General and Administrative Expenses.General and administrative expenses increased to £ 1,573,726 ($3,037,291) for the year ended December 31, 2004 from £1,011,829 ($1,952,830) for the year ended December 31, 2003. General and administrative expenses increased to £2,098,173 ($3,689,637) for the nine months ended September 30, 2005, from £786,188 ($1,382,512) for the nine months ended September 30, 2004. As a percentage of revenues, general and administrative increased to 21% for the nine months ended September 30, 2005, compared to 11% for the nine months ended September 30, 2004. The increase in our general and administrative expenses is mainly attributable to: (a) expenses in the amount of £160,221 ($288,205) incurred by our Israeli subsidiary in the process of initiating its operations, and (b) expenses incurred by the US subsidiary in the amount of £1,215,446 ($2,186,344). Our bad debt increased by £15,801 ($30,496) to £125,333 ($241,893), most of the bad debt allowance is attributable to two of our customers having filed for bankruptcy during 2002. For the nine months ended September 30, 2004 our bad debt expenses increased from £9,274 ($16,308), to £231,822 ($417,001), for the nine months ended September 30, 2005, attributable to our operation in the US.

Financing Expenses.Financing expenses, net, increased to £ 83,403 ($160,968) for the year ended December 31, 2004 from £ 44,283 ($85,466) for the year ended December 31, 2003; and to £68,203 ($119,935) for the nine months ended September 30, 2005, compared to financing income of £26,368 ($46,368) for the nine months ended September 30, 2004.

Equity in Income of Affiliated Company.Equity income from Auracall amounted to £43,843 ($77,098) reflecting our 47.5% portion in our affiliated company Auracall.

Loss from Hurricane Katrina. The Company incurred a one-time loss of £181,055 ($318,385) resulting from damages caused by the Hurricane Katrina to the Company's equipment and operations.

Income before Taxes.Income before taxes for the year ended December 31, 2004 decreased by 89% to £71,392 ($137,788) from £637,901 ($1,231,148) for the year ended December 31, 2003. The decrease of the income before taxes is attributable primarily to the decrease in our gross profit margin from 39% to 29.5% and to approximately £100,000 ($193,000) incurred in the establishment of our Israeli subsidiary. The loss before taxes for the nine months ended September 30, 2005, amounted to £16,265 ($28,602) - 0.2% of the revenues - as compared with £150,880 ($265,322) - 2% of the revenues - for the nine months ended September 30, 2004. The decrease in income before taxes is attributable primarily to the loss of £169,586 ($305,051) incurred by our new Israeli subsidiary, causing an increase in general and administrative expenses and due to the one time loss of £181,055 ($318,385) resulting from damages caused by Hurricane Katrina.

Taxes on Income.United Kingdom companies are usually subject to income tax at the corporate rate of 20%-30%. Taxes on income for the year ended December 31, 2004, amounted to £31,518 ($60,830) which represents 44% of the income before taxes as compared with £216,456 ($417,760) for the year ended December 31, 2003 that represents 34% of the income before taxes. Taxes on income for the nine months ended September 30, 2005, amounted to £31,734 ($55,804) or 195% of the income before taxes as compared with £49,831 ($87,628) or 33% for the same period of the year 2004. The increase in the percentage of taxes on such income before taxes is attributable primarily to the income that derived from our United Kingdom activities and due to unrecognized expenses for our US subsidiary.

Net Income (Loss).Net income for the year ended December 31, 2004 was £39,874 ($76,958) as compared to £421,445 ($813,388) for the year ended December 31, 2003. Net loss for the nine months ended September 30, 2005, was £15,469 ($27,202) as compared to a net income of £101,049 ($177,695) for the same period of the year 2004. The decrease in net income is attributable primarily to the loss of £169,586 ($305,051) incurred by our new Israeli subsidiary, causing an increase in general and administrative expenses and due to the one time loss of £181,055 ($318,385) resulting from damages caused by Hurricane Katrina

Earning Per Share.The earning per share of common stock for the year ended December 31, 2004 was £0.007 ($0.013) for basic 5,998,252 weighted average shares and £0.005 ($0.009) for diluted 8,632,950 shares. Earning per share for the year ended December 31, 2003 £0.08 ($0.154) for the basic weighted average 5,089,286 shares and £0.08 ($0.154) for diluted number of shares. The loss per share of common stock for the nine months ended September 30, 2005, was £0.002 ($0.004) for basic and diluted 6,720,971 weighted average shares. Earning per share for the nine months ended September 30, 2004, was £0.02 ($0.03) for the basic weighted average number of shares and £0.01 ($0.02) for diluted number of shares including the options to buy 2,623,474 shares.

Balance Sheet

Comparison of the balance sheet as of September 30, 2005 and December 31, 2004

Current Assets.Current assets amounted to £5,795,277 ($10,190,994) as of September 30, 2005, as compared with £3,886,034 ($6,833,591) as of December 31, 2004. This increase in our current assets is mainly attributable to the growth of £526,673 ($926,154) in the account receivables due to the consolidation of our US subsidiary. Our cash positions for September 30, 2005 were £1,598,897 ($2,811,660) compared with £797,097 ($1,401,695) as of December 31, 2004. This increase in our current assets is mainly attributable to the sale of a convertible secured term note in the aggregate amount of $2,000,000. As of September 30, 2005, approximately 36% of our account receivables relate to our affiliated company, Story Telecom, as compared with 48% for December 31, 2004. This decrease is a result of a decrease in the revenues generated by Story Telecom to 23% of total revenues for three months ended September 30, 2005, from 42% of total revenues for year ended December 31, 2004.

Loan to Shareholder . Loan to the shareholder, Mr. Abraham Keinan, our Chairman of the Board of Directors, amounted to £247,931 ($435,986) as of September 30, 2005, and the same amount as of December 31, 2004. Out of the total amount, £123,965 ($217,992) is classified as current assets as Mr. Keinan agreed with the Company to repay this amount during fiscal year 2005 and the remaining £123,966 ($217,994) during fiscal year 2006. On December 29, 2005, Mr. Keinan repaid £123,965 ($217,993) which were due for the fiscal year ended December 2005.

 Fixed Assets.Fixed assets after accumulated depreciation increased to £2,013,904 ($3,541,451) as of September 30, 2005, as compared with £1,255,293 ($2,207,433) as of December 31, 2004. Growth in fixed assets reflects mainly the consolidation of our US subsidiary in our September 30, 2005, balance sheet, as well as investment in fixed assets of our Israeli subsidiary in the process of initiating its operations.

Current Liabilities.As of September 30, 2005, current liabilities increased to £4,516,691 ($7,942,600) as compared with £2,479,429 ($4,360,076) as of December 31, 2004. The increase in our current liabilities results mainly from an increase of £675,996 ($1,188,739) in our other liabilities and accrued expenses mainly relates to accruals of our new United States subsidiary; and an increase of £343,295 ($603,684) in current note payables, mainly incurred by our Israeli subsidiary in the process of initiating its operations.

Long-term liabilities. As of September 30, 2005, long-term liabilities increased to £1,730,087 ($3,042,357) as compared with £651,863 ($1,258,096) as of December 31, 2004. The increase in our long-term liabilities results mainly from change of £1,078,224 ($1,784,261) in our long -term liabilities resulted by a Securities Purchase Agreement that was entered on the 27th of September, 2005 for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which takes the form of a convertible note secured by the Company’s United States assets, has a 3 -year term and bears interest at a rate equal to prime plus 1.5% per annum. The Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial fixed conversion price equal to $3.48 per share. The initial fixed conversion price is subject to anti-dilution protection adjustments, on a weighted average basis, upon the Company’s issuance of additional shares of common stock at a price that is less than the then current fixed conversion price. The Company’s proposal sale is exempt from this adjustment provision. Accordingly, the fixed conversion price remains at $3.48 per shares. Laurus shall not be entitled to exercise the Warrant in connection with that number of shares of common stock which would exceed the difference between (i) 4.99% of the issued and outstanding shares of common stock of the Company and (ii) the number of shares of common stock beneficially owned by Laurus. The conversion limitation described here shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default under and as defined in the Note, or upon 75 days prior notice to the Company, except that at no time shall the number of shares of common stock of the Company beneficially owned by Laurus exceed 19.99% of the outstanding shares of common stock. Following the occurrence and during the continuance of an Event of Default, Laurus at its option, may demand repayment in full of all obligations and liabilities owing by the Company to Laurus under the Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of Laurus under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to require the Company to make a Default Payment (“Default Payment”). The Default Payment shall be one hundred and twenty five percent (125%) of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to Laurus pursuant to the Note, the Purchase Agreement, and/or the other Related Agreements, then to accrued and unpaid interest due on the Note and then to the outstanding principal balance of the Note. The Default Payment shall be due and payable immediately on the date that Laurus has exercised its abovementioned right. In the event that there is a default and Laurus must be repaid in cash the Company believes that it would be able to do so, but that it would have a negative effect on the Company’s liquidity. In addition, the Company may be required to sell additional securities to make such a payment which may result in additional dilution to shareholders. The closing of the financing was on September 28, 2005, at which date Laurus also transferred the gross proceeds in the aggregate amount of $2,000,000 to the Company. In addition to the convertible note our long-term liabilities also consist of £546,000 ($960,140) and £509,867 ($984,043) bank facility and other liabilities, as of September 30, 2005 and December 2004, respectively. Xfone had no default on financial covenants in the past and we believe that we have the ability to satisfy our repayment obligations in the future.

LIQUIDITY AND CAPITAL RESOURCES

Cash as of September 30, 2005, amounted to £1,598,897 ($2,811,660) as compared with £797,097 ($1,401,695) as of December 31, 2004, an increase of £801,800 ($1,409,965). Net cash provided by operating activities for the nine months ended September 30, 2005, was £488,466 ($858,967). Investing activities in our new subsidiary Xfone 018 Ltd. and purchase of other assets and equipment used was £538,705 ($947,312). Our financing activities provided a net amount of £852,040 ($1,498,311), mainly attributable to the sale of $2,000,000 secured convertible term note.

Our capital investments are primarily for the purchase of equipment and software for services that we provide or intend to provide.

Capital lease obligations: We are the lessee of switching and telecom equipment under capital leases expiring in various years through the year 2007; during the third quarter of the year 2005 we repaid £39,939 ($67,408) of our capital lease obligations.

The minimum future lease payments are:

Year 1	£138,723	$243,944
Year 2	£66,793	$117,455

In the rest of fiscal year 2005 we may procure and or develop additional equipment and software to enhance our capacity in the United Kingdom, United States and Israel for the amount of approximately £100,000 ($175,850). In case that we manage to establish or acquire an operation in a new country, we anticipate that an investment of approximately £600,000 ($1,055,100) in equipment, infrastructure and software would be required to become operational in each new country. Currently we do not have any plan to expend into any additional countries.

As of September 30, 2005, the Company's current liabilities amounted to £4,516,691 ($7,942,600) and long-term liabilities were £1,730,087 ($3,042,357). The increase in our long-term liabilities results mainly from change of £1,078,224 ($1,784,261) in our long -term liabilities resulted by a Securities Purchase Agreement that was entered on the 27th of September, 2005 for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which takes the form of a convertible note secured by the Company’s United States assets, has a 3 -year term and bears interest at a rate equal to prime plus 1.5% per annum. The Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial price equal to $3.48 per share. In addition to the convertible note our long-term liabilities also consist of £546,000 ($960,140) and £509,867 ($984,043) bank facility and other liabilities, as of September 30, 2005 and December 2004, respectively. Xfone had no default on financial covenants in the past and we believe that we have the ability to satisfy our repayment obligations in the future.

We shall continue to finance our operations and fund the current commitments for capital expenditures mainly from the cash provided from operating activities and private placements.

During January and February 2004 we completed a private placement in which we raised gross proceeds that amounted to $2,907,711. Net new cash proceeds of the financing, approximately $2.3 million, were used for general working capital and investment in equipment and for providing working capital to our United States and Israeli subsidiaries.

On May 28, 2004, we entered into an agreement to acquire WS Telecom Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned subsidiary Xfone USA, Inc. On July 1, 2004, we entered into a management agreement which provides that Xfone USA, Inc. will provide management services to WS Telecom pending the consummation of the merger. The management agreement provides that all revenues generated from WS Telecom’s business operations will be assigned and transferred to Xfone USA. On March 10, 2005 the merger was consummated and the management agreement was terminated.

Upon the assignment of the Interconnection Agreement between WS Telecom, Inc. and BellSouth Telecommunications, Inc. to Xfone USA, Inc., and consummation of the merger on March 10, 2005, we, the ultimate parent company and our subsidiaries Swiftnet and Xfone 018, individually and/or jointly, agreed to guarantee all undisputed debts owing to BellSouth Telecommunications by Xfone USA in accordance with the assigned Interconnection Agreement. The guarantee was given on December 16, 2004, and became effective upon the consummation of the merger on March 10, 2005.

Our Israeli based subsidiary, Xfone 018 Ltd. has received credit facilities from Bank Hapoalim B.M. in Israel to finance its start-up activities. The credit facility includes a revolving credit line of 500,000 New Israeli Shekels ("NIS") and a short-term credit line of 2,250,000 NIS. In addition, the bank made available to Xfone 018 a long-term facility of 3,150,000 NIS to procure equipment. The credit facilities are secured with: (a) a floating charge on Xfone 018 assets; (b) a fixed charge on its telecommunication equipment (including switches); (c) subordination of a Term Note of $800,000 (in favor of the Company); (d) assignment of rights by way of pledge on the Partner Communications Company Ltd., contract, the Cellcom Israel Ltd., contract the Pelephone Communications Ltd., contract, and the Credit companies contracts with Xfone 018; (e) personal collateral by Abraham Keinan and Guy Nissenson, which includes a stock pledge. The Company agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral; (f) The Company and Swiftnet Limited issued a Letter of Guarantee, unlimited in amount, in favor of the bank, guaranteeing all debt and indebtedness of Xfone 018 towards the bank.

According to agreements signed between the Company and its 26% minority interest partner in Xfone 018 Ltd. (the "Minority Partner"), the Minority Partner provided in the fourth quarter of year 2004, a shareholder loan of approximately £200,000 ($351,700) to Xfone 018. This loan is for four years with annual interest of 4% and linkage to the Israeli consumer price index. Pursuant to these agreements, we were required, upon a need and request by the Board of Directors of Xfone 018, to make a shareholder loan to Xfone 018. So far we have passed in cash, $200,000 during the month of March 2005 and $50,000 during the month of May 2005, a total of $250,000, to be considered as a shareholder loan provided by us to Xfone 018, for four years with annual interest of 4% and linkage to the Israeli consumer price index

As of September 30, 2005, our Israeli subsidiary activities were financed by the shareholders loans and by using £479,157 ($842,598) credit facility from Bank Hapoalim.
On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which takes the form of a convertible note secured by the Company’s United States assets, has a 3 -year term and bears interest at a rate equal to prime plus 1.5% per annum. By the Fifth business day, prior to the amortization date Laurus shall deliver us a written notice stating whether, according to the conversion criteria, the monthly amount payable on the next amortization date which shall be paid in cash or shares of our common stock, or a combination of the both. The Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial conversion price equal to $3.48 per share. The closing of the financing was on September 28, 2005. On closing we received the aggregate amount of $2,000,000 in gross proceeds from Laurus Master Fund Ltd., pursuant to the Agreement. Net proceeds from the financing are mainly to be used for procurement of capital equipment and general working capital purposes for the Company and Xfone USA, eXpeTel Communications and Gulf Coast Utilities.

On September 28, 2005, a Securities Purchase Agreement was entered for a $2,212,500 financial transaction by and among the Company, Crestview Capital Master, LLC, Burlingame Equity Investors and Mercantile Discount - Provident Funds. Upon the closing of the financial transaction on October 31, 2005, the Company issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants at $3.00 per share and 221,250 warrants at $3.25 per share. The net proceeds of the financing are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development.

We have entered into term sheets under the Mercantile Discount-Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd Agreement which purchase an aggregate of 324,000 shares of our common stock at $2.50 per share and receive 81,000 warrants to purchase common stock at $3.00 per share and 81,000 warrants to purchase common stock at $3.25 per share. The sale and issuance of these shares is subject to the shareholder approval in accordance with the corporate governance rules of the American Stock Exchange.

We believe that our future cash flow from operations together with our current cash will be sufficient to finance our operation activities through the years to come..

We will consider raising additional capital through a public or private placement to fund possible acquisitions and business development activities and for working capital.

I-55 INTERNET SERVICES, INC., MANAGEMNENT DISCUSSION & ANALYSIS

INTRODUCTION

Management’s discussion and analysis of results of operations and financial condition (“MD&A”) is provided as a supplement to the accompanying financial statements and footnotes to help provide an understanding of our financial condition, changes in financial condition and results of operations.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS AND RISK FACTORS. This section discusses how certain forward-looking statements made by us throughout the MD&A and in the financial statements are based on our present expectations about future events and are inherently susceptible to uncertainty and changes in circumstances.

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OVERVIEW. This section provides a general description of our business, as well as recent developments that we believe are important in understanding the results of operations and to anticipate future trends in those operations.

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RESULTS OF OPERATIONS. This section provides an analysis of our results of operations for the nine months ended September 30, 2005, compared to the results of the nine months ended September 30, 2004, and an analysis of the balance sheet for the nine months ended September 30, 2005, compared to the results of the year end December 31, 2004. A brief description is provided of transactions and events, including related party transactions that impact the comparability of the results being analyzed.

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LIQUIDITY AND CAPITAL RESOURCES. This section provides an analysis of our financial condition and cash flows as of and for the nine months ended September 30, 2005, as compared to the nine months ended September 30, 2004.

•	IMPACT OF INFLATION AND CURRENCY FLUCTUATIONS. This section provides an analysis of the currencies impact on our revenues, expenses, assets and liabilities.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS AND RISK FACTORS

The following discussion should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this document. In addition to historical information, the following discussion and other parts of this document contain certain forward-looking information. When used in this discussion, the words “believes,”“anticipates,”“expects,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected due to a number of factors beyond our control. The terms “Company”, “we”, “our”, or “us” that are used in this discussion refer to I-55 Internet Services, Inc. We do not undertake to publicly update or revise any of the forward-looking statements even if experience or future changes show that the indicated results or events will not be realized. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. You are also urged to carefully review and consider our discussions regarding the various factors, which affect our business, included in this section and elsewhere in this report. Factors that might cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements include, among other things: (i) the impact of competitive products; (ii) changes in law and regulations; (iii) limitations on future financing; (iv) increases in the cost of borrowings and unavailability of debt or equity capital; (v) our inability to gain and/or hold market share; (vi) managing and maintaining growth; (vii) customer demands; (viii) market and industry conditions, (ix) the success of product development and new product introductions into the marketplace; (x) the departure of key members of management; as well as other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission.

OVERVIEW

I-55 Internet Services, Inc. provides internet access and related services throughout the Southeast united States to individuals and businesses located predominantly in rural markets. We offer an array of internet services tailored to meet the needs of individuals and business subscribers including dial-up, high speed dedicated access and web services. I-55 offers its services in various prices and packages that allow subscribers to customize their subscription with services that also meet their particular requirements. The primary services of the Company are dial-up and DSL internet access services and various applications such as email, the World Wide Web, internet relay chat, file transfer protocol and Usenet news access. The Company also performs services such as installation of various networking equipment, website design and other internet access installation services.

RESULTS OF OPERATIONS

As of September 30, 2005 approximately 70% of the  revenues derived from our customers located in the Southeast Louisiana region. Our revenues are dependent upon the following factors:

•	A continuing demand for our services from customers desiring a local Provider

•	Individual economic conditions in our markets

•	Our ability to market our services and continually develop technological advances that allow us to offer a high-quality product at a competitive price.

We have three major types of customers:

•	Residential — These customers are in the category of dial-up or DSL primarily practicing personal use.

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Commercial — These are primarily small to medium sized businesses that utilize multi-user DSL networks, a high bandwidth T-1 line, as well as Network hardware repair and server backup services. We also market our Web Design service to this market group.

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Governmental agencies — Includes the local school system consisting of 36 schools that we provide access to via a DS3, as well as the housing community for the local university that serves over 50 student apartments via a fiber line.

Research and Development. Research and development expenses were £25,945 and £44,553 for the year ended December 31, 2004 and 2003, respectively. These expenses consist of labor costs of our research and development manager and other related costs. Main developments relate to the maintenance of the Xfone web site and its interconnections, the upgrade of software for our telephone platforms, billing systems, messaging services and the resellers support package.

Financial Information — Percentage of Revenues

	Year ended December 31
	2004	2003
Revenues	100.00	100.00
Cost of service	-50.76%	-48.30%
Gross Profit	49.24%	51.70%
Operating Expenses:
General and Administrative	-39.90%	-39.54%
Depreciation	-3.58%	-3.29%
Amortization	-2.37%	-2.20%
Total Operating Expenses	-45.85%	-45.03%
Other income		0.01%
Loss on the disposal of property and equipment	-0.33%	0.01%
Finance expense	-6.86%	-6.27%
Net (Loss) Income	-3.80%	-0.04%

Years ended December 31, 2004 and 2003

Consolidated Statement of Operations

Revenues.     Revenues for the year ended December 31, 2004 decreased 7% to $8,346,219 from $9,007,204 for the same period in 2003. The decrease in our Revenues is primarily due to the decrease in our dial-up customer base that either moved to a bundled DSL product with the local telephone or cable provider.

The breakdown of our revenues for the year ended December 31, 2004 is reflected in the table below:

Amounts in US dollars
	2004	2003
Internet access fees, net	7,674,673	8,180,966
Other revenues	671,546	826,238
Total	8,346,219	9,007,204

Because both have similar economic characteristics, such as prices that we charge and the nature of the services, we have combined residential and commercial customers as one segment.

Cost of Revenues. Cost of revenues consists primarily of PRI trucks used to provide service to dial-up customers, DSL lines that we lease and pass our bandwidth through to the end-user, bandwidth purchased in bulk to provide to our users, point-to-point data that is purchased from telecommunication firms and resold with our bandwidth to the corporate and governmental end user. Also included are costs related to providing Networking service hardware.. Cost of revenues decreased 3% to $4,236,924 for the year ended December 31, 2004, from $4,350,439 for the year ended December 31, 2003, representing 50.8% and 48.3% of the total revenues for the year ended December 31, 2004 and December 31, 2003, respectively. The increase in the cost of revenues as a percentage of revenues is attributable to the increase in demand for higher cost, lower margin DSL lines, and decline in the higher margin dial-up customer base.

Cost of revenues breakdown:

	2004	2003
Internet access fees cost
PRI	1,118,556	1,277,536
Bandwidth	546,847	616,707
Point to Point	604,422	534,344
Frame Relay	24,481	47,787
DSL Expense	1,569,735	1,589,570
Communication Resales	179,523	85,351
Operating Leases	36,959	68,348
Other revenues cost	156,401	130,796
Total:	4,236,924	4,350,439

During the nine months and quarter ended September 30, 2005, our revenues were derived from the following:

	For the 3 months	For the 3 months	For the 9 months	For the 9 months
	Period Ended	Period Ended	Period Ended	Period Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	Unaudited	Unaudited	Unaudited	Unaudited
Internet access fees, net	89%	91%	90%	91%
Other revenues	11%	9%	10%	9%
	100%	100%	100%	100%

Our future business plans for the year 2006 include the attempt to grow in each market where we operate by promoting additional services and creating new marketing initiatives. We shall purchase and develop new equipment and technology and attempt to negotiate lower rates with carriers. We have initiated research into developing video over DSL, which enhances our bundled service offering and enables us to compete with local phone and cable companies.

 Financial Information - Percentage of Revenues:

	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues	100%	100%	100%	100%
Cost of revenues	-44%	-47%	-53%	-50%

Gross profit	56%	53%	47%	50%
Operating expenses:
General and administrative	-44%	-41%	-42%	-41%
Selling & Marketing	-3%	-3%	-3%	-3%

Total operating expenses	-47%	-44%	-45%	-44%

Operating profit	9%	9%	2%	6%
Finance Expense	-6%	-8%	-7%	-7%
Other income	3%		1%	0%
Loss from Hurricane Katrina	-5%		-1%
Net income (loss)	1%	1%	-5%	-1%

Comparison of the nine months ended September 30, 2005 and September 30, 2004

Revenues. Revenues for the nine months ended September 30, 2005, decreased 22% to $4,960,018 from $6,371,111 for the nine months ended September 30, 2004. The decrease in revenues is primarily due to the decrease in our dial-up customer base that either moved to a bundled DSL product with the local telephone or cable provider.

The breakdown of our revenues for the nine months ended September 30, 2005, is reflected in the table below:

Amounts in US Dollars (“USD” or “$”)

	For the 3 months	For the 3 months	For the 9 months	For the 9 months
	Period Ended	Period Ended	Period Ended	Period Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Internet access fees, net	$1,304,562	$1,824,040	$4,464,015	$5,797,710
Other revenues	161,238	180,400	496.003	573,401
	$1,465,800	$2,004,440	4,960,018	$6,371,111

Cost of Revenues. Cost of revenues consists primarily of PRI trunks used to provide service to dial-up customers, DSL lines that we lease and pass our bandwidth through to the end-user, bandwidth purchased in bulk to provide to our users, point-to-point data that is purchased from telecommunication firms and resold with our bandwidth to the corporate and governmental end user. Also included are costs related to providing Networking service hardware.

Cost of revenues decreased 22% to $2,625,918, for the nine months ended September 30, 2005, from $3,355,794 for the nine months ended September 30, 2004, representing 53% and 51% of the total revenues for the nine months ended September 30, 2005, and September 30, 2004, respectively. This increase in the percentage of revenues is due to a decrease in our revenues, primarily related to to the increase in demand for higher cost, lower margin DSL lines, and decline in the higher margin dial-up customer base. We have seen a continuing trend, however, in the reduction of bandwidth and circuit costs. By increasing our volume of revenues to the higher margin corporate clientele demanding a variety of services, we expect cost of revenues to decrease significantly in 2006.

Cost of revenues breakdown:

Amounts in US Dollars (“USD” or “$”)

	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Internet access fees cost	609,533	890,649	2,480,986	3,047,340
Other revenues cost	40,886	48,982	144,932	164,527
Total Cost of Revenues	650,419	939,631	2,625,918	3,211,867

Cost of revenues as percentage of related revenues:
	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Internet access fees cost	93.7%	94.9%	94.5%	94.8%
Other revenues cost	6.3%	5.1%	5.5%	5.2%

Marketing and Selling Expenses . Marketing and selling expenses decreased to $137,970 for the nine months ended September 30, 2005, from $194,620 for the nine months ended September 30, 2004, respectively. Marketing and selling expenses as a percentage of revenues were 2.8 % and 3.1% for the nine months ended September 30, 2005, and the nine months ended September 30, 2004, respectively. This decrease in the percentage of revenues is due to relatively lower marketing expenses incurred by Television advertising. Marketing and selling expenses consist of salaries of related personnel and commissions related activities, including commissions for agents that promote our services, and all advertising activity including print, radio, television and direct mail marketing.

General and Administrative Expenses. General and administrative expenses decreased to $3,329,970 for the year ended December 31, 2004 from $3,561,445 for the year ended December 31, 2003. General and administrative expenses decreased to $2,064,768 for the nine months ended September 30, 2005, from $2,591,775 for the nine months ended September 30, 2004. As a percentage of revenues, general and administrative expenses increased to 39.9% for the year ended December 31, 2004 compared to 39.5% for the year ended December 31, 2003 and general and administrative increased to 41.6% for the nine months ended September 30, 2005, compared to 40.7% for the nine months ended September 30, 2004. The decrease in our general and administrative expenses is attributable primarily to a continued decease in labor costs. Our bad debt expenses decreased from $106,444 for the nine months ended September 30, 2004, to $53,467, for the nine months ended September 30, 2005, attributable to fewer commercial client bad debts, and increases in the practice of offering incentives to residential customers that pay by Credit Card or ACH.

Depreciation. Depreciation increased to $299,000 for the year ended December 31, 2004 from $296,359 for the year ended December 31, 2003.

Amortization. Amortization decreased to $197,605 for the year ended December 31, 2004 from $198,066 for the year ended December 31, 2003.

Financing Expenses. Financing expenses, net, increased to $572,202 for the year ended December 31, 2004 from $564,493 for the year ended December 31, 2003. Financing expenses, net, decreased to $332,742 for the nine months ended September 30, 2005, compared to financing expense of $423,508 for the nine months ended September 30, 2004.

Other income. other income in the year ended December 31, 2003 amounted to $1,500 and in the period ended September 30, 2005 amounted to $5,080 for an insurance payment for minor equipment loss and in year ended December 31, 2003 amounted to $1,500.

Loss from Hurricane Katrina. The Company incurred a one-time loss, net of expected Insurance reimbursements, of $17,062.57 resulting from damages caused by the Hurricane Katrina to the Company's equipment and operations. An additional $130,995 was issued as credits and discounts against gross sales.

Loss On The Disposal of property and equipment. Loss On The Disposal of property and equipment in year ended December 31, 2004 amounted to $27,428.

Net Income (Loss). Net loss for the year ended December 31, 2004 was $316,910 as compared to a net income of $37,902 for the year ended December 31, 2003. Net loss for the nine months ended September 30, 2005, was $216,933 as compared to a net loss of $222,014 for the same period of the year 2004. The increase in loss is attributable primarily to the loss of dial-up customer base, as well as losses of revenue in the form of credits issued to customers affected by outages with Hurricane Katrina.

Comparison of the balance sheet as of September 30, 2005 and December 31, 2004

Current Assets. Current assets amounted to $513,398 as of September 30, 2005 as compared to $443,778 as of December 31, 2004. This Increase in our current assets is mainly attributable to a lowering of the allowance account to reflect appropriate levels based on the year to date bad debt trends.

Fixed assets. Fixed assets after accumulated depreciation decreased to $191,570 as of September 30, 2005 as compared with $290,282 as of December 31, 2004. Decline in fixed assets reflects the retirement of certain equipment and the lack of capital expenditures in 2005 YTD.

Current Liabilities. As of September 30, 2005, current liabilities increased to $1,557,690 as compared with $1,457,545 as of December 31, 2004.

The increase in our current liabilities results mainly from an increase in our accounts payable levels due to continued requirements to cover long term debt obligations.

Liquidity and Capital resources.

Cash as of September 30, 2005 amounted to $22,408 as compared with $60,351 for September 30, 2004 a decrease of $37,938. As of September 30, 2005 we used $48,934 for the purchase of capital equipment and other assets. Our capital investments are primarily for the purchase of equipment for services that we provide or intend to provide.

We shall continue to finance our operations and fund the current commitments for capital expenditures mainly from the cash provided from operating activities.

I-55 TELECOMMUNICATIONS, LLC MANAGEMENT DISCUSSION & ANALYSIS

INTRODUCTION

Management’s discussion and analysis of results of operations and financial condition (“MD&A”) is provided as a supplement to the accompanying financial statements and footnotes to help provide an understanding of our financial condition, changes in financial condition and results of operations.

•
CAUTION CONCERNING FORWARD-LOOKING STATEMENTS AND RISK FACTORS. This section discusses how certain forward-looking statements made by us throughout the MD&A and in the financial statements are based on our present expectations about future events and are inherently susceptible to uncertainty and changes in circumstances.

•
OVERVIEW. This section provides a general description of our business, as well as recent developments that we believe are important in understanding the results of operations and to anticipate future trends in those operations.

•
RESULTS OF OPERATIONS. This section provides an analysis of our results of operations for the nine months ended September 30, 2005, compared to the results of the nine months ended September 30, 2004, and an analysis of the balance sheet for the nine months ended September 30, 2005, compared to the results of the year end December 31, 2004. A brief description is provided of transactions and events, including related party transactions that impact the comparability of the results being analyzed.

•
LIQUIDITY AND CAPITAL RESOURCES. This section provides an analysis of our financial condition and cash flows as of and for the nine months ended September 30, 2005, as compared to the nine months ended September 30, 2004.

•	IMPACT OF INFLATION AND CURRENCY FLUCTUATIONS. This section provides an analysis of the currencies impact on our revenues, expenses, assets and liabilities.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS AND RISK FACTORS

The following discussion should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this document. In addition to historical information, the following discussion and other parts of this document contain certain forward-looking information. When used in this discussion, the words “believes,” “anticipates,” “expects,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected due to a number of factors beyond our control. The terms “Company”, “we”, “our”, or “us” that are used in this discussion refer to I-55 Telecommunications. We do not undertake to publicly update or revise any of the forward-looking statements even if experience or future changes show that the indicated results or events will not be realized. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. You are also urged to carefully review and consider our discussions regarding the various factors, which affect our business, included in this section and elsewhere in this report.

Factors that might cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements include, among other things: (i) the impact of competitive products; (ii) changes in law and regulations; (iii) limitations on future financing; (iv) increases in the cost of borrowings and unavailability of debt or equity capital; (v) our inability to gain and/or hold market share; (vi) managing and maintaining growth; (vii) customer demands; (viii) market and industry conditions, (ix) the success of product development and new product introductions into the marketplace; (x) the departure of key members of management; as well as other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission.

OVERVIEW

I-55 Telecommunications provides voice, data and related services throughout the Louisiana and Mississippi area to both individuals and businesses. I-55 is a licensed facility based CLEC in Louisiana and Mississippi with a next generation class 5 switching solution. I-55 offers a complete package of local and long distance services to residential and business customers across both states. With continued cross selling to i-55 Internet Customers as well as projected expansion into 4 new rural wire centers per year, i-55 Telecommunications expects to continue its tremendous revenue growth and increase in market share. Regulations affecting the telecommunications industry begin in March in 2006, conversions of all circuits affected will be complete by year end 2005. The competition in rural markets is rapidly declining due to the removal of UNE-P, leaving a unique opportunity for i-55 to gain market share.

RESULTS OF OPERATIONS

As of September 30, 2005 approximately 95% of the majority of revenues was derived from our customers located in the Southeast Louisiana region. Our revenues are dependent upon the following factors:

•	A continuing demand for our services from customers desiring a local Provider

•	Individual economic conditions in our markets post-Katrina.

•	Our ability to market our services and continually develop technological advances that allow us to offer a high-quality product at a competitive price.

 We have three major types of customers:

•	Residential — These customers are in the category of dial-up or DSL primarily practicing personal use.

•
Commercial — These are primarily small to medium sized business that utilize anywhere from six to several dozen lines, a high bandwidth T-1 line. Many businesses also choose to collocate their services in our facility in order to umbrella all services under I-55.

•	Governmental agencies — Includes the local school system consisting of 36 schools that we provide voice and long distance services for.

Financial Information — Percentage of Revenues

Year ended December 31
2004
Revenues	100.00
Cost of service	-72.54%
Gross Profit	27.46%
Operating Expenses:
Selling and Marketing	-1.81%
General and Administrative	-19.92%
Depreciation	-16.63%
Total Operating Expenses	-38.36%
Other income	0.04%
Finance expense	-4.30%
Net Loss	-15.16%

Year ended December 31, 2004

Consolidated Statement of Operations

Revenues.  Revenues for the year ended December 31, 2004 were $1,567,860. These revenues are mainly from communication services.

Because both have similar economic characteristics, such as prices that we charge and the nature of the services, we have combined residential and commercial customers as one segment.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges such as circuit costs, Collocation facilities, fiber usage, and long distance costs. Cost of revenues was $1,137,380 for the year ended December 31, 2004.

During the nine months and quarter ended September 30, 2005, our revenues were derived from the following:

	For the 3 months	For the 3 months	For the 9 months	For the 9 months
	Period Ended	Period Ended	Period Ended	Period Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004

	Unaudited	Audited	Unaudited	Unaudited
Telecommunications Services, net	98%	98%	98%	97%
Other revenues	2%	2%	2%	3%

	100%	100%	100%	100%

Our future business plans for the year 2006 include the attempt to grow in each market where we operate by promoting additional services and creating new marketing initiatives. We shall purchase and develop new equipment and technology and attempt to negotiate lower rates with carriers. We have initiated the use of sales agents to seek out and initiate contracts with businesses in the New Orleans area whose present telecommunications providers are abandoning the area following Hurricane Katrina. We see a market opening in businesses re-opening without the limitations of a long-term contract restriction from a previous carrier. Financial Information - Percentage of Revenues:

	Three months Ended		Nine months Ended
	September 30,		September 30,

	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues	100%	100%	100%	100%
Cost of revenues	-57%	-81%	-61%	-94%

Gross profit	43%	19%	39%	6%

Operating expenses:
General and administrative	-42%	-49%	-33%	-65%
Selling & Marketing	-2%	-3%	-2%	-3%

Total operating expenses	-44%	-52%	-35%	-68%

Operating profit (loss)	1-%	-33%	4%	-62%
Finance Expense	-3%	-6%	-4%	-8%
Other expense	-1%

Net loss	-6%	-39%	0%	-70%

Comparison of the nine months ended September 30, 2005 and September 30, 2004

Revenues. Revenues for the nine months ended September 30, 2005, increased 126% to $1,825,533 from $808,267 for the nine months ended September 30, 2004. The increase in revenues is primarily due to establishing sales agent relationships and increasing the volume of phone line sales to existing clients with multiple locations.

The breakdown of our revenues for the nine months ended September 30, 2005, is reflected in the table below:

Amounts in US Dollars (“USD” or “$”)

	For the 3 months	For the 3 months	For the 9 months	For the 9 months
	Period Ended	Period Ended	Period Ended	Period Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:

Telecommunications Fees	$651,269	$380,010	$1,803,564	$780,431
Other revenues	$8,048	4,400	21,968	$27,836
Total	$659,317	$384,410	$1,825,532	$808,267

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges such as circuit costs, Collocation facilities, fiber usage, and long distance costs.

Cost of revenues increased 46% to $1,115,781 for the nine months ended September 30, 2005, from $761,974 for the nine months ended September 30, 2004, representing 57% and 81% of the total revenues for the nine months ended September 0, 2005, and September 30, 2004, respectively. This decrease in the percentage of revenues is due to an increase in the volume of commercial customers using the same circuit facilities. There is a reduction of cost per subscriber as the client count increases in each region that is served.

 Cost of revenues breakdown:

Amounts in US Dollars (“USD” or “$”)

	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Telecommunications Fees cost	375,052	307,677	1,105,192	756,414
Other revenues cost	3,701	2,255	10,589	5,560
Total Cost of Revenues	378,753	309,932	1,115,781	761,973

Cost of revenues as percentage of related revenues:
	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Internet access fees cost	93.7%	94.9%	94.5%	94.8%
Other revenues cost	6.3%	5.1%	5.5%	5.2%

Marketing and Selling Expenses . Marketing and selling expenses were $28,316 for the year ended December 31, 2004. Marketing and selling expenses increased 68% to $36,585 for the nine months ended September 30, 2005, from $21,731 for the nine months ended September 30, 2004, respectively. Marketing and selling expenses as a percentage of revenues were 2 % and 3% for the nine months ended September 30, 2005, and the nine months ended September 30, 2004, respectively.

General and Administrative Expenses. General and administrative expenses were $312,396 for the year ended December 31, 2004. General and administrative expenses increased to $611,369 for the nine months ended September 30, 2005, from $521,967 for the nine months ended September 30, 2004. As a percentage of revenues, general and administrative increased to 42% for the nine months ended September 30, 2005, compared to 33% for the nine months ended September 30, 2004. The increase in our general and administrative expenses is attributable primarily to expenses related to increasing volume of billing operations, and (b) legal expenses related to our Interconnection agreement

Depreciation. Depreciation expenses were $260,687 for the year ended December 31, 2004.

Financing Expenses. Financing expenses, net, were $76,626 for the year ended December 31, 2004. Financing expenses, net, decreased to $65,395 for the nine months ended September 30, 2005, compared to financing expense of $67,792 for the nine months ended September 30, 2004.

Other income. other income amounted to $619 for the year ended December 31, 2004. Other income amounted to $6,950 for the nine months ended September 30, 2005.

Net Loss. Net loss was $237,699 for the year ended December 31, 2004. Net loss for the nine months ended September 30, 2005, was $37,050 as compared to a net loss of $565,196 for the same period of the year 2004. The decrease in net loss is attributable primarily to a significant increase in revenues and a reduction in one time setup costs incurred during 2004.

Comparison of the balance sheet as of September 30, 2005 and December 31, 2004

Current Assets. Current assets amounted to $327,358 as of September 30, 2005 as compared to $241,940 as of December 31, 2004. This increase is attributed to the rise in customer base, and thus a rise in accounts receivables.

Fixed assets. Fixed assets after accumulated depreciation decreased to $71,990 as of September 30, 2005 as compared with $288,233 as of December 31, 2004. This is primarily due to the accelerated depreciation of our switching equipment.

Current Liabilities. As of September 30, 2005, current liabilities increased to $582,648 as compared with $515,493 as of December 31, 2004.

The increase in our current liabilities results mainly from an increase in our accounts payable levels as well as recognizing the note payable to Taqua for switching equipment as Current.

Liquidity and Capital resources.

Cash as of September 30, 2005 amounted to $96,317 as compared with $36,396 for September 30, 2004 an increase of $59,921.

As of September 30, 2005 we used $48,934 for the purchase of capital equipment and other assets. Our capital investments are primarily for the purchase of equipment for services that we provide or intend to provide.

We shall continue to finance our operations and fund the current commitments for capital expenditures mainly from the cash provided from operating activities.

RESULTS OF OPERATIONS -

Our US subsidiary, Xfone USA, provides voice, data and related services throughout the Louisiana and Mississippi area to both individuals and businesses. Xfone USA is a licensed facility based CLEC in Louisiana and Mississippi with a next generation class 5-carrier switch. Xfone USA offers a complete package of local and long distance services to residential and business customers across both states. With continued cross selling to Xfone USA Customers as well as projected expansion into specific targeted wire centers, we expect to continue revenue growth and increased market share. Regulations affecting the telecommunications industry begin in March 2006; conversions of all circuits affected will begin at that time. The competition in rural markets is rapidly declining due to the removal of UNE-P, leaving what management believe is a unique opportunity for Xfone USA to gain market share.

Our Israeli subsidiary, Xfone 018, is operating with significantly lower overhead than its five competitors in the Israeli market by utilizing and building on our previous business models and therefore we believe that Xfone 018 will increase its market share in the international communication market. At present, Xfone 018 is increasing the performance for billable minutes in each quarter and we believe that Xfone 018 will generate a greater part of our revenues and will have a major contribution to our expected growth.

Swiftnet Limited traditionally had a business plan to provide comprehensive telecommunication services and products by integrating new and old products, services and ideas through one website. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need of heavy investments and with lower expenses for operations and registration of new customers. In 2004 we had only approximately 0.3% of the market share of the United Kingdom long distance and international telecom market, based on our revenues of $18,764,479 (approximately 9.7 million United Kingdom pounds) , compared with a $4.1 billion long distance and international telecom market in the United Kingdom (approximately 2.3 billion United Kingdom pounds). We anticipate that WorldNet will continue to contribute approximately the same amount to our revenues in the year 2006, however should our agreements involving Story Telecom, WorldNet or British Telecom be cancelled, our revenues will be negatively affected. As of September 30, 2005, approximately 65% of our revenues were derived from our operations in the United Kingdom.

The overall trend for 2006 shows improving wireline margins in the Business markets and slightly improving margins in the Residential (Consumer) markets for facilities based providers. Mergers and acquisitions will heat up in 2006 and will become a major component for offsetting the line loss expectations due to the regulatory changes involving UNE-P. The industry has seen four (4) mega mergers in the past two (2) years that have changed the landscape in the telecommunications industry. Analysts believe there will be more consolidation opportunity over the next two (2) years in both wireline and wireless markets, which may also include Bell mergers.

As a result of regulatory changes, the competitive landscape has changed, creating additional opportunity for facilities based competitive carriers to gain a larger market share in a shorter period of time, due to the departure of non-faculties based providers through either termination of their business or through acquisitions.

Demands in the market show the increase of interest in providing Telco TV, VoIP products and rapid growth in the Broadband market, heating up competition with the Regional Bell Carriers and cable providers. DSL services should continue to grow due to aggressive pricing with higher speeds becoming the norm delivering download speeds of 6 Meg in certain areas.

Xfone USA’s business plan includes expansion of market share in both Business and Residential markets in its specific geographic service areas primarily in Mississippi and Louisiana, and will focus in those markets where the Company has deployed its own network and Central Offices (CO’s), which are the highest margin areas. The Business markets will be expanded through Direct Sales and Independent sales efforts, while the Residential markets will be expanded through mass marketing efforts including telesales, direct mail, email marketing and other advertising and message delivery opportunities.

Xfone USA’s business plan also includes growth through small acquisitions, primarily in Mississippi and Louisiana.

The Company is also planning for the future and emergence of the “Third Network” and has scale and availability to implement VoIP, Telco TV, WiFi and WiMax network architecture, as they become more viable into the future. However, these deployments are currently under much scrutiny and are being implemented in larger metropolitan areas such as New York City, Philadelphia, and San Francisco.

Financial Information — Comparison of the Years ended December 31, 2004 and 2003

Comparison Financial Information Years ended December 31, 2004 and 2003 - Percentage of Revenues:

	Year ended December 31
	2004	2003	2002	2001
Revenues	100.0%	100.00%	100.00%	100.00%
Cost of Revenues	-70.53%	-61.36%	-58.66%	-61.29%
Gross Profit	29.47%	38.64%	41.34%	38.71%
Operating Expenses:
Research and Development	-0.23%	-0.61%	-0.86%	-1.16%
Marketing and Selling	-14.35%	-14.98%	-8.56%	-8.24%
General and Administrative	-13.89%	-13.89%	-23.48%	-20.46%
Total Operating Expenses	-28.47%	-29.49%	-32.90%	-29.86%
Income before Taxes	0.63%	8.76%	8.39%	7.72%
Net Income	0.35%	5.79%	6.44%	5.48%
Years ended December 31, 2004 and 2003:

Revenues. Revenues for the year ended December 31, 2004 increased 56% to £11,330,116 ($21,867,124) from £7,282,181 ($14,054,609) for the same period in 2003. The increase in our Revenues is primarily attributable to the revenues that derive from the usage of calling cards sold by our affiliate, Story Telecom, revenues that increased in 76% from £2,715,231 ($5,240,396) for the year ended December 31, 2003 to £4,778,564 ($9,222,629) for the same period in 2004. In addition in 2004, the first year for our activity in the USA, Xfone USA’s revenues amounted to £1,598,344 ($3,084,804).

All traffic generated by the Story Telecom calling cards is delivered through our systems.

The breakdown of our revenues for the year ended December 31, 2004 is reflected in the table below:

Amounts in UK sterling

	2004	2003
Telephone and messaging services	5,930,541	3,996,732
Mobile phones	480,451	503,475
Calling Cards	4,919,124	2,781,924
Total	11,330,116	7,282,181

Amounts in US dollar

	2004	2003
Telephone and messaging services	11,445,944	7,713,692
Mobile phones	927,270	971,706
Calling Cards	9,493,910	5,369,111
Total	21,867,124	14,054,609

Because both have similar economic characteristics, such as prices that we charge and the nature of the services, we have combined residential and commercial customers as one segment.

The following table reflects a breakdown of our Revenues according to cost of revenues characteristics and major resellers:

Amounts in UK sterling

	2004	2003
Regular telephony voice service
and others:	£5,852,720	£4,015,448
Story Telecom	£4,778,564	£2,715,231
WorldNet	£698,832	£551,502
Total Revenues	£11,330,116	£7,282,181

Amounts in US dollar

	2004	2003
Regular telephony voice service
and others:	$11,295,750	$7,749,815
Story Telecom	$9,222,629	$5,240,396
WorldNet	$1,348,745	$1,064,398
Total Revenues	$21,867,124	$14,054,609

Story telecom contributed 42% of our revenues for the year ended December 31, 2004 as compared with 37% for the same period of 2003. The £1,845,897 ($3,562,581) (45%) growth in the regular telephony services is mainly attributable to £1,598,344 ($3,084,804) revenues that was generated in the new US market.

As we started operations in Israel only in December 2004 only £9,244 ($17,841) have been Recorded as revenues from the Israeli market.

For the year ended December 31, 2004 approximately 8% of our revenues were generated by our affiliated entity, Auracall, as compared with approximately 4.4% for the same period of 2003.

We believe that during the year 2005 our new subsidiaries in Israel and the US will generate a greater part of our revenues and will have a major contribution to our expected growth.

In Swiftnet same type of services and customers will continue to generate most of our Revenues. We will offer some new services and billing alternatives to stronger the connection with our registered customers and to enable easy usage of our services to non registered users. Our agreement with resellers can be terminated within a relatively short notice of 7-60 days. Our largest non affiliated reseller is Worldnet that generated approximately 6% of our Revenues in 2004, Worldnet can terminate the agreement with a 7 days notice, which would adversely affect our Revenues. We have approximately 20 additional active resellers, none of which generated more that 3% of our annual revenues. We anticipate that Worldnet will continue to contribute approximately the same amount of UK Pounds to our Revenues.

Cost of Revenues

Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues increased 56% to £7,991,375 ($15,423,353) for the year ended December 31, 2004, from £4,468,420 ($8,624,051) for the year ended December 31, 2003, representing 70.5% and 61.4% of the total revenues for the year ended December 31, 2004 and December 31, 2003, respectively. The increase in the cost of revenues as a percentage of revenues is attributable to the increase of our revenues that derive from the Story Telecom project that currently focuses on Calling Cards services. The Story Telecom Project, which accounts for approximately 42% of our Revenues in the year ended December 31, 2004 and 36% in the year ended December 31, 2003, our cost of revenues as a percentage of revenues related to Story Telecom project is approximately 94% and for Worldnet is 55%, while the cost of revenues as a percentage of the rest of our revenues was 52% for the year ended December 31, 2004 and 36% for the year ended December 31, 2003. This increase of the cost of revenues as a percentage of revenues for non Story Telecom related revenues is mainly attributable to the 55% cost of revenues in our new US market.

Cost of revenues breakdown:

Amounts in UK sterling

	2004	2003
Regular Telephony Services and others	3,098,938	1,603,774
Story Telecom	4,508,079	2,561,320
Worldnet	384,358	303,326
Total:	£7,991,375	££4,468,420

Amounts in US dollar

	2004	2003
Regular Telephony Services and others	5,980,950	3,095,284
Story Telecom	8,700,592	4,943,348
Worldnet	741,811	585,419
Total:	$15,423,353	$8,624,051

Cost of Revenues attributable to our affiliated entity, Auracall, Ltd. was approximately 3.2% of the total cost of revenues for the year ended December 31, 2004 as compared with approximately 2.8% for the year ended December 31, 2003.

Cost of revenues attributable to Story Telecom accounted for 56% of our total cost of revenues for the year ended December 31, 2004 and 2003.

Should revenues that derive from the Story Telecom calling cards, Worldnet and Xfone USA grow faster than our other business segments, our Cost of Revenues as a percentage of Revenues will continue to increase. If market conditions, such as lower prices proposed by competitors in the market, force us to lower the prices that we charge our customers, our cost of revenues as percentage of revenues will increase.

Financial Information - Percentage of Revenues:

	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues	100%	100%	100%	100%
Cost of revenues	-68%	-74%	-67%	-72%

Gross profit	32%	26%	33%	28%
Operating expenses:
Research and development	0%	0%	0%	0%
Marketing and selling	-10%	-16%	-10%	-15%
General and administrative	-20%	-13%	-21%	-11%

Total operating expenses	-30%	-29%	-31%	-26%

Operating profit (loss)	2%	-3%	2%	2%
One time extraordinary loss	-5%		-2%
Financing expenses - net	-1%	-1%	-1%	0%
Equity in income of affiliated company	0%	2%	0%	0%
Income before minority interest and taxes	-4%	-4%	-1%	2%
Minority Interest	0%	0%	1%	0%
Income (loss) Before taxes	-4%	-4%	0%	2%
Taxes on income	1%	1%	-0%	-1%
Net income (loss)	-3%	-3%	0%	1%

Comparison of the nine months ended September 30, 2005 and September 30, 2004

Revenues. Revenues for the nine months ended September 30, 2005, increased 37% to £9,912,515 ($17,431,158) from £7,244,644 ($12,739,706) for the nine months ended September 30, 2004. The increase in revenues is primarily attributable to the increase in our telephone and messaging services generated by our United States and Israeli subsidiaries. Revenues were geographically generated as follows: the United Kingdom subsidiary contributed £6,304,092 ($11,085,747); the United States subsidiary contributed £2,625,530 ($4,616,995); and the Israeli subsidiary contributed £982,893 ($1,728,416). The increase in our revenues was a result of the acquisition of WS Telecom Inc., that contributed £2,625,530 ($4,616,995), and from our Israeli subsidiary that contributed £982,893 ($1,728,416), partially offset by a decrease of £940,552 ($1,945,919) in our United Kingdom revenues.

Revenues from telephone and messaging services for the nine months ended September 30, 2005, increased 117% to £6,808,991 ($11,973,612) from £3,132,265 ($5,634,318) for the nine months ended September 30, 2004. The £2,276,342 ($6,339,294) increase in revenues from telephone and messaging services was mainly due to our entrance to the US market and to the Israeli market, markets that didn’t exist in the nine months period ended September 30, 2004. Revenues from mobile services and calling cards for the nine months ended September 30, 2005, decreased 25% to £3,103,524 ($5,457,546) from £4,112,379 ($7,397,347) for the nine months ended September 30, 2004, a decrease of £1,008,855 ($1,774,072) primarily due to increasing competition in the calling card market.

The breakdown of our revenues for the nine months ended September 30, 2005, is reflected in the table below:

Amounts in UK Sterling Pounds (“UKP” or “£”)

	For the 3 months	For the 3 months	For the 9 months	For the 9 months
	Period Ended	Period Ended	Period Ended	Period Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Telephone & Messaging	£2,424,609	£1,085,187	£6,808,991	£3,132,265
Mobile	57,654	114,434	312,653	378,759
Calling cards	936,920	1,505,313	2,790,871	3,733,620
	£3,419,183	£2,704,934	£9,912,515	£7,244,644

Amounts in US Dollars (“USD” or “$”)

	For the 3 months	For the 3 months	For the 9 months	For the 9 months
	Period Ended	Period Ended	Period Ended	Period Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Telephone & Messaging	$4,263,676	$1,908,301	$11,973,612	$5,508,088
Mobile	101,384	201,232	549,799	666,047
Calling cards	1,647,574	2,647,093	4,907,747	6,565,571
	$6,012,634	$4,756,626	$17,431,158	$12,739,706

The following table reflects a breakdown of our Revenues according to cost of revenues characteristics and major resellers:

 Amounts in UK Sterling Pounds (“UKP” or “£”)
	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Regular telephony voice service
and others:	2,528,318	1,098,873	6,873,394	3,387,111
Story Telecom	777,469	1,371,427	2,622,294	3,351,620
WorldNet	113,396	234,634	416,827	505,913
	3,419,183	2,704,934	9,912,515	7,244,644

Amounts in US Dollars (“USD” or “$”)

	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Regular telephony voice service
and others:	4,446,047	1,932,368	12,086,863	5,956,235
Story Telecom	1,367,180	2,411,654	4,611,305	5,893,824
WorldNet	199,407	412,604	732,990	889,647
	6,012,634	4,756,626	17,431,158	12,739,706

Story Telecom, our affiliated entity, contributed 26% of our revenues for the nine months ended September 30, 2005, as compared with 46% for the same period of the year 2004. The 103% growth in the regular telephony services is mainly attributable to £2,625,530 ($4,616,995) revenues that were generated by our US subsidiary and £982,893 ($1,728,416) revenues that were generated by our Israeli subsidiary.

For the nine months ended September 30, 2005, approximately 15% of our revenues were generated by our affiliated entity, Auracall Limited, as compared with approximately 9% for the same period of the year 2004.

We believe that during the fourth quarter of 2005 and year 2006 our subsidiaries in the United States and Israel will generate a greater part of our revenues and will have a major contribution to our expected growth.

In the United Kingdom, we anticipate that the same type of services and customers will continue to generate most of our revenues during the fourth quarter of 2005 and year 2006. We will offer some new services and billing alternatives to strengthen the connection with our registered customers and to enable easy usage of our services to non registered users.

Our largest non affiliated reseller is WorldNet Global Communications Ltd. that generated approximately 4.2 % of our revenues during the first nine months of the year 2005. WorldNet can terminate the agreement with us upon 7 days notice, which would adversely affect our revenues. However, we anticipate that during the fourth quarter of 2005 and year 2006 Worldnet will continue to contribute approximately the same amount of UKP to our revenues.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues increased 29% to £6,662,272 ($11,715,605) , for the nine months ended September 30, 2005, from £5,181,121 ($9,111,001) for the nine months ended September 30, 2004, representing 67% and 72% of the total revenues for the nine months ended September 30, 2005, and September 30, 2004, respectively. This decrease in the percentage of revenues is due to a decrease in revenues derived from our affiliated entity, Story Telecom, primarily related to calling cards services which have generate a higher cost of revenues.

Cost of revenues breakdown:

Amounts in UK Sterling Pounds (“UKP” or “£”)

	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Regular telephony voice service
and others:	1,499,458	529,058	3,851,634	1,628,452
Story Telecom	733,461	1,293,799	2,473,862	3,161,906
WorldNet	93,824	181,229	336,776	390,763
Total Cost of Revenues	2,326,743	2,004,086	6,662,272	5,181,121

Amounts in US Dollars (“USD” or “$”)

	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Regular telephony voice service
and others:	2,636,797	930,348	6,773,098	2,863,632
Story Telecom	1,289,791	2,275,146	4,350,287	5,560,212
WorldNet	164,988	318,691	592,220	687,157
Total Cost of Revenues	1,921,056	3,524,185	11,715,605	9,111,001

Cost of revenues as percentage of related revenues:
	Three months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Regular telephony voice service
and others:	59.3%	48.1%	56.0%	48.1%
Story Telecom	94.3%	94.3%	94.3%	94.3%
WorldNet	82.7%	77.2%	80.8%	77.2%

Cost of Revenues attributable to our affiliated entity, Auracall, were approximately 13.7% of the total cost of revenues for the nine months ended September 30, 2005, as compared with approximately 5.5% for the nine months ended September 30, 2004.

Cost of revenues attributable to our affiliated entity, Story Telecom, accounted for 37% of our total cost of revenues for the nine months ended September 30, 2005, as compared with 61% for the nine months ended September 30, 2004. This decrease is mainly attributable to growth in revenues that were generated by our subsidiaries in the US and Israel, and a decrease in revenue generated by Story Telecom.

Should revenues that derive from the Story Telecom calling cards services grow faster than our other business segments, our cost of revenues as a percentage of revenues will increase. If market conditions, such as lower prices proposed by competitors in the market, force us to lower the prices that we charge our customers, our cost of revenues as a percentage of revenues will increase.

E. GENERAL ANALYSIS

Research and Development. Research and development expenses were £25,945 ($50,074) and £44,553 ($85,987) for the year ended December 31, 2004 and 2003, respectively, a decrease of £18,608 ($35,913). Research and development expenses were £15,625 ($27,477) and £33,890 ($59,596) for the nine months ended September 30, 2005, and the nine months ended September 30, 2004, respectively a decrease of £18,265 ($32,119). The decrease in both periods was mainly due to lower expenses related to the upgrade of software for our telephone platforms and billing systems. Research and development expenses consist of labor costs of our research and development manager and other related costs. Main developments relate to the maintenance of the Xfone web site and its interconnections, the upgrade of software for our telephone platforms, billing systems, messaging services and the resellers support package.

Marketing and Selling Expenses for the years ended. Marketing and selling expenses increased to £1,626,288 ($3,138,736) from £1,091,012 ($2,105,653) for the year ended December 31, 2004 and 2003. This increase was, mainly, a result of an increase of £444,237 ($857,376) in our commission expenses in the United Kingdom, mainly commissions paid to VSAT and our affiliated company Auracall. Marketing and selling expenses decreased to £991,802 ($1,744,084) from £1,114,656 ($1,960,123) for the nine months ended September 30, 2005, and the nine months ended September 30, 2004, respectively. This decrease was a result of a decrease in the commissions we paid to our affiliated company Auracall, commissions that decreased in £184,779 ($324,934) from £300,784 ($528,929) for the nine months ended September 30, 2004 to £116,005 ($203,995) for the nine months ended September 30, 2005. Marketing and selling expenses as percentage of revenues were 14.4% and 15% for the year ended December 31, 2004 and 2003, respectively and marketing and selling expenses as a percentage of revenues were 10.0 % and 15.4% for the nine months ended September 30, 2005, and the nine months ended September 30, 2004, respectively. This decrease in the percentage of revenues is due to relatively lower marketing expenses incurred by our subsidiary in the United States. Marketing expenses consist of salaries of related personnel, commissions related activities, including commissions for agents that promote, through our customer British Telecom, the usage of non geographical numbers similar to 1-800 or 1-900 with no specific geographical place. The marketing and selling expenses for the nine months period ended September 30, 2005, include £370,888 ($667,153) that were incurred by our Israeli subsidiary that started operation in mid-December 2004.

General and Administrative Expenses. General and administrative expenses increased to £ 1,573,726 ($3,037,291) for the year ended December 31, 2004 from £1,011,829 ($1,952,830) for the year ended December 31, 2003. General and administrative expenses increased to £2,098,173 ($3,689,637) for the nine months ended September 30, 2005, from £786,188 ($1,382,512) for the nine months ended September 30, 2004. As a percentage of revenues, general and administrative increased to 21% for the nine months ended September 30, 2005, compared to 11% for the nine months ended September 30, 2004. The increase in our general and administrative expenses is mainly attributable to: (a) expenses in the amount of £160,221 ($288,205) incurred by our Israeli subsidiary in the process of initiating its operations, and (b) expenses incurred by the US subsidiary in the amount of £1,215,446 ($2,186,344). Our bad debt increased by £15,801 ($30,496) to £125,333 ($241,893), most of the bad debt allowance is attributable to two of our customers having filed for bankruptcy during 2002. For the nine months ended September 30, 2004 our bad debt expenses increased from £9,274 ($16,308), to £231,822 ($417,001), for the nine months ended September 30, 2005, attributable to our operation in the US.

Financing Expenses. Financing expenses, net, increased to £ 83,403 ($160,968) for the year ended December 31, 2004 from £ 44,283 ($85,466) for the year ended December 31, 2003; and to £68,203 ($119,935) for the nine months ended September 30, 2005, compared to financing income of £26,368 ($46,368) for the nine months ended September 30, 2004.

Equity in Income of Affiliated Company. Equity income from Auracall amounted to £43,843 ($77,098) reflecting our 47.5% portion in our affiliated company Auracall.

Loss from Hurricane Katrina. The Company incurred a one-time loss of £181,055 ($318,385) resulting from damages caused by the Hurricane Katrina to the Company's equipment and operations.

Income before Taxes.  Income before taxes for the year ended December 31, 2004 decreased by 89% to £71,392 ($137,788) from £637,901 ($1,231,148) for the year ended December 31, 2003. The decrease of the income before taxes is attributable primarily to the decrease in our gross profit margin from 39% to 29.5% and to approximately £100,000 ($193,000) incurred in the establishment of our Israeli subsidiary. The loss before taxes for the nine months ended September 30, 2005, amounted to £16,265 ($28,602) - 0.2% of the revenues - as compared with £150,880 ($265,322) - 2% of the revenues - for the nine months ended September 30, 2004. The decrease in income before taxes is attributable primarily to the loss of £169,586 ($305,051) incurred by our new Israeli subsidiary, causing a £82,655 ($145,349) increase in general and administrative expenses and due to the one time loss of £181,055 ($318,385) resulting from damages caused by Hurricane Katrina.

Taxes on Income. United Kingdom companies are usually subject to income tax at the corporate rate of 20%-30%. Taxes on income for the year ended December 31, 2004, amounted to £31,518 ($60,830) which represents 44% of the income before taxes as compared with £216,456 ($417,760) for the year ended December 31, 2003 that represents 34% of the income before taxes. Taxes on income for the nine months ended September 30, 2005, amounted to £31,734 ($55,804) or 195% of the income before taxes as compared with £49,831 ($87,628) or 33% for the same period of the year 2004. The increase in the percentage of taxes on such income before taxes is attributable primarily to the income that derived from our United Kingdom activities and due to unrecognized expenses for our US subsidiary.

Net Income (Loss).  Net income for the year ended December 31, 2004 was £39,874 ($76,958) as compared to £421,445 ($813,388) for the year ended December 31, 2003. Net loss for the nine months ended September 30, 2005, was £15,469 ($27,202) as compared to a net income of £101,049 ($177,695) for the same period of the year 2004. The decrease in net income is attributable primarily to the loss of £169,586 ($305,051) incurred by our new Israeli subsidiary, mainly derived from an increase of £82,655 ($145,349( in general and administrative expenses and due to the one time loss of £181,055 ($318,385) resulting from damages caused by Hurricane Katrina

Earning Per Share. The earning per share of common stock for the year ended December 31, 2004 was £0.007 ($0.013) for basic 5,998,252 weighted average shares and £0.005 ($0.009) for diluted 8,632,950 shares. Earning per share for the year ended December 31, 2003 £0.08 ($0.154) for the basic weighted average 5,089,286 shares and £0.08 ($0.154) for diluted number of shares. The loss per share of common stock for the nine months ended September 30, 2005, was £0.002 ($0.004) for basic and diluted 6,720,971 weighted average shares. Earning per share for the nine months ended September 30, 2004, was £0.02 ($0.03) for the basic weighted average number of shares and £0.01 ($0.02) for diluted number of shares including the options to buy 2,623,474 shares.

F. BALANCE SHEET

Comparison of the balance sheet as of September 30, 2005 and December 31, 2004

Current Assets . Current assets amounted to £5,795,277 ($10,190,994) as of September 30, 2005, as compared with £3,886,034 ($6,833,591) as of December 31, 2004. This increase in our current assets is mainly attributable to the growth of £526,673 ($926,154) in the account receivables due to the consolidation of our US subsidiary. Our cash positions for September 30, 2005 were £1,598,897 ($2,811,660) compared with £797,097 ($1,401,695) as of December 31, 2004. This increase in our current assets is mainly attributable to the sale of a convertible secured term note in the aggregate amount of $2,000,000. As of September 30, 2005, approximately 36% of our account receivables relate to our affiliated company, Story Telecom, as compared with 48% for December 31, 2004. This decrease is a result of a decrease in the revenues generated by Story Telecom to 23% of total revenues for three months ended September 30, 2005, from 42% of total revenues for year ended December 31, 2004.

Loan to Shareholder . Loan to the shareholder, Mr. Abraham Keinan, our Chairman of the Board of Directors, amounted to £247,931 ($435,986) as of September 30, 2005, and the same amount as of December 31, 2004. Out of the total amount, £123,695 ($217,992) is classified as current assets as Mr. Keinan agreed with the Company to repay this amount during fiscal year 2005 and the remaining £123,966 ($217,994) during fiscal year 2006. On December 29, 2005, Mr. Keinan repaid £123,965 ($217,993) which were due for the fiscal year ended December 2005.

Fixed Assets. Fixed assets after accumulated depreciation increased to £2,013,904 ($3,541,451) as of September 30, 2005, as compared with £1,255,293 ($2,207,433) as of December 31, 2004. Growth in fixed assets reflects mainly the consolidation of our US subsidiary in our September 30, 2005, balance sheet, as well as investment in fixed assets of our Israeli subsidiary in the process of initiating its operations.

Current Liabilities. As of September 30, 2005, current liabilities increased to £4,516,691 ($7,942,600) as compared with £2,479,429 ($4,360,076) as of December 31, 2004. The increase in our current liabilities results mainly from an increase of £675,996 ($1,188,739) in our other liabilities and accrued expenses mainly relates to accruals of our new United States subsidiary; and an increase of £343,295 ($603,684) in current note payables, mainly incurred by our Israeli subsidiary in the process of initiating its operations.

Long-term liabilities As of September 30, 2005, long-term liabilities increased to £1,730,087 ($3,042,357) as compared with £651,863 ($1,258,096) as of December 31, 2004. The increase in our long-term liabilities results mainly from change of £1,078,224 ($1,784,261) in our long -term liabilities resulted by a Securities Purchase Agreement that was entered on the 27th of September, 2005 for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which takes the form of a convertible note secured by the Company’s United States assets, has a 3 -year term and bears interest at a rate equal to prime plus 1.5% per annum. The Note is convertible, under certain interest at a rate equal to prime plus 1.5% per annum. The Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial price equal to $3.48 per share. In addition to the convertible note our long-term liabilities also consist of £546,000 ($960,140) and £509,867 ($984,043) bank facility and other liabilities, as of September 30, 2005 and December 2004, respectively. Xfone had no default on financial covenants in the past and we believe that we have the ability to satisfy our repayment obligations in the future.

G. LIQUIDITY AND CAPITAL RESOURCES

Cash as of September 30, 2005, amounted to £1,598,897 ($2,811,660) as compared with £797,097 ($1,401,695) as of December 31, 2004, an increase of £801,800 ($1,409,965). Net cash provided by operating activities for the nine months ended September 30, 2005, was £488,466 ($858,967). Investing activities in our new subsidiary Xfone 018 Ltd. and purchase of other assets and equipment used was £538,705 ($947,312). Our financing activities provided a net amount of £852,040 ($1,498,311), mainly attributable to the sale of $2,000,000 secured convertible term note.

Our capital investments are primarily for the purchase of equipment and software for services that we provide or intend to provide.

Capital lease obligations: We are the lessee of switching and telecom equipment under capital leases expiring in various years through the year 2007; during the third quarter of the year 2005 we repaid £39,939 ($67,408) of our capital lease obligations.

The minimum future lease payments are:

Year 1	£138,723	$243,944
Year 2	£66,793	$117,455

In the rest of fiscal year 2005 we may procure and or develop additional equipment and software to enhance our capacity in the United Kingdom, United States and Israel for the amount of approximately £100,000 ($175,850). In case that we manage to establish or acquire an operation in a new country, we anticipate that an investment of approximately £600,000 ($1,055,100) in equipment, infrastructure and software would be required to become operational in each new country. Currently we do not have any plan to expand into any additional countries.

We shall continue to finance our operations and fund the current commitments for capital expenditures mainly from the cash provided from operating activities and private placements.

As of September 30, 2005, the Company's current liabilities amounted to £4,516,691 ($7,942,600) and long-term liabilities were £1,730,087 ($3,042,357). The increase in our long-term liabilities results mainly from change of £1,078,224 ($1,784,261) in our long -term liabilities resulted by a Securities Purchase Agreement that was entered on the 27th of September, 2005 for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which takes the form of a convertible note secured by the Company’s United States assets, has a 3 -year term and bears interest at a rate equal to prime plus 1.5% per annum. The Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial price equal to $3.48 per share. In addition to the convertible note our long-term liabilities also consist of £546,000 ($960,140) and £509,867 ($984,043) bank facility and other liabilities, as of September 30, 2005 and December 2004, respectively. Xfone had no default on financial covenants in the past and we believe that we have the ability to satisfy our repayment obligations in the future.

During January and February 2004 we completed a private placement in which we raised gross proceeds that amounted to $2,907,711. Net new cash proceeds of the financing, approximately $2.3 million, were used for general working capital and investment in equipment and for providing working capital to our United States and Israeli subsidiaries.

On May 28, 2004, we entered into an agreement to acquire WS Telecom Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned subsidiary Xfone USA, Inc. On July 1, 2004, we entered into a management agreement which provides that Xfone USA, Inc. will provide management services to WS Telecom pending the consummation of the merger. The management agreement provides that all revenues generated from WS Telecom’s business operations will be assigned and transferred to Xfone USA. On March 10, 2005 the merger was consummated and the management agreement was terminated.

Upon the assignment of the Interconnection Agreement between WS Telecom, Inc. and BellSouth Telecommunications, Inc. to Xfone USA, Inc., and consummation of the merger on March 10, 2005, we, the ultimate parent company and our subsidiaries Swiftnet and Xfone 018, individually and/or jointly, agreed to guarantee all undisputed debts owing to BellSouth Telecommunications by Xfone USA in accordance with the assigned Interconnection Agreement. The guarantee was given on December 16, 2004, and became effective upon the consummation of the merger on March 10, 2005.

Our Israeli based subsidiary, Xfone 018 Ltd. has received credit facilities from Bank Hapoalim B.M. in Israel to finance its start-up activities. The credit facility includes a revolving credit line of 500,000 New Israeli Shekels ("NIS") and a short-term credit line of 2,250,000 NIS. In addition, the bank made available to Xfone 018 a long-term facility of 3,150,000 NIS to procure equipment. The credit facilities are secured with: (a) a floating charge on Xfone 018 assets; (b) a fixed charge on its telecommunication equipment (including switches); (c) subordination of a Term Note of $800,000 (in favor of the Company); (d) assignment of rights by way of pledge on the Partner Communications Company Ltd., contract, the Cellcom Israel Ltd., contract the Pelephone Communications Ltd., contract, and the Credit companies contracts with Xfone 018; (e) personal collateral by Abraham Keinan and Guy Nissenson, which includes a stock pledge. The Company agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral; (f) The Company and Swiftnet Limited issued a Letter of Guarantee, unlimited in amount, in favor of the bank, guaranteeing all debt and indebtedness of Xfone 018 towards the bank.

According to agreements signed between the Company and its 26% minority interest partner in Xfone 018 Ltd. (the "Minority Partner"), the Minority Partner provided in the fourth quarter of year 2004, a shareholder loan of approximately £200,000 ($351,700)to Xfone 018. This loan is for four years with annual interest of 4% and linkage to the Israeli consumer price index. Pursuant to these agreements, we were required, upon a need and request by the Board of Directors of Xfone 018, to make a shareholder loan to Xfone 018. So far we have passed in cash, $200,000 during the month of March 2005 and $50,000 during the month of May 2005, a total of $250,000, to be considered as a shareholder loan provided by us to Xfone 018, for four years with annual interest of 4% and linkage to the Israeli consumer price index

As of September 30, 2005, our Israeli subsidiary activities were financed by the shareholders loans and by using £479,157 ($842,598) credit facility from Bank Hapoalim.

On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which takes the form of a convertible note secured by the Company’s United States assets, has a 3 -year term and bears interest at a rate equal to prime plus 1.5% per annum. The Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial conversion price equal to $3.48 per share. The closing of the financing was on September 28, 2005. Net proceeds from the financing are mainly to be used for procurement of capital equipment and general working capital purposes for the Company and Xfone USA, eXpeTel Communications and Gulf Coast Utilities.

On September 28, 2005, a Securities Purchase Agreement was entered for a $2,212,500 financial transaction by and among the Company, Crestview Capital Master, LLC, Burlingame Equity Investors and Mercantile Discount - Provident Funds. Upon the closing of the financial transaction on October 31, 2005, the Company issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants at $3.00 per share and 221,250 warrants at $3.25 per share. The net proceeds of the financing are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development

We believe that our future cash flow from operations together with our current cash will be sufficient to finance our operation activities through the year 2006.

We will consider raising additional capital through a public or private placement to fund possible acquisitions and business development activities and for working capital.

IMPACT OF INFLATION AND CURRENCY FLUCTUATIONS

As of September 30, 2005, our main functional currency remains the UKP ("British Sterling Pounds") as approximately 65% of our revenues derived from our United Kingdom based subsidiary Swiftnet. Following the acquisition of our United States subsidiary in March 10, 2005, 27% of our business is in US Dollars. In addition we started to do business in Israel with the Israeli currency as of mid December 2004. Approximately 50% of the direct traffic costs in Israel are in UKP and the rest in New Israeli Shekels ("NIS"). We believe that the US and Israeli portions of our revenues will increase during the fourth quarter of 2005 and year 2006. Most of our revenues and current assets are in UKP, and the long-term loans to a shareholder are all in UKP and US Dollars. The major part of our cash is in UKP and in US Dollars.

Our costs of revenues are mainly in UKP and US Dollars.

Most of our liabilities, operating and financing expenses are in UKP. The remainder of the assets, liabilities, revenues and expenditures are in US Dollars and NIS. We anticipate that during the fourth quarter of 2005 the UKP will still remain the main functional currency although the portion of US Dollars and NIS will be greater.

A devaluation of the UKP or the NIS in relation to the US Dollar will have the effect of decreasing the Dollar value of all assets or liabilities that are in UKP or NIS.

Conversely, any increase in the value of the UKP in relation to the US Dollar has the effect of increasing the US Dollar value of all UKP assets and the US Dollar amounts of any UKP liabilities and expenses.

Inflation in any of the countries where we operate would affect our operational results if we shall not be able to match our revenues with growing expenses caused by inflation.

If the rate of inflation will cause a rise in salaries or other expenses and the market conditions will not allow us to raise prices proportionally, it will have a negative effect on the value of our assets and on our potential profitability.

BUSINESS

Background

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding company providing international voice and data communications services with operations in the United Kingdom, the United States and Israel that offer a wide range of services, which include: local, long distance and international telephone services, prepaid and postpaid calling cards; cellular services; VOIP services; reselling opportunities; and email and fax broadcasting services. The Company serves customers across Europe, Australia, North America, South America, Asia and Africa.

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive telecommunication services and products by integrating new and old products, services and ideas through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During the year 2000, Swiftnet shifted its business focus and its focus has remained on telephony voice services offering comprehensive support packages to resellers and new services. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need of heavy investments and with lower expenses for operations and registration of new customers.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with high quality international carrier services.

On May 28, 2004, we entered into an agreement to acquire WS Telecom Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the Agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005. In connection with the acquisition of WS Telecom, we issued a promissory note to Wade Spooner, an officer of WS Telecom; the promissory note is for an aggregate amount of $200,000 to replace a note of WS Telecom in favor of M. Spooner. This note was amended to provide for quarterly payment beginning in October 2004, provided that such payment may not be made in any quarter when it would exceed 50% of the net profits of Xfone USA and in the event of a negative quarterly, no payment will be made.

Headquartered in Jackson, Mississippi, Xfone USA, Inc. is a telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system. Xfone USA provides residential and business customers with high quality local and long distance services, as well as cable television and high speed Internet services to planned communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA’s utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies - all on one single itemized bill

Our Principal Services and their Markets:

Although we own switches which connect to other telephone operators, our long distance and international voice and data communications services require the services of other telephone operators that operate switches which are electronic devices that receive calls from customers on one side and move them on to their destination on the other side. We use the network switching and transport facilities of long distance providers in which calls are transferred either by more established large telephone operators or smaller telephone operators. The more established large telephone operators typically provide a better quality of communications, such as better sound, less interference, and less sudden disconnections. However, the large telephone operators are more expensive compared with small telephone operators that have lower cost prices, but typically lower service quality in these areas.

In the United States and the United Kingdom we operate a live customer service center that operates 24 hours a day, 7 days a week. In Israel our customer service center operates 24 hours a day, 6 days a week.

We provide through our United Kingdom operations the following telecommunication services:

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Indirect telephone service: Using a four digit access code, either manually or automatically, we resell telephone services provided by other carriers or through the use of our own platform. This four-digit access code is used so that that people in Great Britain can dial in order to reach certain other carriers. This enables us to take calls originated by customers and route them to different destinations.

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PIN access using 0800 free numbers: Using 0800 free numbers and PIN access codes for client identification, our customers can call from almost any phone, including British Telecom pay phones, to access our platform and make calls to any destination.

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Mobile access using 0800 free numbers: This service is similar to our PIN access service but uses mobile telephone devices. The identification of the client is automatic and PIN identifier numbers are not required.

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Email to Facsimile service: Our Email2Fax service allows customers with an Internet Email account to send facsimiles at a discounted cost. The email arrives at our Internet server that we send via facsimile through high-speed facsimile modems to the proper destination. We issue a confirmation every 15 minutes indicating: (a) all successful or failed facsimile transmissions; and (b) a complete list of transmissions, including date and time of delivery, destination number, pages, duration, subject, and answerback of the transmission. Email2Fax will send a facsimile based on a pre-defined table of retries. If a facsimile does not go through within the pre-defined time, Email2Fax will cancel the facsimile and a report of the failed transmission will be included in the next status report.

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Print to Facsimile service: Similar to our Email2Fax service, anyone with Windows 95 / XP and an Internet browser will be able to utilize our Print2Fax service to send a facsimile through their printer driver, usually at a discounted cost. Using any Windows application that supports printing, the user selects the printer driver to receive a dialog box that allows entry of: (a) the recipient name and fax number including multiple recipients, sent directly “To” or copied “CC”; (b) the sender’s name; and (c) the subject.

•	Facsimile to Email or Cyber Number: This service allows the user to receive facsimile messages directly to an email address through the use of a personal identification number.

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Nodal Services: This service enables our business customers to use a small platform located in their respective country, to establish their own messaging services within that country, including sending and receiving customer facsimiles.

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Auracall: This is a service that was introduced in approximately March 2002, which permits any individual with a British Telecom line to make international calls at a lower cost and without prepayment for setting up an account with another carrier. The Auracall service can be accessed by any business or residential user through our website at www.auracall.com. When customers need to make an international or national call they can dial the appropriate designed number for that country and save on calling rates over the current British Telecommunications published rates by gaining access to our switch and providing savings on a per minute basis.

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Story Telecom: Initiates, markets and distributes prepaid calling cards that are served by our switch and systems. Story supplies the prepaid calling cards to retail stores through its network of dealers. The calling card enables the holder to call anywhere in the world by dialing a toll free number from any telephone that routes the holder’s call to our Interactive Voice Response System that automatically asks for the holder’s private pin code, validates the code dialed by the customer, and tells the credit balance of the card. The holder is then instructed to dial to his or her desired destination, at which time our Interactive Voice Response System tells the holder how long he or she can speak according to the balance on the card and what the cost per minute is. The holder of the card can use the card repeatedly until the balance is zero.

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International Toll Free Calling Card Service: We began offering international toll free calling card service in approximately June 2002 from the United States, Canada, France, Germany, Greece, Israel, Chile, Columbia, Japan, Thailand, Hong Kong, Indonesia, Australia, New Zealand, Belgium, Netherlands, Austria, Italy, Switzerland, Spain, Poland, Hungary, Ireland, Norway, Philippines, South Korea and Sweden.

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Internet Based Customer Service and Billing Interface: In June 2002, we completed the creation of our Internet based customer service and billing interface at www.xfone.com, which includes on-line registration, full account control, and payment and billing functions and information retrieval.

Xfone USA provides residential and business customers with high quality local and long distance services, as well as cable television and high speed Internet services to planned communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies - all on one single itemized bill.

Our Israeli subsidiary, Xfone 018 Ltd., launched its international carrier services, marketed as “018” on December 14, 2004. Xfone 018 is operating with significantly lower overhead than its competitors in the Israeli market by utilizing and building on our previous business models. At present, Xfone 018 is increasing the performance for billable minutes in each quarter and we believe that Xfone 018 will generate a greater part of our revenues and will have a major contribution to our expected growth.

Our Distribution and Marketing Methods:

We use the following distribution methods to market our services:

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We actively recruit independent contractor agents and resellers who purchase telephone traffic directly from us at a discount, and who then resell this telephone traffic to their customers at a mark-up according to their own price lists;

•	We use direct marketing, including by newspaper and radio advertisements;

•	We utilize agents that sell our services directly to customers at our established prices; these agents receive a commission of approximately 5%-10% of the total sale amount less any bad debts;

•	We attend telecommunications trade shows to promote our services;

•	We utilize the Internet as an additional distribution channel for our services. We utilize Xfone.com as our brand name for our new e-commerce telecommunications operations.

Our Billing Practices:

We charge our customers based on monthly fixed amount or on actual usage by full or partial minutes. Our rates vary with distance, duration, time, and type of call, but are not dependent upon the facilities selected for the call transmission. The standard terms for our regular telephone customers require that payments are due 30 days from the date of the invoice. Our supplier's standard terms are payment within 30 days from invoice date; however, some new suppliers ask for shorter payment terms.

Carriers and Negotiating Lower Rates:

Our increased sales in 2004 and 2005 have enabled us to negotiate significantly lower rates with the carriers we use to carry our international call traffic, which gives us the opportunity to increase our margins or offer significant reductions to secure deals with major clients. If our sales increase, we anticipate that we will continue to negotiate for lower rates. There can be no assurance that we will be successful in negotiating lower rates.

Discontinued Service:

From approximately 1990 until January 2002, we offered an Email2telex service which allowed a user with an Internet email account to send telexes to anywhere in the world at a discounted cost. In January 2002, we discontinued offering this service due to low demand.

Divisions:

In 2005 we operated the following divisions:

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Partner Division - Our Partner Division operates as a separate profit center by attempting to recruit new resellers and agents to market our products and services and to provide support and guidance to resellers and agents.

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Operations Division - Our Operations Division provides the following operational functions to our business: (a) 24 hour/7 day a week technical support; (b) inter-company network; (c) hardware and software installations; and (d) operating switch and other platforms.

•	Administration Division - Our Administration Division provides the billing, collection, credit control, and customer support aspects of our business.

•	Research and Development - The function of our Research and Development Division is to develop and improve our billing system, switch and telephony platforms, websites and special projects.

•	Retail - Our Retail Division is responsible for our marketing and selling campaigns that target potential and existing retail customers.

Geographic Markets:

Our primary geographic markets are the United States, the United Kingdom and Israel.  However, we serve customers across Europe, Australia, Asia, Africa, North America and South America.

Competitive Business Conditions:

The communications and information services industry is highly competitive and varied. In 2004 we had only approximately 0.3% of the market share of the United Kingdom long distance and international telecom market, based on our revenues of $18,764,479 (approximately 9.7 million United Kingdom pounds) during 2004, compared with a $4.1 billion long distance and international telecom market in the United Kingdom (approximately 2.3 billion United Kingdom pounds), according to the United Kingdom regulatory oversight of these companies, the Office of Communications - United Kingdom, otherwise known as Ofcom, the website of which may be accessed at www.ofcom.org.uk.

a). Principal Suppliers:

In 2004 our principal suppliers of telephone routing and switching services according to the percentage that each provided were:

•	Teleglobe International - 35%

•	British Telecommunications - 24%

•	Worldcom - 20%

•	ITXC Corporation - 15%

b). Dependence on Major Customers:

During 2004, there were two customers that accounted for more than 10% of our revenues: (a) our affiliate, Story Telecom, represented approximately 44% of our total revenues; and (b) British Telecom represented approximately 22% of our total revenues. Collectively, in 2004 the United Kingdom accounts for approximately 75% of our revenues.

Our largest non affiliated reseller is WorldNet Global Communications Ltd. that generated approximately 4.2% of our revenues during the first nine months of the year 2005. We anticipate that Worldnet will continue to contribute approximately the same amount of UKP to our revenues in year 2006. As of September 30, 2005, approximately 65% of our revenues were derived from our operations in the United Kingdom. Our integrated revenue approach led to revenue from each source as described below and is partially driven by the activities of other revenue sources. Our revenues are dependent upon the following factors:

•	Price competition in telephone rates;

•	Demand for our services;

•	Individual economic conditions in our markets;

•	Our ability to market our services.

We have four major types of customers:

•	Residential - including customers who must dial a special code to access our switch or acquire a box that dials automatically.

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Commercial - Smaller business are treated the same as residential customers. Larger businesses’ PBX (Telephony system) units are programmed to dial the special code automatically or connect directly through a T1 (24 telephone channels / lines).

•	Governmental agencies - Including the United Nations World Economic Forum, the Argentine Embassy, the Spanish Embassy and the Israeli Embassy.

•	Resellers - We provide them with our telephone and messaging services for a wholesale price. For WorldNet, our largest reseller, we also provide the billing system.

Regulatory Matters. In 1996, our subsidiary, Swiftnet Limited was granted a license to operate a telecommunications system from the Secretary of State for Trade and Industry of the United Kingdom. The license may be revoked by this agency upon thirty days notice in the event of certain conditions such as misconduct or breach of various telecommunications laws.

We are affected by regulations introduced by Secretary of State for Trade and Industry of the United Kingdom. Since the break up of the United Kingdom telecommunications duopoly consisting of British Telecom and Mercury in 1991 it has been the stated goal of Secretary of State for Trade and Industry to create a competitive marketplace. Secretary of State for Trade and Industry has imposed mandatory rate reductions on British Telecom in the past, which are expected to continue for the near future. We do not believe that any regulations introduced by Secretary of State for Trade and Industry will interfere with or substantially hurt our business.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd., renamed to Xfone 018 Ltd in March 2005. On July 4, 2004 the Ministry of Communications of the State of Israel granted Xfone Communication Ltd. a license to provide international telecom services in Israel. The license may be revoked by this agency in the event of certain conditions such as breach of telecommunication laws and regulations or breach of certain provisions of the license.

Xfone USA is licensed as a Competitive Local Exchange Company and an Inter-exchange Carrier to provide local telephone and long distance services in the states of Alabama, Florida, Georgia, Louisiana and Mississippi. Internet and data services provided by Xfone USA are not regulated services.

"On March 9, 2005, the Mississippi Public Service Commission (“Commission”) issued an Order opening a Generic Change of Law Proceeding (“Commission Proceeding”) to consider amendments to existing Interconnection Agreements between BellSouth Telecommunications, Inc. and all Competitive Local Exchange Carriers (“CLECs”) in Mississippi.  As an interested party and as a CLEC, Xfone USA, Inc. petitioned and was granted permission to intervene in the Commission Proceeding for regulatory purposes. On October 26, 2005 the Commission held its hearing on the Commission Proceeding and the Commission is taking the results of the Proceeding under advisement and has not issued a ruling. After the Commission Proceeding was opened, BellSouth sued the Commission in federal district court alleging that the Proceeding was preempted by federal law (the “Federal Proceeding”).  On March 22, 2005, Xfone USA, Inc. filed a motion to intervene in the Federal Proceeding to support the Commission’s regulatory jurisdiction over the subject Interconnection Agreements.  Subsequently, upon Xfone USA's request, the Federal District Court allowed Xfone USA to withdraw its Motion to intervene in the Federal Proceeding. The issues presented in both the Commission Proceeding and the Federal Proceeding are regulatory in nature and do not involve monetary damages."

As of March 10, 2005, and upon consummation of the merger of WS Telecom, a Mississippi based telecom operator, with and into our wholly owned subsidiary, Xfone USA, Inc., we become subject to applicable US state and federal telecommunications laws and regulations. Compliance with such laws will involve higher costs than we had in Europe during 2004.

We provide our services in many countries, all of which have different regulations, standards and controls related to licensing, telecommunications, import/export, currency and trade. We believe that we are in substantial compliance with these laws and regulations.

Cost of Compliance with Environmental Laws. We currently have no costs associated with compliance with environmental regulations. We do not anticipate any future costs associated with environmental compliance; however, there can be no assurance that we will not incur such costs in the future.

Changes and Disagreements.  On January 18, 2006, the Audit Committee of the Company in accordance with its rotation of independent auditors policy, has replaced Chaifetz & Schreiber, P.C.  as independent auditors and appointed Stark, Winter, Scheinkein & Co., LLP, an independent member of BKR International Limited, as independent auditors of the Company. The new appointment has been disclosed on an 8-K filed with the Securities and Exchange Commission on January 24, 2006. There were no reportable events, disagreements or dissatisfaction with Chaifetz & Schreiber to report as defined in Regulation S-B Item 304(a)(2). Chaifetz & Schreiber P.C. is being replaced as part of the Company policy of rotating its lead and reviewing audit partners after five (5) consecutive years.

Employees. As of December 31, 2005, we have 15 employees in the United Kingdom; 33 employees in the United States, and 23 full time and 13 part time employees is Israel.

Reports to Security Holders. We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports in Washington, D.C. Our filings are also available to the public from commercial document retrieval services and the Internet world wide website maintained by the Securities and Exchange Commission at www.sec.gov

DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 960 High Road, London N12 9RY - United Kingdom. This 3,000 square foot facility has seven offices, one board room, one computer room, one operation room that controls the computer room, entrance hall, main hall, accounting, secretarial and administration and 2 kitchens. Our office is located on the fifth floor of a six-floor building with a concierge, two elevators and parking facilities. Our premises were leased on a 5-year term, which was due to expire on December 12, 2001. The yearly lease payments are approximately 15,900 UK Pound ($30,687). On December 20, 2002, we renewed our lease for a period of 10 years, with a five year cancellation option. Our current lease expires on December 20, 2012. The yearly lease payments have been increased to 24,000 UK Pound ($46,320).

Our subsidiary in Israel, Xfone 018 Ltd., is located at 1 Haodem Street, Petach Tikva, Israel. This 334 square meter facility has eight offices, one board room, one computer room, one operation room that controls the computer room, open space with costumer service stations, accounting, secretarial and administration, one kitchen, entrance hall and main hall. Our office is located on the third floor of a four floor building with an elevator and parking facilities. Our premises were leased on a five year term which is due to expire on August 1, 2009. However, we have the option to extend the term of the lease for an additional five year period, subject to a prior notice to be given no later than June 1, 2009. The lease payments for the first 30 months are $1,670.00 per month. The lease payments for the 31-48 months are $2,004.00 per month. The lease payments for the 49-60 months are $2,171.00 per month. The lease payments for the 61-72 months are $2,338.00 per month. The lease payments for the 73-84 months are $2,505.00 per month. The lease payments fro the 85 month are $2,672.00 per month. We also pay $50 a month for each parking. We presently use three parking spaces. Xfone, inc. is guarantor to the lease. In addition, we have two switches which are located at two different locations in Israel. we are renting the cages in which our switches are located.

The headquarters of our subsidiary, Xfone USA are located at 2506 Lakeland Drive, Flowood, Mississippi, 39232. This 7,500 square foot facility has ten offices, one large open area fitted with work stations for provisioning, billing and network operations, another large area fitted with work stations for customer service and one board room, one computer room, reception area, accounting, secretarial and administration and 2 kitchens. Xfone USA's office spaces are located on the first, fourth and fifth floors of a six floor building with two elevators and parking facilities. Its premises were leased on a 3 year term, which is due to expire in December, 2007. The yearly lease payments are approximately $104,000.

Our offices are in good condition and are sufficient to conduct our operations.

We do not own any property nor do we have any plans to acquire any property in the future. We do not intend to renovate, improve or develop any properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. We have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

MG Telecom Ltd.

In August 2002, the Company’s wholly-owned UK based subsidiary, Swiftnet Limited filed a summary procedure lawsuit in the court of Tel - Aviv, Israel against MG Telecom Ltd. and its Chief Executive Officer, Mr. Avner Shur. In this lawsuit, we allege an unpaid debt due to us in the amount of $50,000 from MG Telecom for services rendered by us to MG Telecom. The debt arose from an agreement between us and MG Telecom, a provider of calling card services, in which traffic originating from MG Telecom calling cards was delivered through our system in London, England. Mr. Shur signed a personal guarantee agreement to secure MG Telecom’s obligations under the agreement. On August 16, 2005, the court has rendered a judgment in this matter, rejecting our claims. On October 16, 2005, Swiftnet filed an appeal with the district court of Tel - Aviv. Swiftnet believes that it has a meritous ground supporting its claim.

Ryfcom Ltd.

In July 2001 the Company’s wholly-owned UK based subsidiary, Swiftnet Limited filed a lawsuit in the court of Petach - Tikva, Israel against Ryfcom, Ltd., a former provider of calling card services, and its Chief Executive Officer, Mr. Paltiel Porat. In this lawsuit, we allege an unpaid debt due to us in the amount of $107,528 from Ryfcom for services rendered by us. The debt arose from an agreement between us and Ryfcom, in which traffic originating from Ryfcom calling cards was delivered through our system in London. Mr. Porat signed a personal guarantee agreement to secure the all of Ryfcom’s obligations under our agreement with Ryfcom. Before the judgment, Mr. Paltiel repaid the amount of approximately $15,000. On February 6, 2003, the court of Petach - Tikva, rendered a judgment in favor of us. According to the judgment Mr. Paltiel has to repay the remainder of the money, approximately $92,000, plus the court fee that was paid by us of approximately $1,500, plus expenses in the amount of $9,300. All amounts are linked until fully paid by the Israeli Consumer Price Index. Mr. Paltiel failed to comply with the February 6, 2003 judgment and as a result thereof Swiftnet filed on May 17, 2004 with the court a request to send Mr. Paltiel a warning that his failure to satisfy the February 6, 2003 judgment will result in Mr. Paltiel being declared insolvent “Swiftnet’s Request”. On June 6, 2004, Mr. Paltiel filed with the Court an Objection to Swiftnet’s request. On January 26, 2006, the court rejected Mr. Paltiel’s objection. The meaning of the court’s decision is that unless Mr. Paltiel settles his debt within 7 days from the date he receives the court's decision, Swiftnet shall be entitled to request the court to declare that Mr. Paltiel is insolvent.

BellSouth Telecommunications, Inc.

On December 1, 2004, we filed before the Public Service Commission (“Commission”) a formal complaint against BellSouth Telecommunications, Inc. (“BellSouth”) for expedited relief, for negotiations, or in the alternative, for final resolution of disputes. This complaint sought credits to our account with BellSouth in the total amount of $386,292.40. We alleged that these charges were improperly billed by BellSouth to our account. BellSouth filed an answer to our complaint denying that the charges were improperly billed. In July 2005 the parties have reached a confidential settlement arrangement regarding the disputed charges. The Company does not expect the settlement to have a Material adverse effect on the Company’s operations or financial condition.

MCI Worldcom Limited

The Company’s wholly-owned UK based subsidiary, Swiftnet Limited was served with a claim on October 11, 2005 that was filed by MCI Worldcom Limited (“MCI”) in an English court for the sum of English Sterling Pounds of 1,732,756.74 ($ 3,056,670), including interest (although interest will continue to accrue on a daily basis), for telecommunication services MCI claims it provided to Swiftnet. Swiftnet has been in dispute with MCI regarding amounts due to MCI for telecommunications services provided by MCI to Swiftnet and has been conducting discussions and negotiations with MCI concerning this matter for the last few months. Swiftnet alleges that the disputed charges were improperly billed by MCI to its account for a long time and therefore MCI should credit Swiftnet for a certain amount of the claim. Swiftnet intends to vigorously defend the suit and has submitted what it believes to be a meritorious defense in relation to a significant portion of the amount claimed together with a counter claim.  In addition, MCI continues to send traffic to Swiftnet for termination via XFone's Israeli subsidiary's network.  Swiftnet is claiming that the amounts owed by MCI to Swiftnet in this regard should be set off as against any amounts being claimed by MCI in the dispute.  The Company's financial statements have for some time carried the full amount due to MCI based on the invoices issued by MCI, as well as an appropriate provision for the credit the company is claiming.  The Company does not believe that the lawsuit will have a material adverse effect on its business or financial condition.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

Directors and Executive Officers

Our Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies of our Board of Directors. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our bylaws provide that we have at least one director. Our directors and executive officers are as follows:

Name	Age	Director Since
Abraham Keinan	56	Chairman of the Board of Directors, since our inception

Guy Nissenson	31	Director, since our inception

Eyal J. Harish	53	Director, since December 19, 2002

Shemer S. Schwartz	31	Director, since December 19, 2002, and is an independent director and a member of the Audit Committee

Arie Czertok	65	Director, since November 23, 2004, and is an independent director and Chairman of the Audit Committee

Aviu Ben-Horrin	57	Director, since November 23, 2004, and is an independent director and a member of the Audit Committee.

Mr. Abraham Keinan has been our Chairman of the Board of Directors since our inception. Abraham Keinan founded Swiftnet, Limited, our wholly owned UK based subsidiary, in February 1990. Mr. Keinan has been the Chairman of the Board of Directors of Swiftnet since its inception. From 1991 to October 2003, Mr. Keinan was Swiftnet’s Managing Director. In or about January 2002, Mr. Keinan became a Director of Auracall Limited, our UK based affiliated entity. Mr. Keinan has been a Director of Xfone 018 Ltd., our majority owned Israel based subsidiary, since its inception in April 2004. In March 2005, Mr. Keinan became the Chairman of the Board of Directors of Xfone 018. Mr. Keinan has been a Director of Xfone USA, Inc., our wholly owned US based subsidiary, since its inception in May 2004. In 1975, Mr. Keinan received a Bachelor of Science Degree in Mechanical Engineering from Ben-Gurion University, Beer-Sheeva - Israel.

Mr. Guy Nissenson has been our President, Chief Executive Officer and a Director since our inception. Mr. Nissenson joined Swiftnet Limited. in October 1999, became a Director of Swiftnet in May 2000 and its Managing Director in October 2003. In October 2002, Mr. Nissenson became a Director of Story Telecom Limited, our UK based affiliated entity. In or about January 2002, Mr. Nissenson became a Director of Auracall Limited. Mr. Nissenson has been a Director of Xfone 018 Ltd. since its inception in April 2004. Mr. Nissenson has been a Director of Xfone USA, Inc. since its inception in May 2004. In March 2005, Mr. Nissenson became the Chairman of the Board of Directors of Xfone USA. Mr. Nissenson was a marketing manager of RADA Electronic Industries Ltd. in Israel from May 1997 to October 1998. Mr. Nissenson was an audit and control officer with the rank of Lieutenant of the Israeli Defense Forces - Central Drafting Base and other posts from March 1993 to May 1997. In July 2000, Mr. Nissenson received a Bachelor of Science Degree in Business Management from Kings College - University of London. In September 2001, Mr. Nissenson received a Master of Business Administration in International Business from Royal Holloway at the University of London in London, United Kingdom.

Dr. Eyal J. Harish has been a member of our Board of Directors since December 19, 2002. Dr. Harish has been a Director of Xfone USA, Inc. since March 2005. From 1980 to present, Dr. Harish has been in his own private practice in Israel as a dentist. Prior to becoming a dentist, from 1974 to 1980, Dr. Harish was an Administration Manager with Consortium Holdings, an Israel based communication company. Dr. Harish is the brother-in-law of Mr. Keinan, our Chairman of the Board.

Mr. Shemer S. Schwartz has been a member of our Board of Directors since December 19, 2002, is an independent director and a member of the Audit Committee. Mr. Schwartz has been a Director of Xfone USA, Inc. since March 2005. From March 2003 to present, Mr. Schwartz has been the co-founder and research and development expert of XIV Ltd., a data storage start up company located in Tel-Aviv, Israel. From November 2001 to March 2003, Mr. Schwartz has been an Application Team Leader of RF Waves, an Israel based high technology company in the field of wireless communication. From 1996 to 2001, Mr. Schwartz was a Captain in the Research and Development Center of the Israeli Defense Forces Intelligence. In July 1995, Mr. Schwartz received a BS degree in Physics and Mathematics from the Hebrew University in Jerusalem. In September 2003, Mr. Schwartz received an MS degree in Computer science from the Tel-Aviv University in Tel-Aviv, Israel.

Mr. Arie Czertok has been a member of our Board of Directors since November 23, 2004, and is an independent director and Chairman of the Audit Committee. From 1980 to present, Mr. Czetock managed his own law firm and held various other senior management and financial positions including Chairman and CEO of Safety “L” Ltd., an Israeli based company in the field of computerized simulations systems (from 1985 to 1991) where he oversaw all financial, accounting and operational aspects of the company for more then six years. From 1976 to 1980, Mr. Czertok was the assistant district attorney of Tel-Aviv - representing the attorney general in civil and criminal matters. From 1963 to 1973, Mr. Czertok was a director and owner of a public relations firm. Mr. Czertok was the legal adviser of the United States Consulate in Tel Aviv. Mr. Czertok has represented many Israeli publicly traded companies such as Bezek, Electostar, Koor and others. Mr. Czertok led Eshed Robotec Ltd. to a successful IPO and was responsible for all matters, including SEC issues in the US and Israel as well as overseeing the financial accounts. From 1992 to 2004, Mr. Czertok was the Chairman of the Control Committee of Friends of Rabin Medical Center, a multimillion turnover facility where he was controlling all legal and financial proceedings. Mr. Czertok holds the following public posts: Chairman in the Israeli Bar Committees, an active lecturer and publisher of legal articles, President of Parents association for Soldiers, representative of Israeli Bar Association in the Israeli Parliament, examiner in oral bar exams, acting Judge in the police disciplinary court and in the disciplinary court of the Israeli Journalist Association. Mr. Czertok is an active arbitrator. Mr. Czertok is a Public Notary since 1998. In 1976, Mr. Czertok received a LLB degree from the Tel Aviv University in Tel Aviv. Mr. Czertok was severely wounded in the 1973 Yom Kippur war while commanding in the Syrian front.

Mr. Aviu Ben-Horrin has been a member of our Board of Directors since November 23, 2004, and is an independent director and a member of the Audit Committee. From 2001 to present Mr. Ben-Horrin directs, controls and manages various real state projects together with Bonei RMAG Ltd. and MPK Ltd. From 1996 to 2001 Mr.Ben-Horrin managed real estate projects for Lear Or Ltd. and was an engineering consultant for Orik Ltd., a construction company. From 1994 to 1996, Mr. Ben-Horrin worked for the Ministry of Construction and Housing of the state of Israel as a manager of various projects. From 1975 to 1992, Mr. Ben-Horrin was an officer with the rank of Colonel in the Israel Defense Forces and served in various engineering and commanding posts. In 1975 Mr. Ben-Horrin received a BS in Mechanical Engineering from the Technion University in Haifa. In 1987 Mr. Ben-Horrin received a BA in Economics from the Bar-Ilan University in Ramat Gan.

Except as set forth herein, no officer or director of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Committee of the Board of Directors

We have an Audit Committee that was formed in a November 24, 2004 Board of Directors meeting. The Audit Committee is composed of three directors: Messrs Czertok, Ben-Horrin and Schwartz (all 3 are considered independent directors). Mr. Czertok who satisfies the “financial sophistication” requirement was appointed as the Chairman of the Audit Committee. The Audit Committee makes decisions regarding compensation, our audit, the appointment of auditors, and the inclusion of financial statements in our periodic reports. Issues regarding the Company’s 2004 Stock Option Plan are decided by the entire Board of Directors, including the members of the Audit Committee.

Audit Committee financial expert

Mr. Arie Czertok who satisfies the “financial sophistication” requirement is the Audit Committee financial expert as defined by Item 401(e)(2) of Regulation S-B of the Securities exchange Act of 1934 and the Chairman of the Audit Committee.

EXECUTIVE COMPENSATION

Executives and Directors compensation

The following table sets forth summary information concerning the compensation received for services rendered to the Company during the years ended December 31, 2002 and 2003, and 2004 respectively by our Chairman of the Board, Abraham Keinan and Guy Nissenson, who is our Chief Executive Officer/ President.

Summary Compensation Chart

	Annual Compensation				Long Term Compensation
Name & Position	Year	Salary ($)	Bonus($)	Other($)	Restricted Stock Awards	Options($)	L/Tip($)	All Other
Abraham Keinan Chairman Guy Nissenson Chief Executive and Financial Officer (utill June 2005) Alon Mualem Chief Financial Officer & Principal Accounting Officer	2005 2004 2003 2005 2004 2003 2005	$95,993 (54,594 pound) $116,510 (60,368 Pound) $69,057(1) (40,622 Pound) $84,398 (48,000 pound) $116,510 (60,368 Pound) $74,820(4) (43,500 Pound) $59,920 (34,078 pound)	$9,650 (5,000 Pound) $112,576 (63,245 Pound) $220,000 (125,121 pound) ---- $171,302(5) (96,237 Pound)	$146,642 (83,400 pound) $196,171 (7) (101,643 Pound) $97,900(2) (55,000 Pound) $209,941 (119,400 pound) $196,171 (8) (101,643 Pound)	1,500,000 (9) 400,000(3) 1,500,000 (9) 200,000(6) 300,000 (10)

(1) On April 15, 2003, our Board of Directors approved of a salary increase for our Chairman of the Board from $1,473 to $4,000 per month. Abraham Keinan's total salary of $69,057 for 2003, as reflected above, is composed of: (a) $3,250 per month from January 2003 to March 2003; and (b) $4,000 per month from April 2003 to December 2003.

Our chairman of the Board of Directors, Mr. Abraham Keinan, does not have a written employment agreement with us. Since January 2001, we have agreed to pay him a salary of $3,525 (2,500 Pound Sterling) per month. Abraham Keinan receives pension benefits and a company car. On October 15, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. shall receive 1% of the revenues for each month where our revenues reach $485,000 up to a maximum of one million dollars. On April 10, 2003, Mr. Keinan and Campbeltown Business Ltd waived their right to receive 1% of the revenues generated from calling cards sold by Story Telecom.

(2) This amount represents a success fee paid to Vision Consultants, which is solely owned and controlled by A. Keinan, and is further discussed in the paragraph following this table.

(3) On March 1st, 2004, our Board of Directors cancelled these options.

(4) On April 15, 2003, our Board of Directors approved of a salary increase for our Chief Executive Officer from UKP 2,500 ($4,300) to UKP 4,000 ($6,800) per month. Guy Nissenson’s total salary of $73,950 is composed of: (a) $4,250 per month from January to March 2003; and (b) $6,800 per month from April 2003 to December 2003. On May 11, 2000, we entered into a written employment agreement with our Chief Executive Officer/President, Guy Nissenson. Under the agreement, Mr. Nissenson will work on business development, sales and marketing. At that time, we agreed to pay him a salary of $1,473 (1000 Pound Sterling) per month, subject to a future increase of $1,473 (1000 Pound Sterling) if Swiftnet reaches average sales of $257,775 (175,000 Pound Sterling) per month. In addition, we have agreed that if we grant options to Abraham Keinan, we will grant Mr. Nissenson options to buy Swiftnet or us according to the following formula: 50% of the options with same price and conditions that Mr. Keinan will receive, subject to our reaching a benchmark of $176,760 (120,000 Pound Sterling) average sales per month during Mr. Nissenson activities or in the 12 months thereafter. The agreement with Mr. Nissenson can be terminated by either party with one-month notice.

(5) This amount represents consultant fees of 41,237 pounds, and a success fee of 55,000 pounds, paid to Campbeltown Business, Ltd., which is owned and controlled by Guy Nissenson and other members of the Nissenson family.

(6) On March 1st, 2004 our Board of Directors canceled these options.

(7) This amount represents a success fee paid to Vision Consultants, which is solely owned and controlled by A. Keinan.

(8) This amount represents consultant fees of 44,463 pounds ($85,818) and a success fee of 57,000 pounds ($110,010), paid to Campbeltown Business, Ltd., which is owned and controlled by Guy Nissenson and other members of the Nissenson family.

(9) On November 24, 2004, these options were granted by the Board of Directors based on the principles of the Company's 2004 Stock Option Plan (see footnote (3) below

(10) Mr. Alon Mualem, our Chief Financial Officer and Principal Accounting Officer, was granted on June 8, 2005, 300,000 options at an exercise price of $3.5. The vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the date of grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Security Ownership of Beneficial Owners and Management

Title of Class	Name & Address of Beneficial Owner	Amount of Beneficial Ownership	Nature of Ownership	Percent of Class
Common	Abraham Keinan	3,500,000	Direct*/****	42.82
	Chairman of the Board
	4 Wycombe Gardens
	London Nw11 8al
	United Kingdom

Common	Crestview Capital	768,967	Direct	9.41**
	Master LLC**
	95 Revere Drive, Suite F
	Northbrook, Illinois 60062

Common	Guy Nissenson	1,203,500	Indirect***/****	14.72
	Chief Executive Officer
	President/Director
	3A Finchley Park
	London N12 9JS
	United Kingdom

Common	Eyal Harish***** Director 3 Moshe Dayan Street, Raanana, Israel	15,000	Direct	0.18

Common	Mercantile Discount - Provident Funds****** 32 Yavne Street Tel-Aviv 65792, Israel	400,000	Direct	4.89
Total		5,887,467		72%

*Until June 23, 2004, Mr. Keinan indirectly held 1,302,331 shares of our common stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual. On August 21, 2003, we issued 400,000 options to Mr. Keinan, but on March 1, 2004, our Board of Directors cancelled these options. On November 24, 2004, our board of directors issued 1,500,000 options to Mr. Keinan on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date. On December 29, 2005, the Company purchased below market price 100,000 shares of its common stock from Mr. Keinan which were canceled; therefore, Mr. Keinan is currently holding an aggregate amount of 3,500,000 shares of our common stock.

**Crestview Capital Master LLC. Owns 768,967 shares of our common stock; however, upon the exercise of Warrants issued to Crestview Capital Master, it would hold an additional 642,500 shares of our common stock.

*** Guy Nissenson, our Chief Executive Officer/President, has indirect beneficial ownership of 14.72% or 1,203,500 shares of our common stock, which consists of the following: (a) 703,500 shares of our common stock owned by Campbeltown Business Ltd., a British Virgin Islands corporation controlled by Mr. Nissenson and his family; (b) 500,000 options to purchase shares of our common stock that Campbeltown Business Ltd has the right to acquire which Campbeltown Business, Ltd. exercised on December 29, 2005. To the extent that we issue any shares to Abraham Keinan, Campbeltown Business, Ltd. has the right to purchase or acquire such number of our shares on the same terms and conditions as Abraham Keinan such that the relative percentage ownership of Abraham Keinan and Campbeltown Business, Ltd. remains the same. On August 21, 2003, we issued 200,000 options to acquire our shares to Mr. Nissenson, but on March 1, 2004 these options were cancelled by our Board of Directors. On November 24, 2004, our board of directors issued 1,500,000 options to Mr. Nissenson on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date.

**** Our Chairman of the Board, Abraham Keinan, and our President/Chief Executive Officer/Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd, an entity owned and controlled by Mr. Nissenson and his family. This agreement is for a term of 10 years and provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our common stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

***** Dr. Eyal Harish is the brother-in-law of Mr. Keinan, our Chairman of the Board.

****** Mercantile Discount - Provident Funds owns 400,000 shares of our common stock; however, upon the exercise of Warrants issued to Mercantile Discount - Provident Funds, it would hold an additional 200,000 shares of our common stock.

Our Management has control over stockholder matters, our Chairman of the Board, Abraham Keinan, beneficially owns 42.82 % of our common stock. In addition, our Chief Executive Officer/President, Guy Nissenson has significant influence over an additional 14.72% of our common stock, which is owned by Campbeltown Business, Ltd., an entity controlled by Mr. Nissenson and his family. In addition, Eyal Harish beneficially owns 0.18% of our common stock. Therefore, our officers/directors potentially may vote 57.72% of our common stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants or options. As such, our officers/directors and their family members control the outcome of all matters submitted to a vote of the holders of our common stock, including the election of our directors, amendments to our certificate of incorporation and approval of significant corporate transactions. Additionally, our officers/directors could delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

COMPENSATION PLANS
Options/SAR Grants

Name and Principle Position	Number Securities Underlying Options	% of Total Options Granted To Employees in 2003	% of Total Options Granted To Employees in 2004	% of Total Options Granted To Employees in 2005	Exercise Price	Expiration Date
Abraham Keinan Chairman of the Board	1) 400,000 common stock shares (3)1,500,000 Common stock shares	66.7%	46.88%		$0.475 $3.50	August 31, 2008
Guy Nissenson Principal Executive	(2)200,000 common stock shares (3)1,500,000 Common stock shares	33.3%	46.88%		$0.475 $3.50	5 years from the Vesting Date which is 12 months from the date Of Grant August 31, 2008 5 years from the Vesting Date which is 12 months from the date Of Grant 5.5 years from the Vesting Date
Eyal J. Harish, Director	(3)75,000 Common stock shares		2.34%		$3.50	5 years from the Vesting Date
Shemer S. Schwartz, Director	(3) 75,000 Common stock shares		2.34%		$3.50	5 years from the Vesting Date
Arie Czertok, Director	(3) 25,000 Common stock shares		0.78%		$3.50	5 years from the Vesting Date
Aviu Ben-Horrin , Director	(3) 25,000 Common stock shares		0.78%		$3.50	5 years from the Vesting Date
Alon Mualem Chief Financial Officer & Principal Accounting Officer	(4) 300,000 Common stock shares			100%	$3.50	5.5 years from the Grant Date
TOTAL		100%	100%	100%

(1) On August 21, 2003, we issued 400,000 options to acquire shares of our restricted common stock to Abraham Keinan. These options were issued to Abraham Keinan for services rendered by Mr. Keinan as the Chairman of our Board of Directors. These options are exercisable at a price of $0.475 per share. Each option is convertible into one share of stock. These options are vested immediately and expire 5 years after issuance. On March 1st, 2004, our Board of Directors canceled these options.

(2) On August 21, 2003, we issued 200,000 options to acquire shares of our restricted common stock to Guy Nissenson. These options were issued to Guy Nissenson for services rendered by Mr. Nissenson as our President and Chief Executive Officer. These options are exercisable at a price of $0.475 per share. Each option is convertible into one share of stock. These options are vested immediately and expire 5 years after issuance. On March 1st, 2004, our Board of Directors canceled these options.

(3) On November 24, 2004, our board of directors approved and adopted the principal items forming our 2004 Stock Option Plan (the “2004 Plan”) which is designated for the benefit of employees, officers, directors, consultants and subcontractors of the Company including its subsidiaries. On November 1, 2005, the 2004 Plan was finally approved by our board of directors, subject to the approval of our shareholders. The purpose of the 2004 Plan is to enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide an incentive to such persons presently engaged with the Company, and to promote the success of our business. The options were issued under the following terms: exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date. At the time of the issuance of options to Mr. Keinan and Mr. Nissenson, directors received the following options under the same terms as Mr. Keinan and Nissenson: Eyal Harish (75,000 options), Shemer Schwartz (75,000 options), Arie Czertok (25,000 options) and Aviu Ben-Horrin (25,000 options).

(4) On June 8, 2005, the Company’s board of directors approved a grant to Mr. Alon Mualem, the Company's Chief Financial Officer, of 300,000 options under and subject to the 2004 Stock Option Plan of the Company according to the following terms: Option exercise price of $3.50; Vesting Date - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date -5.5 years from the grant date.

Aggregate Option/SAR Exercises in 2004 and Fiscal Year End Option/SAR Values

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the Money Options/SARs at FY-End ($) Exercisable/Unexercisable
Guy Nissenson,	Not Applicable	Not Applicable	700,000 / 0 (1)	$1,665,000 / $0 (2)
Chief Executive	Not Applicable	Not Applicable	1,500,000/0 (5)	Negative Value / $0
Officer, President

Abraham Keinan,	Not Applicable	Not Applicable	400,000 / 0 (3)	$930,000 / $0 (4)
Chairman of	Not Applicable	Not Applicable	1,500,000/0 (5)	Negative Value / $0
The Board

Eyal J. Harish,	Not Applicable	Not Applicable	75,000 / 0 (6)	Negative Value / $0
Director

Shemer S. Schwartz,	Not Applicable	Not Applicable	75,000 / 0 (7)	Negative Value / $0
Director

Arie Czertok,	Not Applicable	Not Applicable	25,000 / 0 (8)	Negative Value / $0
Director

Aviu Ben-Horrin,	Not Applicable	Not Applicable	25,000 / 0 (9)	Negative Value / $0
Director

Aggregate Option/SAR Exercises in 2005 and Fiscal Year End Option/SAR Values

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the Money Options/SARs at FY-End ($) Exercisable/Unexercisable
Guy Nissenson,	500,000	Not Applicable	200,000 / 0 (1)	457,000 / $0
Chief Executive	Not Applicable	Not Applicable	1,500,000/0 (5)	Negative Value / $0
Officer, President

Abraham Keinan,	Not Applicable	Not Applicable	400,000 / 0 (3)	$914,000 / $0 (4)
Chairman of	Not Applicable	Not Applicable	1,500,000/0 (5)	Negative Value / $0
The Board

Eyal J. Harish,	Not Applicable	Not Applicable	75,000 / 0 (6)	Negative Value / $0
Director

Shemer S. Schwartz,	Not Applicable	Not Applicable	75,000 / 0 (7)	Negative Value / $0
Director

Arie Czertok,	Not Applicable	Not Applicable	25,000 / 0 (8)	Negative Value / $0
Director

Aviu Ben-Horrin,	Not Applicable	Not Applicable	25,000 / 0 (9)	Negative Value / $0
Director

Alon Mualem,	Not Applicable	Not Applicable	300,000 / 0 (10)	Negative Value / $0
Chief Financial
Officer

(1)
Of the 700,000 share options, 200,000 were issued to Guy Nissenson, our Chief Executive Officer and President, on August 21, 2003. On March 1, 2004, these 200,000 share options were cancelled by our Board of Directors. Campbeltown Business Ltd., a private company incorporated in the British Virgin Islands which is owned by Guy Nissenson and other members of the Nissenson family, owned options to purchase 500,000 shares of our common stock for $0.40 per share or an aggregate of $200,000. Said options were exercised on December 29, 2005. Guy Nissenson owns 20% of Campbeltown Business Ltd. Options to purchase shares of our common stock are shown in the table above as owned by Guy Nissenson due to Guy Nissenson’s 20% ownership of Campbeltown Business Ltd.

(2)
Based on the closing price of $2.80 and $2.76 per share as of December 30, 2004 and December 30, 2005, respectively, and an exercise price $0.475 per share for 200,000 share options, and $0.40 per share for 500,000 share options.

(3)
The options to purchase 400,000 shares of our common stock were issued to Abraham Keinan, our Chairman of the Board, on August 21, 2003, and on March 1, 2004, all 400,000 share options were cancelled by our Board of Directors.

(4)	Based on the closing price of $2.80 and $2.76 per share as of December 30, 2004 and December 30, 2005, respectively, and an exercise price of $0.475 per share.

(5)	Based on the closing price of $2.80 and $2.76 per share as of December 30, 2004 and December 30, 2005, respectively, and an exercise price of $3.50 per share.

(6)	Based on the closing price of $2.80 and $2.76 per share as of December 30, 2004 and December 30, 2005, respectively, and an exercise price of $3.50 per share.

(7)	Based on the closing price of $2.80 and $2.76 per share as of December 30, 2004 and December 30, 2005, respectively, and an exercise price of $3.50 per share.
(8)	Based on the closing price of $2.80 and $2.76 per share as of December 30, 2004 and December 30, 2005, respectively, and an exercise price of $3.50 per share.

(9)	Based on the closing price of $2.80 and $2.76 per share as of December 30, 2004 and December 30, 2005, respectively, and an exercise price of $3.50 per share.

(10)	Based on the December 30, 2005 per share closing price of $2.76, and an exercise price of $3.50 per share.

Other than provided above, directors do not receive any compensation for their services as directors, although they are reimbursed for reasonable expenses incurred in attending board or committee meetings.

A March 10, 2005 employment agreement between Xfone, USA, Inc. and Wade Spooner, its President and Chief Executive Officer, provides, among others, that Mr. Spooner will be granted and issued options for 600,000 shares of our restricted common stock, of which: (a) 100,000 will be attributable to Employment Year 1; (b) 200,000 will be attributable to Employment Year 2; and (c) 300,000 of which shall be attributable to Employment Year 3. The options will vest as follows: (a) options for 100,000 shares of the our restricted common Stock will vest 3 years from the grant date; (b) options for 200,000 shares of our restricted common stock will vest 4 years from the grant date; and (c) options for 300,000 shares of our common stock will vest 5 years from the grant date. The stock options will provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of the Company’s common stock on the date of issue of the options.

A March 10, 2005 employment agreement between Xfone, USA, Inc. and Ted Parsons, its Executive Vice President and Chief Marketing Officer, provides, among others, that Mr. Parsons will be granted and issued options for 300,000 shares of our restricted common stock, of which: (a) 50,000 will be attributable to Employment Year 1; (b) 100,000 will be attributable to Employment Year 2; and (c) 150,000 of which shall be attributable to Employment Year 3. The options will vest as follows: (a) options for 50,000 shares of the Our restricted common Stock will vest 3 years from the grant date; (b) options for 100,000 shares of our restricted common stock will vest 4 years from the grant date; and (c) options for 150,000 shares of our common stock will vest 5 years from the grant date. The stock options will provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of our common stock on the date of issue of the options. On November 13, 2005, our Board of Directors ratified the grant of 600,000 options to Wade Spooner and 300,000 options to Ted Parsons, under our 2004 Stock Option Plan, pursuant to the terms described in the March 10, 2005 employment agreements.

Effective June 8, 2005, in accordance with a Board resolution dated June 8, 2005, the Company appointed Mr. Alon Mualem, CPA, as Chief Financial Officer of the Company. Mr. Mualem holds as well the position of Chief Financial Officer of the Company’s majority owned subsidiary in Israel, Xfone 018 Ltd.
Mr. Mualem, prior to joining the Company, held the following financial and accounting positions: Chief Financial Officer of CheckM8 Ltd., a high-tech company acting as an Israeli research and development center for its US parent company (2004 to until his position with the Company); corporate controller for six years for RADVISION Ltd. (NASDAQ: RVSN) where he was responsible, among other duties, for the preparation of all SEC and NASDAQ financial reports (1998 to 2004); deputy controller for two years for RAD Data Communication Ltd (1996 to 1998); worked as a certified public accountant with the public accounting firm of Somekh-Chaikin, based in Israel, which is an affiliate with the international public accounting firm, KPMG (1992 to 1996). Mr. Mualem holds a B.A. degree in Economics and Accounting from Tel Aviv University and is licensed as a CPA in Israel. Mr. Mualem is a lecturer in financial accounting at the Academic Business College.

Mr. Mualem, prior to joining the Company, held the following financial and accounting positions: Chief Financial Officer of CheckM8 Ltd., a high-tech company acting as an Israeli research and development center for its US parent company (2004 to until his position with the Company); corporate controller for six years for RADVISION Ltd. (NASDAQ: RVSN) where he was responsible, among other duties, for the preparation of all SEC and NASDAQ financial reports (1998 to 2004); deputy controller for two years for RAD Data Communication Ltd (1996 to 1998); worked as a certified public accountant with the public accounting firm of Somekh-Chaikin, based in Israel, which is an affiliate with the international public accounting firm, KPMG (1992 to 1996). Mr. Mualem holds a B.A. degree in Economics and Accounting from Tel Aviv University and is licensed as a CPA in Israel. Mr. Mualem is a lecturer in financial accounting at the Academic Business College. For holding the positions of Chief Financial Officer of Xfone, Inc. and Xfone 018 Ltd., Mr. Mualem receives an annual salary of approximately US$100,000, use of a company car, and manager’s insurance that includes health, pension, disability and an educational training fund. Mr. Mualem was granted on June 8, 2005, under the Company`s 2004 Stock Option Plan, 300,000 options to purchase 300,000 common shares of the Company at an exercise price of $3.5. The vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the date of grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years.

The agreement with Mr. Mualem is subject to termination by either party giving written notice to the other 30 days prior to the effective date of termination.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its executive (and certain other) officers, and any persons holding ten percent or more of the Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2004, the Company believes that all reports required to be filed by Section 16(a) were filed on a timely basis.

Legal Proceedings

The Company is not engaged in, nor is it aware of any pending or threatened, litigation in which any of its directors or executive officers is a party.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ABRAHAM KEINAN

Keinan Share Issuance

On September 1, 2000, we issued 1,730,000 shares of our common stock to our founder and Chairman of the Board, Abraham Keinan for services rendered to us in our corporate formation. Mr. Keinan’s services consisted of the establishment of our business concept and providing us with technical expertise. We valued Mr. Keinan’s services at $247,390.

Keinan Stock Ownership through Vision Consultants

Until June 23, 2004, Our Chairman of the Board, Mr. Abraham Keinan indirectly held 1,302,331 shares of our common stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual.

Vision Consultants Limited is entitled to receive 1% of all of our revenues if and when monthly revenues exceed $485,000; however, in April 2003, Vision Consultants Limited and Campbeltown Business Limited waived their right with regard to revenues derived from Story Telecom.

Redemption of Keinan's shares

On December 29, 2005, the Board of Directors of the Registrant entered into an oral Stock Purchase Agreement with Mr. Keinan pursuant to which it repurchased 100,000 restricted shares of its common stock at a price of $2.50 per share (market price at that day was $2.75 per share). The 100,000 shares were returned to the Company for cancellation. The Agreement was approved by a majority of the non-interested members of the Board of Directors of the Registrant

Keinan Loan

Since our inception in September 2000, through December 31, 2000, we along with our subsidiary, Swiftnet, Limited loaned Abraham Keinan, our Chairman of the Board. This loan originally was reflected in a September 29, 2000 promissory note payable in ten equal installments ending on January 1, 2011. This note is non-interest bearing. We provided the loan to Mr. Keinan to promote his loyalty and continued service as our Chairman of the Board of Directors. The loan to Mr. Keinan amounted to £247,931 as of September 30, 2005, and the same amount as of December 31, 2004. On December 29, 2005, Mr. Keinan repaid £123,965 ($217,993) which were due for the fiscal year ended December 2005. Under the terms of the loan the remaining £123,966 ($218,682) will be repaid during fiscal year 2006.

Keinan Bonus and Success Fee

As indicated in more detail below, on October 15, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. will receive 1% of the revenues for each month where our revenues reach $485,000 up to a maximum of one million dollars. On April 10, 2003, Mr. Keinan and Campbeltown Business Ltd waived their right to receive 1% of the revenues generated that are derived from Story Telecom.

On June 28, 2004, our Board of Directors approved a bonus of £ 5,000 to Mr. Keinan for his efforts in connection with obtaining the license to become an international telecom service provider in Israel by our Israel based subsidiary, Xfone 018 Ltd.

GUY NISSENSON

Campbeltown Business, Ltd.

On May 11, 2000, Swiftnet, Limited., which is now our wholly owned subsidiary, and our Chairman of the Board of Directors, Abraham Keinan, entered into an 18-month renewable consulting agreement with Campbeltown Business, Ltd., a private company incorporated in the British Virgin Island which is owned by Guy Nissenson, our Chief Executive Officer/President and Director and four other relatives of Mr. Nissenson. This agreement provides that Swiftnet hires Campbeltown Business, Ltd. as its financial and business development Consultant and will pay Campbeltown Business, Ltd. 2,000 UK Pound Sterling per month, along with an additional monthly performance bonus based upon Swiftnet attaining the following revenue levels for consulting services in the area of business development and management activities:

TARGET AMOUNT OF REVENUES PER MONTH	ADDITIONAL MONTHLY BONUS
Less than 125,000 Pounds (UK)	0 Pounds (UK)
Between 125,000 - 150,000 Pounds (UK)	1,250 Pounds (UK)
(approximately $ 225,000 - $ 270,000 US)	(approximately $ 2,250 US)
Between 150,000 - 175,000 (UK)	2,500 Pounds (UK)
(approximately $ 270,000 - $ 315,000 US)	(approximately $4,500 US)
Over 175,000 Pounds (UK)	2,750 Pounds (UK)
(approximately $ 315,000 US)	(approximately $ 4,950 US)

This agreement with Campbeltown Business, Ltd. involving this monthly payment of 2000 United Kingdom Pound, along with an additional monthly performance bonus, is separate from a bonus and success fee arrangement that we may pay in accordance with an October 15, 2002 approval by our Board of Directors to pay such a bonus and success fee, as discussed below.

The May 11, 2000 agreement is for 18 months, but the agreement provides that the agreement will be renewed by mutual agreement of Swiftnet and Campbeltown Business, Ltd. On November 5, 2001, May 11, 2003, and November 10, 2004, we renewed this agreement for additional 18 month periods. Therefore, this agreement expires on May 11, 2006.

On June 19, 2000, Swiftnet Limited entered into a Stock Purchase Agreement with Abraham Keinan and Campbeltown Business, Ltd., a company owned by Guy Nissenson and his family. This agreement provides that:

•
Abraham Keinan confirmed that all his businesses activities and initiatives in the field of telecommunications are conducted through Swiftnet, and would continue for at least 18 months after the conclusion of this transaction.

•
Campbeltown declared that it is not involved in any business that competes with Swiftnet and would not be involved in such business at least for 18 months after this transaction is concluded. This agreement term has been satisfied by Campbeltown.

•	Campbeltown would invest $100,000 in Swiftnet Ltd., in exchange for 20% of the total issued shares of Swiftnet, Ltd.;

•
Campbeltown would also receive 5% of our issued and outstanding shares following our acquisition with Swiftnet. In June 2000, Campbeltown Business Ltd. invested the $100,000 in Swiftnet. We acquired Swiftnet, Ltd. and Campbeltown received 720,336 shares of our common stock for its 20% interest in Swiftnet, Ltd.

•
Swiftnet, Ltd., and Keinan would guarantee that Campbeltown’s 20% interest in the outstanding shares of Swiftnet would be exchanged for at least 10% of our outstanding shares and that Campbeltown would have in total at least 15% of our total issued shares after our acquisition occurred.

•
Campbeltown would have the right to nominate 33% of the members of our board of directors and Swiftnet’s board of directors. When Campbeltown ownership in our common stock was less than 7%, Campbeltown would have the right to nominate only 20% of our board members but always at least one member. In the case that Campbeltown ownership in our common stock was less than 2%, this right would expire.

•
Campbeltown would have the right to nominate a vice president in Swiftnet and/or our common stock. Mr. Guy Nissenson was nominated as of the time of the June 19, 2000 agreement. If for any reason Guy Nissenson will leave his position, Campbeltown and Abraham Keinan will agree on another nominee. The Vice President will be employed with suitable conditions.

•
Campbeltown will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or us conducted by Abraham Keinan at the relative ownership portion.

•	Keinan and Campbeltown have signed a right of first refusal agreement for the sale of their shares.

•
Until we conduct a public offering or are traded on a stock market, we are not permitted to issue any additional shares or equity rights without a written agreement from Campbeltown. This right expires when Campbeltown no longer owns any equity interest or shares in our company or our subsidiary, Swiftnet.

On October 15, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. shall receive 1% of the revenues for each month where our revenues reach $485,000 up to a maximum of one million dollars. This bonus and success fee is separate from our agreement with Campbeltown Business, Ltd. involving a monthly payment of 2000 United Kingdom Pound, along with an additional monthly performance bonus. The business purpose of the bonus and success fee is to further motivate our Chairman of the Board, Mr. Keinan, and our consultant, Campbeltown Business Ltd. to develop our business by providing them with additional compensation if and when our revenues grow. On April 10, 2003, Mr. Keinan and Campbeltown Business Ltd waived their right to receive 1% of the revenues generated that are derived from Story Telecom.

Guy Nissenson Employment Agreement

On May 11, 2000, Swiftnet Limited and our Chairman of the Board of Directors, Abraham Keinan, entered into an employment agreement with Guy Nissenson, our Chief Executive Officer/ President. This agreement does not expire. Under the terms of the agreement, Swiftnet employed Mr. Nissenson to provide business development and sales and marketing services, at a base rate of 1000 pounds (UK) per month (approximately $1,433 US). When Swiftnet reaches average sales of 175,000 pounds (UK) per month for a consecutive three month period, Mr. Nissenson’s salary will increase to 2,000 pounds (approximately $2,866 US) per month. In addition, Mr. Nissenson will receive an unspecified number of options to acquire our stock that is limited to 50% of the options that Abraham Keinan receives. As such, the agreement protects Mr. Nissenson’s rights to have at least 50% of the options rights that Mr. Keinan will have. Mr. Nissenson can transfer the right of these options to another company or person at his discretion. Swiftnet may only cancel these options if : (1) Mr. Nissenson no longer works with Swiftnet; or (2) if within twelve months of Mr. Nissenson’s employment with the company, Swiftnet and any other companies that may buy or merge into Swiftnet in the future, do not reach average revenues (over a three consecutive month period) of at least 120,000 pounds (UK). Because the average sales per month have exceeded 120,000 pounds within a twelve-month period of Mr. Nissenson’s employment, Swiftnet cannot cancel the options.

Guy Nissenson Bonus and Success Fee

On December 29, 2005, the Registrant’s Board of Directors granted a bonus to Mr. Nissenson for an aggregate amount of $220,000 (the "Bonus"). The Registrant’s Board of Directors with the exception of Mr. Nissenson and Mr. Keinan who abstained from voting, resolved and granted the Bonus to Mr. Nissenson for his exceptional efforts and professional abilities to achieve the Company’s goals and determined that it was in the best interest of the Company, moreover, the Registrant believes that the Bonus was fair and proportionate to its President and Chief Executive Officer’s commitment and achievements.

Voting Agreement

Our Chairman of the Board, Abraham Keinan, and our President/Chief Executive Officer/Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd, an entity owned and controlled by Mr. Nissenson and his family. This agreement, which is for a term of 10 years, provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our common stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

Dionysos Investments (1999) ltd. financial services and business development consulting agreement

This Financial Services Consulting Agreement was entered into on November 18, 2004, between Dionysos Investments (1999) Ltd., an Israeli company (“Dionysos”) and the Company with respect to certain services. The principal of Dionysos is Mr. Haim Nissenson, father of Guy Nissenson, our President and Chief Executive Officer.

Dionysos agrees to assist the Company in connection with services related to financial activities, financial reports, mergers & acquisitions and other business development work (the “Services”). In the event the Company requests additional services, the scope of such additional services shall be as agreed by the parties and shall be governed by this Agreement.

The parties agree that Dionysos will be compensated by the Company for the Services provided the Company in the amount of Three Thousand British Sterling Pounds (£3,000) per month beginning on the Effective Date of this Agreement (the “Fees”). In addition, the Company will reimburse Dionysos, based on prior approval by the Company, for expenses incurred, which expenses will include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed (the “Expenses”). Compensation for any additional services provided by Dionysos for the Company shall be as agreed by the parties.

The Effective Date of this Agreement is January 1, 2005 (the “Effective Date”). The term of this Agreement shall be two (2) years (the “Term”). The Term will be automatically renewed for successive two-year periods, unless either party provides written notice at least ninety (90) days prior to the end of the Term that such party does not wish to renew this Agreement.

Our Israeli subsidiary, Xfone 018 Ltd, has obtained a certain Credit from Bank Hapoalim B.M. As part of the credit arrangement, Messrs. Keinan and Nissenson agreed to pledge an aggregate of 1,000,000 shares of our common stock owned by them as a guarantee of the Xfone 018 Ltd defaults on its obligations and the bank seized the shares pledged as collateral, the Company has agreed to indemnify Messrs. Keinan and Nissenson from any losses they may occur pursuant to this transaction.

DESCRIPTION OF SECURITIES

TRANSFER AGENT

The Company’s transfer agent is Transfer online, Inc., located at 317 SW Alder Street, 2nd Floor Portland, OR 97204.

SHARES ELIGIBLE FOR RESALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

SELLING STOCKHOLDERS

We agreed to register for resale shares of common stock by the selling stockholders listed below. The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be bared by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, none of the selling stockholders have held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the selling stockholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Transaction Overview

Crestview Agreement

On September 28, 2005, we closed a private placement of 885,000 shares of common stock, along with 221,250 A Warrants and 221,250 B Warrants issued pursuant to the Crestview Agreement for a gross proceeds of $2,212,500. 221,250 of the warrants (the A Warrants) are exercisable at $3.00 and 221,250 of the warrants (the B Warrants) are exercisable at $3.25 per share. Each A Warrants and B Warrants, which is not freely transferable, entitles the owner to purchase one share, until not later than a five-year period from issuance. Under the Crestview Agreement we are obligated to register 130% of the shares underlying the warrants, and a 130% of the actual amount of shares issued, which is equal to an aggregate amount of 1,150,500 shares of common stock of the Company and 575,250 for shares issuable upon exercise of the warrants. Under the Crestview Agreement, Crestview can not exercise any warrants if such exercise would bring their ownership to own 19.99% of the Company’s common stock.

Laurus Agreement

On September 27, 2005,we entered into a $2,000,000 Secured Convertible Term Note financing (the “Note”) with Laurus Master Fund Ltd. which are convertible to 574,713 shares of our common stock issued upon the conversion of a Secured Convertible Term Note. Additionally, pursuant to this agreement we issued 157,500 G Warrants; Each G Warrant, which is not freely transferable, entitles the owner to purchase one share at an exercise price of $3.80 per share. From and after the issue date of this G Warrants and at any time through the close of business September 27, 2010 the Holder shall be entitled to purchase, upon exercise of this warrant in whole or in part shares of Common Stock of our Company. By the fifth (5th) business day prior to each amortization date the Laurus Master Fund Ltd shall deliver us written notice stating whether, according to the Conversion Criteria, the Monthly Amount payable on the next amortization date shall be paid in cash or shares of Common Stock, or a combination of both. Under the Laurus Agreement, Laurus cannot exercise any warrants or convert any note if such exercise or conversion would bring their ownership to own 19.99% of the Company’s common stock.

The initial fixed conversion price is subject to anti-dilution protection adjustments, on a weighted average basis, upon the Company’s issuance of additional shares of common stock at a price that is less than the then current fixed conversion price. The Company’s recent proposal sale is exempt from this adjustment provision. Accordingly, the fixed conversion price remains at $3.48 per shares. Laurus shall not be entitled to exercise the Warrant in connection with that number of shares of common stock which would exceed the difference between (i) 4.99% of the issued and outstanding shares of common stock of the Company and (ii) the number of shares of common stock beneficially owned by Laurus. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, as amended, and Regulation 13d-3 thereunder. The conversion limitation described here shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default under and as defined in the Note, or upon 75 days prior notice to the Company, except that at no time shall the number of shares of common stock of the Company beneficially owned by Laurus exceed 19.99% of the outstanding shares of common stock. Following the occurrence and during the continuance of an Event of Default, Laurus at its option, may demand repayment in full of all obligations and liabilities owing by the Company to Laurus under the Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of Laurus under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to require the Company to make a Default Payment (“Default Payment”). The Default Payment shall be one hundred and twenty five percent (125%) of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to Laurus pursuant to the Note, the Purchase Agreement, and/or the other Related Agreements, then to accrued and unpaid interest due on the Note and then to the outstanding principal balance of the Note. The Default Payment shall be due and payable immediately on the date that Laurus has exercised its abovementioned right.

We will make amortizing payments of the aggregate principal amount outstanding under this Note on April 1, 2006 and on the first business day of each succeeding month (each, an “Amortization Date”) thereafter through and including the Maturity Date. Commencing on the first Amortization Date, we will make monthly payments to the Purchaser on each Amortization Date, each such payment in the amount of $66,666.67 together with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Purchase Agreement and/or any other Related Agreement (collectively, the “Monthly Amount”).

Related Agreements

We sold shares with attached warrants to a total of 10 entities that we had reasonable grounds to believe were accredited investors. Each of the investors: (a) had access to business and financial information concerning us, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in our common stock. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

In addition, we issued to Oberon Securities, LLC the following for services rendered to us warrants (the C Warrants) to purchase 245,000 which warrants exercisable at $3.15 and are obligated to issue up to $105,000 worth of shares of our common stock upon effectiveness of this Registration Statement which we are estimating as 35,000 shares based on the current market price, in connection with our September 27, 2005 and September 28, 2005 private placements, where we utilized the assistance of Oberon Securities, LLC as a finder.

In Summary

The selling shareholders may offer and sell, from time to time, any or all of the common stock issued and the common stock issuable to them upon exercise of the warrants. Because the selling shareholders may offer all or only some portion of the 4,109,483 shares  of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling shareholders as of January 24, 2006, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder.

Notwithstanding the foregoing, the following table assumes that the warrants issued in our private placement will be exercised upon the effectiveness of this registration statement.

Name of Selling Security Holder and Position, Office or Material Relationship with us	Common Shares Owned by the Selling Security Holders	Warrants (2) Owned by the Selling Security Holder	Stock Underlying Stock Option Plan	Secured Convertible Term Note Owned by Selling Security Holder	Total Shares Registered (3)	Current Total Amount in $	Number of Shares (1) Owned by Selling Security Holder after Offering and Percent of Total Outstanding: Based on 8,172,671 Shares Outstanding
(4) Crestview Capital Master; LLC	285,000 (+ prior owned not included here 483,967)	142,500 (A & B Warrants)			555,750	712,500	9.41%
(5) Burlingame Equity Investors, LP	131,162	65,581 (A & B Warrants)			255,766	327,905	1.60%
(6) Burlingame Equity Investors (Offshore) Ltd	51,932	25,966 (A & B Warrants)			101,267	129,830	0.64%
(7) Burlingame Equity Investors II, LP	16,906	8,453 (A & B Warrants)			32,967	42,265	0.21%
(8) Mercantile Discount-Provident Funds	400,000	200,000 (A and B Warrants)			780,000	1,200,000	4.89%
(9) Laurus Master Fund		157,500 (G Warrants)		574,713	732,213	2,000,000
(10) Oberon Securities LLC	35,000 (not issued yet ***)	245,000 (C Warrants)			290,500		0.45%
(11) Elite Financial Communications Group LLC		65,000 (E & F Warrants)			65,000
Yitzhak Rosenbaum		10,370 (D Warrants)			10,370
Simon Langbart	3,150				3,150		0.04%
Stock underlying stock option plan ****			1,282,500		1,282,500
Total	923,150	920,370	1,282,500	574,713	4,109,483	4,212,500	17.24%

The number of shares indicated includes shares acquired directly from us by the selling shareholders as well as shares which are issuable upon the exercise of warrants held by the selling shareholders. We intend to seek qualification for sale of the shares in those states where the shares will be offered. That qualification is necessary to resell the shares in the public market in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve re-sales of the shares.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 8,172,671common shares issued and outstanding on January 24, 2006.

(2) Number of shares of common stock the selling shareholder could own, in addition to any common shares already owned, upon exercise of all warrants.

(3) In the total of 4,109,483 shares registered represents the total amount that may be sold by the selling shareholders and includes:

•	up to *885,000 shares of our common stock which were issued in a private placement completed on September 28, 2005, at $2.50 per share;

•	up to *221,250 shares of our common stock which may be issued upon the exercise of A Warrants at $3.00 per share;

•	up to *221,250 shares of our common stock which may be issued upon the exercise of B Warrants at $3.25 per share;

•	up to 245,000 shares of our common stock which may be issued upon the exercise of C Warrants at $3.15 per share;

•	up to 10,370 shares of our common stock which may be issued upon the exercise of D Warrants at $3.50 per share;

•	up to 32,500 shares of our common stock which may be issued upon the exercise of E Warrants at $5.10 per share;

•	up to 32,500 shares of our common stock which may be issued upon the exercise of F Warrants at $6.80 per share;

•	up to 157,500 shares of our common stock which may be issued upon the exercise of G Warrants at $3.80 per share in connection with our Stock Purchase agreement September 27 2005;

•	up to 3,150 shares of our common stock which were issued to Shimon Langbart;

•	up to **45,500 shares of our common stock which are to be issued to Oberon Securities LLC upon effectiveness of this Registration Statement.

•	up to 574,713 shares of our common stock issued upon conversion of a $2,000,000 Secured Convertible Term Note dated September 27, 2005, which is convertible at $3.47 per share; and

•	up to 1,282,500 shares of our common stock underlying 1,282,500 options under our 2004 stock option plan.

* Under the Crestview Agreement and Mercantile Agreement, we are obligated to register 130% of the shares underlying the warrants.

(4) **Crestview Capital Master LLC (the “Purchaser”) is a limited liability company registered in Delaware controlled by Stuart Flink. The fund is affiliated with Dillon Capital, a registered broker-dealer owned by Mr. Flink.

(5) **Burlingame Equity Investors, LP (the “Purchaser”) is limited partnership and is owned, managed and controlled by Blair Sanford

(6) **Burlingame Equity Investors (Offshore) Ltd (the “Purchaser”) is limited partnership and owned, managed and controlled by Blair Sanford

(7) **Burlingame Equity Investors II LP (the “Purchaser”) Burlingame Equity Investors Ltd (the “Purchaser”) is limited partnership and is owned, managed and controlled by Blair Sanford

(8) Mercantile Discount-Provident Funds (the “Purchaser”) is owned, managed and controlled by  Mercantile Discount Bank Ltd.

(9) **Laurus Master Fund Ltd (the “Purchaser”) is incorporated in the Cayman Islands and is managed and controlled by David Grim and Eugene Grim.

(10) *** Oberon Securities LLC will have its shares issued upon the effectiveness of this Registration Statement. It is a limited liability company registered in New York, which is owned, managed, and controlled by Adam Breslawsky, Elad Epstein and Nicole Schmidt

(11) Elite Financial Communications Group LLC(the “Purchaser”) is owned, managed and controlled by

** Collectively (the “Purchasers”)

**** Stock underlying stock option plan, beneficiaries:

Name	Date of Grant	# of Options granted	# of Options registered	Exercise price	First vesting	Expiration Date

Abraham Keinan	24.11.04	1,500,000	375,000	$ 3.5		5 years from the Date of Vesting
					12 months from the date of Grant
Guy Nisenson	24.11.04	1,500,000	375,000	$ 3.5	12 months from the date of Grant	5 years from the Date of Vesting
Eyal J. Harish	24.11.04	75,000	18,750	$ 3.5	12 months from the date of Grant	5 years from the Date of Vesting
Shemer S. Schwartz	24.11.04	75,000	18,750	$ 3.5	12 months from the date of Grant	5 years from the Date of Vesting
Arye Czertok	24.11.04	25,000	6,250	$ 3.5	12 months from the date of Grant	5 years from the Date of Vesting
Aviu Ben-Horrin	24.11.04	25,000	6,250	$ 3.5	12 months from the date of Grant	5 years from the Date of Vesting
Tommy R. Ferguson	6.2.05	30,000	7,500	$ 3.5	6.2.05	5.5 years from the Date of Grant
Bradley Marcus	6.2.05	75,000	18,750	$ 3.5	Over 4 years - 25% vested after a year and 1/16 of the options are vested every 3 months for the following 3 years.	5.5 years from the Date of Grant
Aggelos Kikiras	6.2.05	50,000	12,500	$ 3.5	Over 4 years - 25% vested after a year and 1/16 of the options are vested every 3 months for the following 3 years.	5.5 years from the Date of Grant
Nick Matsoukis	6.2.05	50,000	12,500	$ 3.5	Over 4 years - 25% vested after a year and 1/16 of the options are vested every 3 months for the following 3 years.	5.5 years from the Date of Grant
Bosmat Houston	6.2.05	150,000	37,500	$ 3.5	Over 4 years - 25% vested after a year and 1/16 of the options are vested every 3 months for the following 3 years.	5.5 years from the Date of Grant
Rafael Dick	6.2.05	300,000	75,000	$ 3.5	Over 4 years - 25% vested after a year and 1/16 of the options are vested every 3 months for the following 3 years.	5.5 years from the Date of Grant
Alon Reisser	6.2.05	75,000	18,750	$ 3.5	Over 4 years - 25% vested after a year and 1/16 of the options are vested every 3 months for the following 3 years.	5.5 years from the Date of Grant
Wade Spooner	10.3.05	600,000	150,000	(*)
Ted Parsons	10.3.05	300,000	75,000	(*)
Alon Mualem	8.6.05	300,000	75,000	$ 3.5	12 months from the date of Grant	5.5 years from the Date of Grant

		5,130,000	1,282,500

(*) 10% above the closing price of stock on the date of issue of the Options.

The Following discussion details the history of our agreements with Oberon:

November 24, 2003 Agreement with The Oberon Group, LLC.

We signed a November 24, 2003 Finders Agreement with The Oberon Group, LLC, which is identified in the agreement as a “Finder”. The agreement provided that in consideration for The Oberon Group introducing an investor to us which culminated in the execution of a partial acquisition/investment/financing agreement, we agree to compensate it with a cash fee equal to 8% of the total transaction value as well as 8% of the total transaction value in warrants priced at 100% of the market at closing. The term of the agreement was 6 months and was automatically renewable for continuous consecutive terms, unless either party sends a written notice with a 60-day notice period, indicating the intent to terminate the agreement.

September 28, 2004 Novation Agreement

On September 28, 2004, we entered into an agreement with The Oberon Group and Dragonfly Capital Partners, LLC, a North Carolina limited liability company registered as a broker-dealer with the National Association of Security Dealers and the Securities and Exchange Commission. The agreement provides that all of Oberon Group’s rights and obligations under the November 24, 2003 Finders Agreement, as described immediately above, are transferred to Dragonfly Capital Partners.

June 29, 2005 Assignment Notice

On June 29, 2005, Dragonfly Capital Partners assigned all of its rights and obligations under the September 28, 2004 Novation Agreement to Oberon Securities, LLC, and Oberon Securities accepted such assignment. Oberon Securities is an SEC-registered broker-dealer which was approved for membership in NASD, Inc. as of January 24, 2005.

November 15, 2005 Amendment to the Agreement

On November 15, 2005, we entered into an Amendment to the Finders Agreement with Oberon Securities which reflects certain terms negotiated by the parties.

The Amendment to the Finders Agreement provides that in each case where Laurus Master Fund, Ltd. or any of its affiliates or assigns (“Laurus”) makes an investment in the Company after August 1, 2005, Section 3(a) to the original Finders Agreement shall be amended for such investment and shall read: “Upon the occurrence of a financing by Laurus Master Fund, Ltd. or any of its affiliates or assigns (“Laurus”), Client shall pay to Finder a cash fee equal to 5.5% of the total value of the investment made or pledged by Laurus to Client, whether in tranches or otherwise as well as 5.5% of the total value of the investment made by Laurus in warrants priced at 100% of the market at closing (together the “Fee”)". All investors other than Laurus shall not be governed by this amendment to the Finders Agreement.

As more fully detailed in this prospectus, on September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus.

February 12, 2004 Agreement with The Oberon Group, LLC

On February 12, 2004, we signed an agreement with The Oberon Group, LLC, which provides that The Oberon Group will assist us in exploring, structuring, and negotiating financial alternatives, particularly in the United States, such as acquisitions, mergers, or otherwise.

The agreement provides that we agree to pay The Oberon Group an initial retainer fee of $60,000 in cash for a 6 month period ending August 12, 2004, which is payable upon the signing of the agreement. Instead of receiving the $60,000 payment and upon The Oberon Group’s request, on February 12, 2004, The Oberon Group purchased 20,000 restricted shares of our common stock and 40,000 warrants. Thereafter, we agree to pay The Oberon Group a monthly retainer payment of: (a) $5,000 per month in cash, the first such payment of which commences on March 1, 2004; and (b) 1,500 five year warrants with a strike price of $5.50 per share. Additionally, the agreement provides that in conjunction with any transaction with any United States counter party, we agree to pay The Oberon Group: (a) 7% of the first $1 million of aggregate consideration; plus (b) 6% of the 2nd $1 million of aggregate consideration; plus (c) 5% of the 3rd $1 million of aggregate consideration; plus (d) 4% of the fourth $1 million of aggregate consideration; plus (e) 3% of the remaining aggregate consideration. The agreement further provides that for any given transaction, the consideration paid to The Oberon Group will mirror the consideration paid to any seller.

In addition, upon closing of a transaction, we will issue The Oberon Group, or its assigns, a warrant, valid for five years post closing, entitling its holder to purchase a total of: (a) 7% of the first $1 million of aggregate consideration; plus (b) 6% of the second $1 million of aggregate consideration; plus (c) 5% of any additional aggregate consideration. The warrants will have an exercise price equal to the market price of our common stock shares on the date of closing of the transaction. The agreement further provided that for any revenues paid to us from parties introduced by The Oberon Group to us during the period of three years from the entry into the first agreement or purchase order with such third party, The Oberon Group will receive 1.5% of such revenues, which is referred to in the agreement as a “referral fee”. Such referrals will include any revenues derived from the sale of products or services to such parties, any revenues derived from the sale of our product or services through the sales force of such parties, or any revenues derived by us from joint selling efforts with such parties to a third party.

September 27, 2004 Novation Agreement

On September 27, 2004, we entered into an agreement with The Oberon Group and Dragonfly Capital Partners, LLC, a North Carolina limited liability company registered as a broker-dealer with the National Association of Security Dealers and the Securities and Exchange Commission. The agreement provides that all of Oberon Group’s rights and obligations under the February 12, 2004 Financial Consulting Agreement, as described immediately above, are transferred to Dragonfly Capital Partners. The agreement further provides that The Oberon Group and we mutually release each other from obligations arising from the February 12, 2004 Financial Consulting Agreement and that Dragonfly Capital Partners agrees to perform the duties under the February 12, 2004 Financial Consulting Agreement as if it had been a party to that agreement.

February 18, 2005 Assignment Notice

On February 18, 2005, Dragonfly Capital Partners assigned all of its rights and obligations under the September 27, 2004 Novation Agreement to Oberon Securities, LLC, and Oberon Securities accepted such assignment. Oberon Securities is an SEC-registered broker-dealer which was approved for membership in NASD, Inc. as of January 24, 2005.

On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd., and on September 28, 2005, a Securities Purchase Agreement was entered for a $ 2,212,500 financial transaction by and among the Company, Crestview Capital Master, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, and Burlingame Equity Investors (Offshore), Ltd. and Mercantile Discount - Provident Funds.

On November 15, 2005, we entered into a Letter Agreement with Oberon Securities which reflects the parties agreement with respect to all remaining fees due to Oberon Securities from outstanding retainer payments through the end of November 2005, non-cash M&A fees related to the acquisition of WS Telecom, Inc., and warrants due from the financial advisory services provided by Oberon Securities to the Company in conjunction with fundraising from Laurus Master Fund, Ltd., Crestview Capital Master, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, and Burlingame Equity Investors (Offshore), Ltd.

The Letter Agreement provides that the total and final consideration due to Oberon Securities pursuant to the Finders Agreement and the Financial Consulting Agreement between the parties for said services / transactions shall be: (i) Common Shares - $105,000 “Market Value” (as defined below); (ii) Warrants - 245,000 exercisable for 5-years at $3.15 per share.

For purposes of the Letter Agreement, the common shares will be delivered to Oberon Securities within 7 calendar days of the effectiveness of this prospectus (or at any earlier time as may be requested by Oberon Securities). The specific number of common shares granted to Oberon Securities on that date shall be equal to (a) the “Market Value” of the shares of common stock due to Oberon Securities; divided by (b) the average closing price per share from the three trading days after the date this prospectus has been declared effective by the SEC (with such average price from this section (b) subject to a ceiling of $4.00 per share and a floor of $2.00 per share). The Company is registering 45,500 shares for Oberon.

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell all or a portion of the shares of common stock on any market where our common stock may be listed or quoted (currently the American Stock Exchange ), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the applicable exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions;

(f) market sales (both long and short to the extent permitted under the federal securities laws);

(g) at the market to or through market makers or into an existing market for the shares;

(h) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its warrants or common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

Selling shareholder Crestview Capital Master LLC, which is controlled by Stuart Flink, is affiliated with Dillon Capital, a registered broker-dealer owned by Mr. Flink. Selling shareholder Crestview Capital Master LLC purchased our shares of common stock in the ordinary course of business and at the time of purchasing these securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

Selling shareholder Oberon Securities LLC became entitled to recover their shares and warrants based on their agreement. All of the rights were assigned to Oberon Securities LLC. Oberon has informed the Company that it has no agreements or understandings, directly or indirectly, with any person to distribute the securities.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, New York, and New York.

EXPERTS

Our financial statements as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended included in this prospectus are in reliance on the report of Chaifetz and Schreiber, P.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

Xfone, Inc. and Subsidiaries
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

I-55 INTERNET SERVICES, INC. HAMMOND, LOUISIANA DECEMBER 31, 2004 AND 2003	F-73

Independent Auditors’ Report	F-74

Financial Statements:

Balance Sheets	F-75
Statements of Operations	F-78
Statements of Stockholders’ Deficit	F-79
Statements of Cash Flows	F-80
Notes to Financial Statements	F-81

Supplementary Information:

Independent Auditors’ Report on Supplementary Information	F-89
Schedules of General and Administrative Expenses	F-90

I-55 TELECOMMUNICATION, LLC September 2005, (unaudited)	F-91

Financial Statements:

Balance Sheets	F-92
Statements of Operations	F-93
Notes to Financial Statements	F-94

I-55 TELECOMMUNICATION, LLC DECEMBER 31, 2004	F-98

Independent Auditors’ Report	F-99

Financial Statements:

Balance Sheets	F-100
Statements of Operations	F-101
Statements of Cash Flows	F-102
Notes to Financial Statements	F-103

Supplementary Information:

Independent Auditors’ Report on Supplementary Information	F-109
Schedules of General and Administrative Expenses	F-110

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Xfone, Inc.

We have audited the accompanying consolidated balance sheet of Xfone, Inc. and subsidiaries (the “Company”) as of December 31, 2004, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Xfone, Inc. and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Chaifetz & Schreiber, P.C. BY: /s/ Chaifetz & Schreiber, P.C .—————————————— Chaifetz & Schreiber, P.C. 21 Harbor Park Drive N. Port Washington, NY 11050 March 31, 2005

Xfone, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

	December 31, 2004	December 31, 2004 Convenience translation into U.S.$
Current assets
Cash	£797,097	$1,538,397
Accounts receivable, net	2,271,448	4,383,895
Prepaid expenses, other receivables	693,524	1,338,501
Loan to shareholder	123,965	239,252
Total Current Assets	3,886,034	7,500,045
Loan to shareholder	123,966	239,254
Investments	20,885	40,308
Fixed assets
Cost	1,516,854	2,927,528
Less - accumulated depreciation	(261,561)	(504,813)
Total fixed assets	1,255,293	2,422,715
Other assets	57,106	110,215
Total assets	£5,343,284	$10,312,537

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

December 31, 2004	December 31, 2004 Convenience translation into U.S.$

Current liabilities
Notes payable - current portion	£72,041	$139,039
Trade payables	2,035,368	3,928,260
Other liabilities and accrued expenses	224,032	432,382
Obligations under capital leases - current portion	147,988	285,617
Total current liabilities	2,479,429	4,785,298
Deferred taxes	52	101
Notes payable	509,867	984,043
Obligation under capital leases	141,944	273,952
Total liabilities	£3,131,292	$6,043,394
Commitments and Contingencies
Shareholders' equity
Preferred stock - 50,000,000 shares authorized, none issued
Common stock:
25,000,000 shares authorized,(pound).0006896 par value;
6,220,871 issued and outstanding	4,290	8,279
Foreign currency translation adjustment	1,210	2,335
Contributions in excess of par value	1,373,556	2,650,963
Retained earnings	832,936	1,607,566
Total shareholders' equity	2,211,992	4,269,143
Total liabilities and shareholders' equity	£5,343,284	$10,312,537

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003

Revenues	£11,330,116	£7,282,181	$21,867,124	$14,054,609
Cost of revenues	(7,991,375)	(4,468,420)	(15,423,353)	(8,624,051)
Gross profit	3,338,741	2,813,761	6,443,771	5,430,558
Operating expenses:
Research and development	(25,945)	(44,553)	(50,074)	(85,987)
Marketing and selling	(1,626,288)	(1,091,012)	(3,138,736)	(2,105,653)
General and administrative	(1,573,726)	(1,011,829)	(3,037,291)	(1,952,830)
Total operating expenses	(3,225,959)	(2,147,394)	(6,226,101)	(4,144,470)
Operating profit	112,782	666,367	217,670	1,286,087
Financing expenses - net	(83,403)	(44,283)	(160,968)	(85,466)
Other income	21,128	15,817	40,777	30,527
Income before taxes	50,507	637,901	97,480	1,231,148
Equity in income of affiliated company	20,885	--	40,308	--
Income before taxes	71,392	637,901	137,788	1,231,148
Taxes on income	(31,518)	(216,456)	(60,830)	(417,760)
Net income	£39,874	£421,445	$76,958	$813,388
Ernings Per Share:
Basic	£0.007	£0.080	$0.013	$0.154
Diluted	£0.005	£0.080	$0.009	$0.154

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Number of Ordinary Shares	Share Capital	Contributions in excess of par value	Foreign Currency translation adjustments	Retained Earnings	Total Shareholders' Equity
Balance at January 1, 2003	5,060,889	£3,490	£180,219	--	£457,887	£641,596
Issuance of shares	56,795	40	13,295	--	--	13,335
Net income	--	--	--	--	421,445	421,445
Dividend payable	--	--	--	--	(86,270)	(86,270)

Balance at December 31, 2003	5,117,684	£3,530	£193,514	--	£793,062	£990,106
Balance at January 1, 2004	5,117,684	£3,530	£193,514	--	£793,062	£990,106
Issuance of shares	1,103,187	760	1,180,042	--	--	1,180,802
Currency translation	--	--	--	1,210	--	1,210
Net income	--	--	--	--	39,874	39,874
Dividend payable	--	--	--	--	--	--

Balance at December 31, 2004	6,220,871	£4,290	£1,373,556	£1,210	£832,936	£2,211,992
Convenience translation into U.S.$:
Balance at January 1, 2004	5,117,684	$6,495	$356,066	--	$1,459,234	1,821,795
Issuance of shares	1,103,187	1,467	2,277,481	--	--	2,278,948
Currency translation	--	--	--	2,335	--	2,335
Net income	--	--	--	--	76,957	76,957
Change of currency rates	--	317	17,416	--	71,375	89,108
Dividend payable	--	--	--	--	--	--
Balance at December 31, 2004	6,220,871	$8,279	$2,650,963	$2,335	$1,607,566	$4,269,143

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$

Cash flow from operating activities
Net income	£39,874	£421,445	$76,957	$813,389
Adjustments to reconcile net income to net
cash (used in) provided by operating activities	(1,011,980)	298,159	(1,953,121)	575,447
Net cash (used in) provided by operating activities	(972,106)	719,604	(1,876,164)	1,388,836
Cash flow from investing activities
Purchase of other assets	(57,816)	--	(111,585)	--
Purchase of equipment	(635,905)	(108,270)	(1,227,297)	(208,961)
Proceeds from sale of fixed assets	--	3,500	--	6,755
Net cash used in investing activities	(693,721)	(104,770)	(1,338,882)	(202,206)
Cash flow from financing activities
Proceeds from long term loans from banks and others	578,741	(4,001)	1,116,970	(7,722)
Repayment of capital lease obligation	(187,357)	(55,862)	(361,599)	(107,814)
Proceeds from issuance of common stock	1,180,802	13,335	2,278,948	25,737
Dividend paid	(86,270)	(63,261)	(166,501)	(122,094)
Net cash provided by (used in) financing activities	1,485,916	(109,789)	2,867,818	(211,893)
Net (decrease) increase in cash	(179,911)	505,045	(347,227)	974,737
Cash, beginning of year	977,008	471,963	1,885,625	910,889
Cash, at end of year	£797,097	£977,008	$1,538,397	$1,885,626
Supplemental disclosures of cash flow information:
Net cash paid during the year for:
Income taxes	£261,896	£14,044	$505,459	$27,105
Interest	£30,347	£11,213	$58,570	$21,641

Supplemental Schedule of Noncash Investing and Financing Activities:
For the year ended December 31:

2004	2003	2004	2003
Convenience translation into U.S.$

Acquired equipment under capital lease obligation	£319,953	£86,316	$617,509	$166,590
Issuance of shares of common stock for
Compensation for professional services	--	--
Number of shares	37,500	--	37,500	--
Amount	£60,120	--	$116,032	--

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (Contd.)

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$

Depreciation and amortization	£124,200	£89,592	$239,706	$172,913
Bad debt expense	125,333	109,532	241,894	211,397
Stock issued for professional services	--	--	--	--
249,533	199,124	481,600	384,310
Changes in assets and liabilities:
Increase in trade receivables	(1,132,957)	(412,627)	(2,186,608)	(796,370)
Increase in other receivables	(352,580)	(160,359)	(680,479)	(309,493)
Decrease in shareholder loans	38,805	16,394	74,894	31,640
Equity in earnings of investments	(20,885)	--	(40,308)	--
Decrease in trade payables	397,938	461,247	768,020	890,207
Decrease (increase) in other payables	(155,777)	183,271	(300,650)	353,713
Increase (decrease) in deferred taxes	(36,057)	11,109	(69,590)	21,440
(1,261,513)	99,035	(2,434,721)	191,137
Total adjustments	£(1,011,980)	£298,159	$(1,953,121)	$575,447

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Nature of Business

A.	Xfone, Inc. (“Xfone”) was incorporated in Nevada, U.S.A. in September, 2000 and is a provider of long distance voice and data telecommunications services, primarily in the United Kingdom.

The Company’ s holdings in subsidiaries are as follows:
Swiftnet Limited (“Swiftnet”) – wholly owned U.K. subsidiary
Xfone U.S.A. Inc. (“Xfone U.S.A.”) located in Mississippi – wholly owned subsidiary.
Xfone 018 Ltd. formerly Xfone Communication Ltd., and Israeli company ("Xfone Israel") - in which the Company holds a 74% ownership share.

The Company entered into an agreement to acquire WS Telecom Inc. a Mississippi corporation, that provides telecommunication services in the southeastern United States. Xfone U.S.A. is managing WS Telecom Inc. under a management agreement (see Note 19). The financial statements consolidate the operations of Xfone, Swiftnet Limited, Xfone Israel and Xfone U.S.A. – (collectively the “Company”).

B.
The financial statements of the Company have been prepared in Sterling (“£”) since this is the currency of the prime economic environment, the U.K., in which the operations of the Company are conducted.

C.
The financial statements have been translated into U.S. dollars using the rate of exchange of the U.S. dollar at December 31, 2004. The translation was made solely for the convenience of the readers. It should be noted that the £ figures do not necessarily represent the current cost amounts of the various elements presented and that the translated U.S. dollar figures should not be construed as a representation that the £ currency amounts actually represented, or could be converted into, U.S. dollars. The representative rate of exchange of the £ at December 31, 2004 was £1 = 1.93 U.S.$.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 — Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Principles of Consolidation and Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Minority interest in the loss of a subsidiary will cease to be recorded when it’s respective equity interest is reduced to zero and below. Such unrecorded minority losses will only be recorded as the respective subsidiary’s future profits exceed cumulative unrecorded losses.

B.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, an estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. Accounts are considered past due once the unpaid balance is 90 days or more outstanding, unless payment terms are extended. When an account balance is past due and attempts have been made to collect the receivable through legal or other means, the amount is considered uncollectible and is written off against the allowance balance.

At December 31, 2004 the accounts receivable are presented net of an allowance for doubtful accounts of £268,326.

C.	Investments

Investments in affiliates over which we have a significant influence, but not a controlling interest, are accounted for using the equity method of accounting. All equity investments are periodically reviewed to determine if declines in fair value below cost basis are other than temporary. If the decline in fair value is determined to be other than temporary, an impairment loss is recorded and the investment is written down to a new carrying value. In case of losses the equity of such investments is reduced to zero.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 — Significant Accounting Policies (Cont.)

D.	Equipment

Equipment is stated at cost. Depreciation is calculated by the declining balance method over the estimated useful lives of the assets. Annual rates of depreciation are as follows:

	Method	Useful Life
Switching equipment	straight line	10 years
Machinery and equipment	reducing balance and straight line	3-4 years
Furniture and fixtures	reducing balance and straight line	4-14 years
Motor vehicles	reducing balance	4 years

E.	Other Intangible Assets

Other intangible assets with determinable lives consist of license for communication services and are amortized over the 20 year term of the license.

F.	Long-Lived Assets

We periodically evaluate the recoverability of the carrying amount of long-lived assets (including property, plant and equipment, and intangible assets with determinable lives) whenever event or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. We evaluate events or changes in circumstances based on a number of factors including operating results, business plans and forecasts, general and industry trends and, economic projections and anticipated cash flows. An impairment, if any, is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in earnings. We also continually evaluate the estimated useful lives of all long-lived assets and periodically revise such estimates based on current events.

G.	Revenue Recognition

The Company’s source of revenues results from charges to customers for the call minutes they use while on the Company’s telecommunications system. Such revenues are recognized at the time this service is rendered. Amounts prepaid by customers are deferred and recorded as a liability and then recorded as revenue when the customer utilizes the service. Messaging services customers are being charged on a per minute basis, per fax page or email. Commissions to agents are accounted as marketing costs for the Company.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 - Significant Accounting Policies (Cont.)

H.	Reclassification

Certain reclassification of 2003 amounts have been made to conform to the 2004 presentation.

I.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

J.	Earnings Per Share

Basic earning per share (EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

K.	Income Taxes

Deferred tax liabilities or assets reflect temporarily differences between amounts of assets and liabilities for financial and tax reporting and are adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

L.	Stock-Based Compensation

The Company accounts for equity-based compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” All equity-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123. Under APB No. 25, compensation expense is based upon the difference, if any, on the date of grant, between the fair value of the Company’s stock and the exercise price. Pro forma information (see Note 12) regarding the Company’s net income and net earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 - Significant Accounting Policies (Cont.)

M.	Foreign Currency Translation

Assets and liabilities of subsidiaries operating outside United Kingdom with a functional currency other than Pound are translated into Pounds using year end exchange rates, costs and expenses are translated at the average exchange rate effective during the year. Foreign currency translation gains and losses are included in the shareholders equity section.

N.	Recent Accounting Pronouncements G.

In December 2004, the FASB issued statement of financial Accounting Standards No. 123 (revised) ” Share based payments (revised 2004)” (SFAS 123R) requiring that the compensation cost relating to share based payment transactions be recognized in financial statements. The cost is to be measured based on the fair value of the equity or liability instruments issued. SFAS 123R is effective as of the first interim or annual reporting period beginning after December 15, 2005. We currently expect that the adoption of SFAS 123R will reduce 2005 diluted earnings by £.08 to £.09 per share.

In January 2003, the FASB issued FIN 46, which provides guidance on consolidation of variable interest entities. In December 2003, the FASB referred the effective date of FIN 46 for certain variable interest entities (non special purpose entities) until the first quarter of 2004. The provisions of FIN 46 do not have effect on the consolidated financial statements.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 3 — Prepaid Expenses, Other Receivables and Deposits

December 31, 2004	December 31, 2004 Convenience translation into U.S.$

Prepaid acquisition costs	£130,143	$251,176
Other prepaid expenses	184,781	356,627
Due from Swiftglobal, Limited (nonaffiliated entity)	24,363	47,021
Due from Story Ltd. (affiliated entity)	15,960	30,803
Due from WS Telecom Inc.	142,429	274,888
Other receivables	195,848	377,986
£693,524	$1,338,501

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Contd.)

Note 4 - Loan to the Chairman of the Board and Shareholder

The Company has a non-interest bearing loan of £247,931 due from shareholders. Which has been classified as noncurrent and is to be repaid as follows.:

		Convenience translation into US$
2005	£123,965	$239,252
2006	123,966	239,254
£247,931	$478,506

Note 5 — Fixed Assets

December 31, 2004	December 31, 2004 Convenience translation into U.S.$

Prepaid acquisition costs	£130,143	$251,176
Cost
Equipment held under capital lease	£656,781	$1,267,587
Office furniture and equipment	46,187	89,141
Development costs	92,815	179,133
Compuer equipment	721,071	1,391,667
£1,516,854	$2,927,528

Accumulated Depreciation under capital lease
Equipment held under capital lease	£125,630	$242,466
Office furniture and equipment	14,693	28,358
Development costs	35,226	67,986
Computer equipment	86,012	166,003
£261,561	$504,813

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 6 — Investments

The Company has investments in two business ventures as follows: 47 1/2% of Auracall Limited (“Auracall”) and 40% of Story Telecom Ltd. (“Story”), both start up entities in the U.K. Through December 31, 2004, the cumulative net loss of Story has exceeded the Company’s investments therein, Accordingly, such investments have been reduced to zero. Story and Auracall Limited buy their telecommunications services they resell, from the Company.

Note 7 — Other Assets

December 31, 2004	December 31, 2004 Convenience translation into U.S.$

Prepaid acquisition costs	£130,143	$251,176
Cost	£57,816	$111,585
Accumulated amortization	710	1,370
£57,106	$110,215

During 2004, the Company acquired a communication license for operating Xfone Israel at a cost of £57,816, which is being amortized over 20 year term of the license.

Note 8 — Other Liabilities and Accrued Expenses

December 31, 2004	December 31, 2004 Convenience translation into U.S.$

Prepaid acquisition costs	£130,143	$251,176
Corporate taxes	£81,412	$157,125
Professional fees	85,226	164,487
Payroll and other taxes	17,901	34,549
Others	39,493	76,221
£224,032	$432,382

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 9 — Notes Payable

December 31, 2004	December 31, 2004 Convenience translation into U.S.$

Prepaid acquisition costs	£130,143	$251,176
First National Finance - maturity 2005, annual	£2,000	$3,860
Interest rate 7.16%
Newcourt - maturity 2004-5, annual interest rate 7.16%	1,167	2,252
Bank Hapoalim - maturity, October 2009
annual interest of the bank's prime rate
plus 1%, payable in 58 equal payments of
Pound 7,654 including interest	380,497	734,359
Shareholder (minority interest holder) due and payable, November 2008
annual interest at Israeli consumer price index plus 4%	198,244	382,611
	581,908	1,123,082
Less current portion	72,041	139,039
£509,867	$984,043

Five years maturity of long term debts is as follows:

Convenience translation into US$

December 31,
2005	£72,041	$139,039
2006	73,560	141,971
2007	78,564	151,629
2008	282,153	544,555
2009	75,590	145,888
£581,908	$1,123,082

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 10 — Capital Lease Obligations

The Company is the lessee of switching and other equipment under capital leases expiring in various years through 2007. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for 2004.

Minimum future lease payments under capital leases as of December 31, 2004 for each of the next four years are:

Convenience translation into US$
December 31,
2005	£164,079	$316,672
2006	117,961	227,665
2007	33,674	64,991
Total minimum lease payments	315,714	609,328
Less: amount representing interest	(25,782)	(49,759)
Present value of net minimum lease payment	£289,932	$559,569

Interest rates on capitalized leases vary up to 9.6%, per annum.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 11 — Income Taxes

The	Company does not file consolidated tax returns.

The	following table reflects the Company’s deferred tax assets and (liabilities) at December 31, 2004:

Convenience translation into US$
Defered tax liabilities:	£27,103	$52,309
Accelerated tax writeoff of fixed assets
Deferred tax assets:
Allowance for doubtful debts	27,051	52,208
Net deferred taxes liabilities	£52	$101

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 11 — Income Taxes (cont.)

The provision for income taxes differs from the amount computed by applying the statutory income tax rates to income before taxes as follows:

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$
Income tax computed at statutory rate	£17,969	£160,550	$34,680	$309,862
Effect of tax authority adjustments	11,601	12,435	22,390	24,000
Other	--	1,638	--	3,161
Effect of permanent differences (including	--
effect of nonconsolidated tax filings)	1,948	42,656	3,760	82,326
Utilization of net operating loss	--	(823)	--	(1,589)
Provision for income taxes	£31,518	£216,456	$60,830	$417,760
Note 12 — Commitments & Contingencies

Xfone entered into an agreement with an investor in Israel, whereby the later purchased 26% interest in Xfone Israel owned by an existing shareholder through providing a bank guarantee of £1,203,731 ($2,321,116) to the Ministry of Communications of the State of Israel which replaced an existing bank guarantee given by the Company. As part of the agreement, the Company agreed to indemnify the investor for any damage caused to him due to the forfeiture of the bank guarantee with the Ministry of Communications on account of any act and/or omission of Xfone, provided that the said act or omission is performed against the opinion of the investor or without his knowledge. Further, the Company agreed that if at the end of the first two years of Xfone Israel business activity, its revenues shall be less than £1,037,200 ($2,000,000), or if it shall cease business activity (at any time), the Company shall secure the return of the bank guarantee to the investor.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 13 — Capital Structure, Stock Options

In connection with a Stock Purchase Agreement, clarified on July 30, 2001, Campbeltown Business Limited (“Campbeltown”), an entity owned by the Nissenson family including the Company’s President and Chief Executive Officer, a shareholder, holds options from the Company and one of its directors to purchase 500,000 additional shares of the Company for the amount of $200,000. This transaction can be executed either by the Company issuing new shares, or by the director selling his private shares as long as he has an adequate amount of shares, as the director will decide. This option will expire on December 31, 2005.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no pre-emptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

During January 2004, the Company issued 17,500 shares and 17,500 Warrants A, and 17,500 Warrants B for consulting services. In addition the Company granted 100,000 Warrants A for legal services. During February 2004, the Company granted 50,000 Warrants A for consulting services.

On February 12, 2004, the Company closed an offering of 986,737 restricted shares of common stock, with 1,136,737 Warrants A and 986,737 Warrants B. The Company sold 969,237 shares of common stock with a Warrants A and B attached for aggregate proceeds of £1,580,278. Costs associated with this funding were £433,051 from the proceeds of the offering and an additional 150,000 Warrant A, valued at 33,179. Each Warrant A, which is not freely transferable, entitles the owner to purchase one share, until not later than January/February 2009 at an exercise price of $5.50. Each Warrant B, which is not freely transferable, entitles the owner to purchase one share, until not later than until the earlier of 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange. The Warrants B are exercisable at an exercise price of $3.50. Warrants B were expired on November 2004 according to the warrants terms. The Company sold shares with attached Warrants A and B to a total of 16 persons and 8 entities.

The offering agreement requires the Company is issue additional shares for nil consideration to the participants of the offering under certain conditions, as defined. Accordingly, on November 17, 2004, the Company issued 109,716 shares according to this agreement.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 13 — Capital Structure, Stock Options (cont.)

The following restricted stock was issued, in Pounds during 2004:

Month Issued	Number of Shares	Price Per Share	Share Capital	Contributions in excess of par Value	Total issue Price
February	986,737	1.628	£680.00	£1,605,728	£1,606,408
Cost of issuance in February				(433,051)	(433,051)
May	3,000	1.618	2	4,852	4,854
July	3,734	0.694	2	2,589	2,591
November	109,716		76	(76)	0
1,103,187	£760.00 £1,180,042	£1,180,802

Stock Option Plan

In November 2004, the Company’s board of directors approved the adoption of the principal items forming the Company’s 2004 stock option plan (The “Plan”) for the benefit of employees, officers, directors, consultants and subcontractors of the Company including it’s subsidiaries.

The purpose of the Plan is to enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to ,provide an incentive to such persons presently engaged with the Company and to promote the success of the Company business.

The Plan will provide for the grant of options an aggregate of 5,500,000 shares of the Company’s common stock. The Plan shall be administered by the board to determine the persons to whom options are granted, the number of options that are granted, the number of shares to be covered by each option, the options may be exercised and whether the options is an incentive or non-statutory option.

At November 24, 2004 3,200,000 options were granted under the plan described above according to the following terms:

Option exercise price — $3.5, vesting date – 12 month from the date of grant, expiration date – 5 years from the vesting date.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 13 — Capital Structure, Stock Options (cont.)

Stock Option Plan (cont..)

Transactions related to the above Plan during the period ending December 31, 2004 were as follows:

	2004	Exercise Price
Options outstanding at the beginning of the period	--		--
Granted	3,200,000		$3.50
Forfeited	--		--
Options outstanding at the end of the period	3,200,000		$3.50
Exercised at end of the period	--		--
Weighted average fair value of options granted	--		$0.427

The following table summarize information about options outstanding and exercisable at December 31, 2004:

Price range	Number outstanding 12.31.2004	Average remaining life (years)	Average exercise price
$3.50	3,200,000	6	$3.50

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 13 — Capital Structure, Stock Options (cont)

Stock Option Plan (cont.)

The Company accounts for stock options plan grants to employees and directors in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25). Under APB No. 25, there is no compensation cost recognized for the Company’s stock option plan, because the options granted under the plan have an exercise price greater than the market value of the underlying stock at the grant date. Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123), as amended, allows, but does not require companies to record compensation cost for fixed stock option plans using a fair value based method. As permitted by SFAS No. 123, the Company elected to account for compensation cost for the stock option plan using the intrinsic value based method under APB No. 25. See Recent Accounting Pronouncements section of this Note for discussion of recently issued rules regarding accounting for share-based payments. The following table sets forth pro forma information as if compensation cost had been determined consistent with the requirements of SFAS No. 123. The fair value of the options granted was estimated on the date of grant using Black-Scholes option pricing model.

Proforma reporting based on the fair value method

Reported	Proforma
Period Ended December 31, 2004
Cost of compensation - net	£ --	£ 708,615
Net income (loss) for the period	39,874	(668,741)
Basic net earnings (loss) per share	0.007	(0.111)
Diluted net earning (loss) per share	0.005	(0.077)

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 14 — Earnings Per Share

Year Ended December 31, 2004
Income (Numerator)	Shares (Denominator)	Weighted Average Per Share Amount	Per Share Amounts
Convenience translation into U.S. $

Net Income	£39,874
Basic EPS:
Income available to common stockholders	£39,874	5,998,252	£ 0.00	$ 0.013

Effect of dilutive securities:
Options and warrants	--	2,634,698	--	--
Diluted EPS:
Income available to common stockholders	£39,874	8,632,950	£ 0.00	$ 0.009

Year Ended December 31, 2004
Income (Numerator)	Shares (Denominator)	Weighted Average Per Share Amounts	Per Share Amounts
Convenience translation into U.S. $

Net Income	£421,445
Basic EPS:
Income available to common stockholders	£421,445	5,098,286	£0.08	$0.154

Effect of dilutive securities:
Options and warrants	--	500,000	--	--
Diluted EPS:
Income available to common stockholders	£421,445	5,598,286	£0.08	$0.154

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 15 — Selected Statement of Operations Data

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$

A Marketing & Selling:
Advertising	£ 60,363	£25,365	116,500	$48,954
Consultancy	75,471	83,970	145,659	162,062
Commissions	1,408,860	964,623	2,719,099	1,861,723
Others	81,594	17,054	157,474	32,914
	£1,626,288	£1,091,012	$3,138,732	$2,105,653
B General & Administrative:
Salaries & benefits	£ 835,495	£410,024	$1,612,505	$791,346
Rent & maintenance	233,196	84,121	450,068	162,354
Communications	23,005	4,830	44,400	9,322
Professional fees	149,911	224,087	289,328	432,488
Bad debts	125,333	109,532	241,893	211,397
Depreciation	51,376	89,592	99,156	172,913
Others	155,410	130,124	299,941	251,138
	£1,573,726	£1,052,310	$3,037,291	$2,030,958

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 15 — Selected Statement of Operations Data (cont.)

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$
Financing Expenses, Net:
Bank charges	£33,420	£ 31,013	$64,501	$59,854
Interest on capital leases	17,581	9,578	33,931	18,486
Foreign currency exchange	31,027	2,305	59,882	4,449
Other interest and charges	1,375	1,387	2,654	2,677
£83,430	£ 44,283	$160,968	$85,466

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 16 - Related Party Transactions

Refer to notes 4 and 13 for additional related party activity

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$
Shareholder's salaries	£ 120,736	£ 147,407	$233,020	$284,496
Bonus	£ 5,000	£ -0	$9,650	$--
Cambeltown Business Limited:
Fees	£ 57,000	£ 55,000	$110,010	$106,150
Consultancy	£ 44,643	£ 41,237	$86,161	$79,587
Due to Campbeltown	£ 6,950	£ 6,950	$13,414	$13,414
Accrued expenses	£ 18,243	£ -	$35,209	$--
Vision Consulatants Limited:
Fees	£ 101,643	£ 55,000	$196,171	$106,150
Story Telecom Limited:
* Revenues	£ 4,778,564	£ 2,715,231	$9,222,629	$5,240,396
Trade payable	£ -	£ 22,771	$--	$43,948
Commissions	£ 296,339	£ 38,930	$571,934	$75,135
*Due from Story Telecom - net	£ 1,137,863	£ 413,644	$2,196,076	$798,333
*Directly and indirectly through Global VOIP Ltd.
Auracall Limited:
**Revenues	£ 909,007	£ 318,774	$1,754,384	$615,234
Commissions	£ 496,822	£ 171,234	$958,866	$330,482
Due to Auracall - net	£ 86,097	£ 4,533	$166,167	$8,749
Trade payable	£ -	£ 18,040	$--	$34,817

** Resulting from Auracall sales
Dionysos Limited:			$--	$--
Fees	£ 16,274	£ -	$31,409	$--

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 17 — Financial Commitments

The Company has annual rent commitments under a non-cancellable operating lease of £38,200, which terminates in December 2012. Rent expense for the two years ended December 31, 2004 and 2003, were £51,026 and £49,500, respectively.

The Company has a performance based incentive agreement with its Chairman of the Board and Campbeltown which provides to each person/entity 1% of the Company’s revenues exclusive of revenues from Story.

The Company has an 18 month renewable consulting agreement with Campbeltown, which was renewed on November 2004. Under this agreement Campbeltown agrees to provide (a) analysis of proposed acquisitions; (b) such markets for the Company’s telecommunications services in additional countries; (c) formulate strategies for the Company’s future growth plans; and (d) introduce potential customers to the Company’s business. The Company is obligated to pay Campbeltown £2,000 ($3,860) per month plus an additional performance bonus based upon monthly revenue targets as follows:

Target Monthly Revenue	Monthly Bonus	Convenience Translation US$
Up to£125,000	£ --	$--
From£125,000 to£150,000	£1,250	$2,413
From£150,000 to£175,000	£2,500	$4,825
Over£175,000	£2,750	$5,308

The Company has commission agreements with various resellers that are entitled to 10% of the revenues that they generate.

The Company anticipates annual maintenance of equipment to be approximately£50,000 ($96,500).

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 18 — Economic Dependency and Credit Risk

Approximately, 42% and 22% of total 2004 revenues were derived, respectively, from two customers and approximately 36% and 18% of total 2003 revenues were derived, respectively, from two customers.

Approximately, 48% and 21% of the total accounts receivable at 2004 were due from two customers.

Approximately, 20%, 20%, 20% and 12% of the Company’s purchases are from four suppliers for the year ended December 31, 2004, and 31%, 24%, 20% and 15% are from two suppliers for the year ended December 31, 2003.

The Company may periodically maintain cash balances at a commercial bank within the countries that it operates which are in excess of respective government insurance limits.

Note 19 — Segment Information

The percentage of the Company’s revenues is derived from the following segments.

	Years Ended December 31,
	2004	2003
Telephone minute billing plus
messaging services,
including facsimile, nodal, and
e-mail related services	52%	55%
Mobile phone service	4%	7%
Calling cards	44%	38%
100%	100%

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 19 — Segment Information (cont.)

The Company has four major types of customers:

•	Residential – These customers either must dial “dial 1 service” or acquire a box that dials automatically.

•	Commercial – Smaller business are treated the same as residential customers. Larger businesses’ PBX units are programmed.

•	Governmental agencies – Include the United Nations World Economic Forum, the Argentine Embassy and the Israeli Embassy.

•	Resellers, such as WorldNet and Vsat – We provide them with our telephone and messaging services. For WorldNet we also provide the billing system.

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$
Revenues
Telephone & messaging	£5,930,541	£3,996,732	$11,445,945	$7,713,692
Mobile	480,451	503,475	927,270	971,707
Calling Cards	4,919,124	2,781,974	9,493,909	5,369,210
Total Revenues	£11,332,116	£7,282,184	$21,867,124	$14,054,609
Direct Operating Expenses
Telephone & Messaging	£4,789,133	£2,370,941	$9,243,027	$4,575,916
Mobile	375,598	416,918	724,904	804,652
Calling Cards	4,578,359	2,604,703	8,836,233	5,027,077
Total Direct Operating Expenses	£9,743,090	£5,392,562	£18,804	10,407,645

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 19 — Segment Information (cont.)

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$
Direct Operating Profit
Telephone & Messaging	£ 1,141,408	£ 1,625,791	$2,202,918	$3,137,776
Mobile	104,853	86,557	202,366	167,055
Calling Cards	340,765	177,271	657,676	342,133
Total Profits	£ 1,587,026	£ 1,889,619	$3,062,960	$3,646,964
Corporate and common operating expenses	£ 1,474,244	£ 1,223,252	£2,845,290	$2,360,875
Operating Profit	£ 112,782	£ 666,367	$217,670	$1,286,089

The assets of the Company are for common usage for all reportable segments.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 19 — Segment Information (cont.)

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$
Revenues
England	£9,722,528	£7,282,181	$18,764,479	$14,054,609
United States	1,598,344	--	3,084,804	--
Israel	9,244	--	17,841	--
Total revenues	£11,330,116	£7,282,181	$21,867,124	$14,054,609
Direct Operating Expenses
England	£8,841,441	£5,392,562	$17,063,981	$10,407,645
United States	882,908	--	1,704,012	--
Israel	18,741	--	36,170	--
Total direct operating expenses	£9,743,090	£5,392,562	£18,804,163	£10,407,645
Direct Operating Profit (Loss)
England	£881,087	£1,889,619	$1,700,498	$3,646,964
United States	715,436	--	1,380,792	--
Israel	(9,497)	--	(18,329)	--
£1,587,026	£1,889,619	£3,062,961	£3,646,964
Corporate and common operating expenses
England	£805,285	£1,223,252	$1,554,200	$2,360,875
United States	584,186	--	1,127,479	--
Israel	84,773	--	163,612	--
£1,474,244	£1,223,252	£2,845,291	£2,360,875
Operating Profit
England	£75,802	£666,367	$146,298	$1,286,089
United States	131,250	--	253,313	--
Israel	(94,270)	--	(181,941)	--
Operating Profit	£112,782	£666,367	£217,670	£1,286,089

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 20 – Management Agreement

On July 1, 2004, in conjunction with this acquisition (see Note 21), Xfone USA also entered into a management agreement with WS Telecom. The management agreement provides that WS Telecom hires and appoints Xfone USA as manager to be responsible for the operation and management of all of WS Telecom’s business operations, including:

•	Personnel – Supervising the current employees and independent contractors of WS Telecom with the authority to hire, discharge and direct personnel for the conduct of the business;

•	Accounting - Supervision and administration of all accounting and the maintenance of all books and records for the business;

•	Contracts – Maintain all existing contracts necessary for the operation of the business and the authority to enter into or renew contract in WS Telecom’s name;

•	Policies and procedures - Preparation of all policies and procedures for the operation of the business; and

•	Budgets – Preparation of all operating, capital or other budgets.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 20 – Management Agreement (cont.)

In consideration of these management services, WS Telecom has assigned and transferred as of July 1, 2004 to Xfone USA all revenues generated from the operations of the business and Xfone USA has agreed to pay from the revenues the normal operating, maintenance, administrative and similar expenses of the business. Further, WS Telecom designates Xfone USA as the controlling party of the current operating accounts of the business. In addition, Xfone USA, in its discretion, will have the right to make advances or loans to WS Telecom payable on demand (or if no demand payable in equal quarterly installments of principal and interest) for an amount up to $500,000, with interest at 7% per annum from the date advanced until paid for the payment of any amounts due during the term of the management agreement for any of the “special liabilities” as defined in the management agreement. Two senior executives of WS Telecom have jointly and severally, unconditionally guaranteed the prompt payment when due of these manager loans.

	For the Six months ended December 31, 2004	Convenience translation into US$
Revenue	£1,598,344	$3,084,804
Cost of sales	882,908	1,704,012
Gross profit	715,436	1,380,792
Selling, general and administration	665,902	1,285,191
Taxes on income	17,719	34,198
Net income after tax expenses	£31,815	$61,403

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 21 — Subsequent Events

A.	In March 2005, Xfone Communications Ltd. officially changed its name to Xfone 018 Ltd.

B.	OnJanuary 31, 2005 the Company transferred a 5% ownership share in Xfone Israel to an unrelated party.

C.
The Company granted to certain employees on February 6, 2005 a total of 730,000 options subject to the principles of the stock option plan of the Company and according to the following terms: The “Vesting Date” of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years. Expiration date for all abovementioned options is 5.5 years from the Date of Grant.

D.
On March 10, 2005, the Company consummated its merger with WS Telecom, Inc., d/b/a/ eXpeTel Communications, Inc., a Mississippi corporation and its subsidiaries (“eXpeTel”) through Xfone, Inc.‘s subsidiary Xfone USA, Inc. In connection with this acquisition and according to the agreement, the Company is committed to issue 663,650 restricted shares of its common stock representing a market value of $2,200,000. The Company also is committed to issue a number of warrants with a value of $1,300,000, the value of which will be calculated as of the date the Company and WS Telecom Inc. enter into a Management Operating Agreement, assuming 90% volatility of the underlying share of common stock of the Company in accordance with the Black Scholes option – pricing model.

The Company anticipates that this acquisition will require, approximately $1,000,000 for working capital.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 21 — Subsequent Events (cont.)

Proforma Information

The following proforma information has been prepared assuming the acquisition had occurred as of December 31, 2004 for balance sheet purposes and as of January 1, 2004 for statement of operations purposes:

Proforma Combined Consolidated Balance Sheets
December 31, 2004

Xfone Inc. Consolidated	WS Telecom Inc. d/b/a eXpeTel (Unaudited)	Proforma Adjustments (Unaudited)	Proforma Combined (Unaudited)	Proforma Combined Convenience translation into US$ (Unaudited)

Current Assets	£ 3,886,034	£463,352	(180,561)	£ 4,168,825	$8,045,832
Loan to shareholder	123,966	--	--	123,966	239,254
Investments	20,885	--	--	20,885	40,308
Fixed Assets	1,255,293	588,079	--	1,843,372	3,557,708
Excess of costs over for value	--
of net assets acquired	--	--	1,900,002	1,900,002	3,667,005
Other Assets	57,106	70,051	--	127,157	245,413
Total Assets	£ 5,343,284	£1,121,482;	£1,719,441	£8,184,207	$15,795,520
Currnt Liabilities	2,479,429	1,084,597	(180,561)	3,383,465	6,530,087
Long Term Liabilities	651,863	121,787	--	773,650	1,493,145
Shareholders Equity	2,211,992	(84,902)	1,900,002	4,027,092	7,772,288
Total liabilities and
Shareholders' Equity	£ 5,343,284	£1,121,482	£1,719,441	£8,184,207	$15,795,520

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 21 — Subsequent Events (cont.)

Proforma Information (cont.)
Proforma Combined Consolidated Statement of Operations
For the Year Ended December 31, 2004

Xfone Inc. Consolidated	WS Telecom Inc. d/b/a eXpeTel (Unaudited)	Proforma Adjustments (Unaudited)	Proforma Combined (Unaudited)	Proforma Combined Convenience translation into US$ (Unaudited)
Revenues	£ 11,330,1£	1,597,697	£--	£ 12,927,813	$24,950,679
Cost of Revenues	(7,991,375)	(883,422)	--	(8,874,797)	(17,128,358)
Gross Profit	3,338,741	714,275	--	4,053,016	7,822,321
Operating expenses	(3,225,959)	(663,261)	--	(3,889,220)	(7,506,195)
Operating profit	112,782	51,014	--	163,796	316,126
Financing expenses - net	(83,403)	(23,338)	--	(106,741)	(206,010)
Other income	21,128	(43,400)	--	(22,272)	(42,985)
Income before taxes	50,507	(15,724)	--	34,783	67,131
Equity in income of affiliated
Company	20,885	--	--	20,885	40,308
Income before taxes	71,392	(15,724)	--	55,668	107,439
Taxes on income	(31,518)	--	--	(31,518)	(60,830)
Net income	£ 39,874	£ 15,724	£ -	£ 24,150	£ 46,609
Earning per Share:
Basic	£ 0.007	£ 0.004	$ 0.008
Diluted	£ 0.005	£ 0.003	$ 0.006

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005
Unaudited

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005
Unaudited

Xfone, Inc. and Subsidiaries

BALANCE SHEETS

	September 30,	December 31,	September 30,
	2005	2004	2005
	Unaudited	Audited	Unaudited
			Convenience translation into U.S.$
Current assets

Cash	£1,598,897	£797,097	$2,811,660

Accounts receivable, net	3,113,272	2,271,448	5,474,688

Prepaid expenses and other receivables	959,143	693,524	1,686,654

Loan to shareholder	123,965	123,965	217,992

Total Current Assets	£5,795,277	£3,886,034	$10,190,994

Loan to shareholder	123,966	123,966	217,994

Investments	64,728	20,885	113,824

Fixed assets

Cost	2,460,478	1,516,854	4,326,751

Less - accumulated depreciation	(446,574)	(261,561)	(785,300)

Total fixed assets, net	2,013,904	1,255,293	3,541,451

Other Assets, net	2,523,958	57,106	4,438,380

Total assets	£10,521,833	£5,343,284	$18,502,643

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

BALANCE SHEETS

	September 30,	December 31,	September 30,
	2005	2004	2005
	Unaudited	Audited	Unaudited
			Convenience translation into U.S.$

Current liabilities
Bank Credit and current portion of Note payables	£415,336	£72,041	$730,368
Trade payables	3,062,604	2,035,368	5,385,591
Other liabilities and accrued expenses	900,028	224,032	1,582,697
Obligations under capital leases - current portion	138,723	147,988	243,944

Total current liabilities	£4,516,691	£2,479,429	$7,942,600

Deferred taxes	35,942	52	63,204
Notes payable	546,000	509,867	960,140
Severance Pay	7,011	-	12,329
Obligations under capital lease	66,793	141,944	117,455
Convertible Notes	1,074,341	-	1,889,229

Total liabilities	£6,246,778	£3,131,292	$10,984,957

Shareholders' equity
Preferred stock - 50,000,000 shares authorised, none issued
Common stock:
25,000,000 shares authorized, £.000677 par value;
6,887,671 issued and outstanding
(December 31, 2004 - 6,220,871)	4,660	4,290	8,195
Foreign currency translation adjustment	134,850	1,210	237,134
Contributions in excess of shares	3,318,079	1,373,556	5,834,842

Retained earnings	817,467	832,936	1,437,515

Total shareholders' equity	4,275,056	2,211,992	7,517,686

Total liabilities and shareholders' equity	£10,521,833	£5,343,284	$18,502,643

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

STATEMENTS OF OPERATIONS

					Convenience translation into U.S.$
	Three months Ended		Nine months Ended		Three months Ended	Nine months Ended
	September 30,		September 30,		September 30,	September 30,
	2005	2004	2005	2004	2005	2005
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	£3,419,183	£2,704,934	£9,912,515	£7,244,644	$6,012,634	$17,431,158
Cost of revenues	(2,326,743)	(2,004,086)	(6,662,272)	(5,181,121)	(4,091,578)	(11,715,605)

Gross profit	1,092,440	700,848	3,250,243	2,063,523	1,921,056	5,715,553

Operating expenses:
Research and development	(5,625)	(13,890)	(15,625)	(33,890)	(9,892)	(27,477)
Marketing and selling	(334,742)	(427,858)	(991,802)	(1,114,656)	(588,644)	(1,744,084)
General and administrative	(678,594)	(364,540)	(2,098,173)	(786,188)	(1,193,307)	(3,689,637)

Total operating expenses	(1,018,961)	(806,288)	(3,105,600)	(1,934,734)	(1,791,842)	(5,461,197)

Operating profit (loss)	73,479	(105,440)	144,643	128,789	129,214	254,356
Financing expenses - net	(26,928)	(33,596)	(68,203)	(26,368)	(47,353)	(119,935)
Equity in income of affiliated company	(3,689)	-	43,843	-	(6,487)	77,098
Loss from hurricane Katrina	(181,055)	-	(181,055)	-	(318,385)	(318,385)
Other income	4,312	41,438	17,452	48,459	7,583	30,689

Income before minority interest and taxes	(133,881)	(97,598)	(43,320)	150,880	(235,428)	(76,177)

Minority Interest	5,592	-	59,584	-	9,834	104,779

Income Before taxes	(128,288)	(97,598)	16,265	150,880	(225,594)	28,602

Taxes on income	9,485	24,719	(31,734)	(49,831)	16,679	(55,804)

Net (loss) income	£(118,803)	£-72,879	£(15,469)	£101,049	($208,915)	($27,202)

(Loss) Earnings Per Share:
Basic	£-0.017	£-0.010	£-0.002	£0.020	-$0.030	-$0.004

Diluted	£-0.017	£-0.010	£-0.002	£0.010	-$0.030	-$0.004

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

				Other Comprehensive
				income
	Number of		Contributions	Foreign currency			Total
	Ordinary	Share	in excess of	translation	Retained	Comprehensive	Shareholders'
	Shares	Capital	par value	adjustments	Earnings	income	Equity

Balance at January 1, 2004	5,117,684	£3,530	£193,514	£-	£793,062	£-	£990,106
Issuance of shares	1,103,187	760	1,180,042	-	-		1,180,802
Currency Translation	-	-	-	1,210	-	1,210	1,210
Net income	-	-	-	-	39,874	39,874	39,874

Balance at December 31, 2004	6,220,871	£4,290	£1,373,556	£1,210	£832,936	£41,084	£2,211,992

Unaudited
Balance at January 1, 2005	6,220,871	4,290	1,373,556	1,210	832,936	£-	£2,211,992
Stock issued during the
period (See note 5)	666,800	370	1,188,201	-	-		1,188,571
Warrants issued during the
period (See note 5)	-	-	756,322	-	-		756,322
Currency Translation	-	-	-	133,640		133,640	133,640
Net loss	-	-	-	-	(15,469)	(15,469)	(15,469)

Balance at September 30, 2005	6,887,671	£4,660	£3,318,079	£134,850	£817,467	£118,171	£4,275,056

Unaudited
Convenience translation into U.S.$:
Balance at January 1, 2005	6,220,871	7,545	2,415,398	2,128	1,464,717	$-	3,889,788
Stock issued during the
period (See note 5)	666,800	650	2,089,452	-	-		2,090,102
Warrants issued during the
period (See note 5)	-	-	1,329,992	-	-		1,329,992
Currency Translation	-	-	-	235,006		235,006	235,006
Net loss	-	-	-	-	(27,202)	(27,202)	(27,202)

Balance at September 30, 2005	6,887,671	$8,195	$5,834,842	$237,134	$1,437,515	$207,804	$7,517,686

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

STATEMENTS OF CASH FLOWS

	Nine months Ended		Nine months Ended
	September 30 ,		September 30 ,
	2005	2004	2005
	Unaudited	Unaudited	Unaudited
			Convenience translation into U.S.$

Cash flow from operating activities
Net (loss) income	£(15,469)	£101,049	$(27,202)
Adjustments to reconcile net cash
used in operating activities	503,935	(881,235)	886,169

Net cash provided by (used in) operating activities	488,466	(780,186)	858,967

Cash flow from investing activities
Purchase of other assets	(117,348)	(11,063)	(206,356)
Purchase of equipment	(253,743)	(712,900)	(446,207)
Net cash acquired through purchase of WS Telecom	76,594	-	134,691
Acquisition of Ws Telecom	(244,208)	-	(429,440)

Net cash used in investing activities	(538,705)	(723,963)	(947,312)

Cash flow from financing activities
Repayments of long term loans from banks and others	(257,336)	(23,885)	(452,526)
Repayment of capital lease obligation	(124,274)	0	(218,536)
Proceeds from short term loans from banks	217,937	221,849	383,242
Dividend paid	-	(86,270)	-
Proceeds from issuance of convertable notes	1,015,713		1,786,131
Proceeds from issuance of common stock	-	1,376,889	-

Net cash provided by financing activities	852,040	1,488,583	1,498,311

Net Increase (Decrease) in cash	801,800	(15,566)	1,409,966

Cash, beginning of year	797,097	977,008	1,401,694

Cash at end of period	£1,598,897	£961,442	$2,811,660

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
For the period ended September 30, 2005
	Nine months Ended		Nine months Ended
	September 30 ,		September 30 ,
	2005	2004	2005
			Convenience translation into U.S.$
Acquisition of WS Telecom	£1,862,000	-	$3,274,327

Acquiring equipment under capital
lease obligation		157,660

Granting of shares of common stock
and warrants for professional services:
Number of shares and warrants	19,819	52,500	19,819

Amount	£22,675	£28,533	$39,874

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

STATEMENTS OF CASH FLOWS (Cont.)

(1) Adjustments to reconcile net (loss) income to net cash provided by operating activities

	Nine months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005
	Unaudited	Unaudited	Unaudited
			Convenience translation into U.S.$

Depreciation and amortization	£226,271	£79,216	$397,898
Bad debt expense	231,822	9,274	407,658
Severance pay	7,011		12,329
Equity in earnings of investments	(43,843)	-	(77,098)
Minority interest	(59,584)	-	(104,778)
Stock issued for professional services	22,675	-	39,874
	384,352	88,490	675,883

Changes in assets and liabilities:
Increase in trade receivables	(594,147)	(748,959)	(1,044,807)
Increase in other receivables	(227,630)	(514,186)	(400,287)
Increase in trade payables	815,643	51,721	1,434,308
Increase (Decrease) in other payables	89,827	241,699	157,960
Increase in deferred taxes	35,890	-	63,112

Total adjustments	119,583	(969,725)	210,286

	£503,935	£(881,235)	$886,169

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 -	Organization and Nature of Business

	A.	Xfone, Inc. ("Xfone") was incorporated in Nevada, U.S.A. in September, 2000 and is a provider of voice and data telecommunications services, primarily in the United Kingdom.
Xfone’s holdings in subsidiaries are as follows:
Swiftnet Limited "swiftnet") - wholly owned U.K subsidiary
Xfone U.S.A Inc("Xfone U.S.A") located in Mississippi- wholly owned subsidiary,
Xfone 018 Ltd, an Israeli company("Xfone 018")- in which Xfone holds a 69% ownership share.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system.

Xfone entered into an agreement to acquire WS Telecom Inc. a Mississippi corporation, that provides telecommunication services in the southeastern United States. Xfone U.S.A managed WS Telecom Inc. under a management agreement until March 10, 2005 (See note 8 and note 9 ).

The financial statements consolidate the operations of Xfone, Swiftnet , Xfone 018 and Xfone U.S.A - (collectively the "Company").

	B.	The financial statements of the company have been prepared in Sterling ("£") since this is the currency of the prime economic environment, the U.K., in which the majority of the operations of the Company are conducted.

	C.	The financial statements have been translated into U.S. dollars using the rate of exchange of the U.S. dollar at
September 30, 2005. The translation was made solely for the convenience of the readers. It should be noted that the £
figures do not necessarily represent the current cost amounts of the various elements presented and that the translated
U.S. dollars figures should not be construed as a representation that the £ currency amounts actually represented, or could be converted into, U.S. dollars. The representative rate of exchange of the £ at September 30, 2005 was £1 =
1.7585 U.S.$.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -	Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

	A.	Principles of Consolidation and Basis of Financial Statement Presentation - The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

A minority interest in the loss of a subsidiary will be recorded according to the respective equity interest of the minority and up to it's exposure and/or legal obligation to cover the subsidiary losses in case of equity reduced to zero or below.

	B.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. Accounts are considered past due once the unpaid balance is 90 days or more outstanding, unless payment terms are extended. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

At September 30, 2005 the accounts receivable are presented net of an allowance for doubtful accounts of £414,860.

	C.	Investments
Investments in affiliates over which we have a significant influence, but not a controlling interest, are accounted for using the equity method of accounting. All equity investments are periodically reviewed to determine if declines in fair value below cost basis are other than temporary. If the decline in fair value is determined to be other than temporary, an impairment loss is recorded and the investment is written down to a new carrying value.
In case of losses the equity of such investments is reduced to zero.

	D.	Equipment

Equipment is stated at cost. Depreciation is calculated by the declining balance method over the estimated useful lives of

	Methods	Useful Life
Switching equipment	straight line	10 years
Machinery and equipment	reducing balance and straight line	3-4 years
Furniture and fixtures	reducing balance and straight line	4-14 years
Motor vehicles	reducing balance	4 years

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -	Significant Accounting Policies (Cont.)

	E.	Other intangible assets
Other intangible assets with determinable lives consist of license for communication services and are amortized over the 20 year term of the license.

	F.	Long -Lived Assets

The management periodically evaluate the recoverability of the carrying amount of long-lived assets (including property, plant and equipment, and intangible assets with determinable lives) whenever event or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The management evaluate events or changes in circumstances based on a number of factors including operating results, business plans and forecasts, general and industry trends and, economic projections and anticipated cash flows. An impairment, if any, is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in earnings.
The management also continually evaluate the estimated useful lives of all long-lived assets and periodically revise such estimates based on current events.

	G.	Revenue Recognition

The Company's source of revenues results from charges to customers for the call minutes they use while on the Company's telecommunications system. Such revenues are recognized at the time this service is rendered. Amounts prepaid by customers are deferred and recorded as a liability and then recorded as revenue when the customer utilizes the service. Messaging services customers are being charged on a per minute basis, per fax page or email. Commissions to agents are accounted as marketing costs for the Company.

	H.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -	Significant Accounting Policies (Cont.)

	I.	Earnings Per Share

Basic earning per share (EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

	J.	Income Taxes

Deferred tax liabilities or assets reflect temporarily differences between amounts of assets and liabilities for financial and tax reporting and are adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

	K.	Stock-Based Compensation

The Company accounts for equity-based compensation arrangements in accordance with the provisions of Accounting Principles Board
("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." All equity-based awards to non-employees are accounted for their fair value in accordance with SFAS No. 123. Under APB No. 25, compensation expense is based upon the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price.
Pro forma information (See note 5) regarding the Company's net income (loss) and net earnings (loss) per share is required by SFAS No 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123

	L.	Foreign currency translation

Assets and liabilities of subsidiaries operating outside United kingdom with a functional currency other then Pound are translated into Pounds, the reporting currency, using year end exchange rates. Sales ,costs and expenses are translated at the average exchange rate effective during the period.
Foreign currency translation gains and losses are included in the shareholders' equity section.

	M.	Goodwill and Indefinite-Lived Purchased Intangible Assets

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill acquired in business combination is assigned to reporting units that are expected to benefit from the synergies of the combination as of the acquisition date. The company assesses goodwill and indefinite-lived intangible assets for impairment annually at the end of each year and more frequently if events and circumstances indicate impairment may have occurred in accordance with SFAS No. 142.
SFAS 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carring value.
The company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -	Significant Accounting Policies (Cont.)

	N.	Recent Accounting Pronouncements

In December 2004, the FASB issued statement of financial Accounting Standards No.123 (revised)"Share based payments(revised 2004)"
(SFAS 123R) requiring that the compensation cost relating to share based payment transactions be recognized in financial statements. The cost is to be measured based on the fair value of the equity or liability instruments issued. SFAS 123R is effective as of the first interim or annual reporting period beginning after December 15, 2005.

In December 2003, the Financial Accounting Standards Board revised statement of Financial Accounting Standards No. 132, 'Employers' Disclosures
about Pensions and Postretirement Benefits". This Statement requires additional disclosures about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension and other postretirement plans. SFAS 132R had no effect on the consolidated financial statement.

On March 9, 2004, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 105, "Application of
Accounting Principles to Loan Commitments". SAB 105 summarizes the views of the SEC staff regarding the application of generally accepted accounting principles to loan commitments accounted for as derivative instruments. adoption of SAB 105 do not have a material impact on the Company's consolidated results of operations or financial position.

In March 2004, the Emerging Issues Task Force reached a consensus on the application of EITF Issue 03-1, " The Meaning of Other-Than-
Temporary Impairment and Its Application to Certain Investments," in determining when an investment is impaired, whether the impairment is other than temporary and the measurement of the impairment loss. The Company does not believe that the application of EITF Issue 03-1 will have a material impact on the Company's consolidated financial statements.

In January 2003, the FASB issued FIN 46 , which provides guidance on consolidation of variable interest entities. In December
2003 , the FASB referred the effective date of FIN 46 for certain variable interest entities( Non special purpose entities)
until the first quarter of 2004. Our adoption of the provisions of FIN 46 and FIN 46R did not have effect on our consolidated financial statements.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 3 - Other Assets, net

	As of September 30,	Convenience translation into
	2005	US$
	Unaudited	Unaudited
Goodwill in connection with
the purchase of WS Telecom	£2,174,008	$3,822,993
Other tangible assets	231,104	$406,396
Deferred Notes expenses	118,846	$208,991
	£2,523,958	$4,438,380

The Company recongnizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than its carrying value, based on the guidelines of SFAS 142 (See also note 2M.)

Note 3 - Loan to the Shareholder

The Company has a non-interest bearing loan totaling £247,931 due from its Chairman of the Board. These loans are to be repaid on the following schedule:

2,005	£123,965
2,006	123,966
£247,937

Note 4 - Long-Term Debt and Capital Lease Obligations

The Company leases certain switching equipment in the United Kingdom, the United States and Israel under capital leases expiring in various years through 2007. The assets and liabilities under these capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. The effective interest rates on these capital leases vary up to 9.6%.

Minimum future lease payments under capital leases as of September 30, 2005 through maturity of the capital leases are:

Year 1	£138,723
Year 2	£66,793

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 4 - Long-Term Debt and Capital Lease Obligations- continue

The company has notes payable bearing interest varying from 4% to 7.16% annualy.

Five years maturity of long term debts is as follows:

Year 1	£415,336
Year 2	£175,960
Year 3	£105,328
Year 4	£250,137
Year 5	£14,575

The minority shareholders loan to Xfone 018 is presented net of minority interest £ 59,584 which reflects the minority part of the loss for the period.

Our Israeli based subsidiary, Xfone 018 Ltd. has received credit facilities from Bank Hapoalim B.M. in Israel to finance its start-up activities. The credit facility includes a revolving credit line of 1,000,000 New Israeli Shekels ("NIS") and a short-
term credit line of 850,000 NIS. In addition, the bank made available to Xfone 018 a long-term facility of 3,150,000 NIS to procure equipment. The credit facilities are secured with: (a) a floating charge on Xfone 018 assets; (b) a fixed charge on its telecommunication equipment (including switches); (c) subordination of a Term Note of $800,000 (in favor of the
Company); (d) assignment of rights by way of pledge on the Partner Communications Company Ltd. contract and the Credit companies contracts with Xfone 018; (e) personal collateral by Abraham Keinan and Guy Nissenson, which includes a stock pledge. The Company agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral; (f) The Company and
Swiftnet Limited issued a Letter of Guarantee, unlimited in amount, in favor of the bank, guaranteeing all debt and indebtedness of Xfone 018 towards the bank.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 5 — Capital Structure, Stock Options

During 2005, the Company granted 14,550 shares to employees, agents and subcontructors from it's compensation fund stock pool. The shares value as of the granting day was £18,171
In addition the Company granted 8,419 warrants for consulting services, valued £4,504 according to
Black-Scholes option pricing model. Each Warrant is valid for 5 years and exercisable into one share of restricted common stock at an exercise price of $5.50 per share.

In connection with the acquisition of W S Telecom, the Company issued 663,650 restricted shares of its common stock representing a market value of £ 1,170,400, and 561,216 warrants with a value
£691,600 (see also Note 9). Each Warrant is valid for 5 years and exercisable into one share with a strike price that is 10% above the closing price of the Company's common stock at the date of the acquisition.

In connection with our September 28, 2005 financing transaction with Laurus Master Fund, Ltd. the Company issued 157,500 warrants with a value of £ 60,612 (see also Note 10). Each warrant is valid for 5 years and exercisable into one share of common stock at $3.80 per share.

Stock Option Plan

In November 2004, the Company’s board of directors approved the adoption of the principal items forming the Company’s 2004 stock option plan (The “Plan”) for the benefit of employees, officers, directors, consultants and subcontractors of the Company including it’s subsidiaries.
The purpose of the Plan is to enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to ,provide an incentive to such persons presently engaged with the Company and to promote the success of the Company business.
The Plan provides for the grant of options in an aggregate of 5,500,000. The Plan is administered by the board to determine the persons to whom options are granted, the number of options that are granted, the number of shares to be covered by each option, when the options may be exercised and whether the options are an incentive or non-statutory options.

The Company granted 5,130,000 options out of this plan, of which 1,930,000 options were granted in 2005.

The Company accounts for stock options plan grants to employees and directors in accordance with Accounting Principles Board Opinion No. 25,
“Accounting for Stock Issued to Employees” (APB No. 25). Under APB No. 25, there is no compensation cost recognized for the
Company’s stock option plan, because the options granted under the plan have an exercise price greater than the market value of the underlying stock at the grant date. Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based
Compensation” (SFAS No. 123), as amended, allows, but does not require companies to record compensation cost for fixed stock option plans using a fair value based method. As permitted by SFAS No. 123, the Company elected to account for compensation cost for the stock option plan using the intrinsic value based method under APB No. 25. See Recent Accounting Pronouncements section of this Note for discussion of recently issued rules regarding accounting for share-based payments. The following table sets forth pro forma information as if compensation cost had been determined consistent with the requirements of SFAS No. 123.
The fair value of the options granted was estimated on the date of grant using Black-Scholes option pricing model.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 5 — Capital Structure, Stock Options -(Cont.)

Weighted average fair value of options granted during the quarter was £ 0.61

Proforma reporting based on the fair value method:

	Three months	Nine months
	Ended	Ended
	September 30,	September 30,
	2005	2005
	Unaudited	Unaudited

Net (loss) income as reported	(£118,803)	(£15,469)
compensation expense determined under
fair value method	(£74,028)	(£213,229)

Pro forma net (loss) income	(£192,831)	(£228,698)

Pro forma basic net (loss) income per share	(£0.028)	(£0.034)

Pro forma diluted net (loss) income per share	(£0.028)	(£0.034)

Note 6 — Economic Dependency And Credit Risk

Approximately 23% of total revenues in the three month period ended September 30,
2005 and 25% for the nine months period ended September 30, 2005 , and 36% of total accounts receivable as of September 30, 2005 are derived from a related entity.
In addition, 36% of total accounts receivable as of September 30, 2005 are derived from a related entity.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 7 — Segments information
The percentage of the Company's revenues is derived from the following segments:

	For the 3 months	For the 3 months	For the 9 months	For the 9 months
	Period Ended	Period Ended	Period Ended	Period Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	Unaudited	Unaudited	Unaudited	Unaudited
Telephone minute billing plus data and messaging
services,including facsimile, nodal, and e-mail
related services	71%	40%	69%	43%
Mobile phone services	2%	4%	3%	5%
Calling cards	27%	56%	28%	52%
	100%	100%	100%	100%

The Company has four major types of customers:
o Residential - including customers who must dial a special code to access our switch or acquire a box that dials automatically.
o Commercial - Smaller business are treated the same as residential customers. Larger businesses’ PBX (Telephony system) units are programmed to dial the special code automatically or connect directly through a T1 (24 telephone channels / lines).
o Governmental agencies - Including the United Nations World Economic Forum, the Argentine Embassy, the Spanish Embassy and
the Israeli embassy.
o Resellers - We provide them with our telephone and messaging services for a wholesale price. For WorldNet our largest reseller, we also provide the billing system.

	For the 3 months	For the 3 months	For the 9 months	For the 9 months	For the 3 months	For the 9 months
	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2005
	Unaudited	Unaudited	Unaudited	Unaudited	Convenience translation into US$
Revenues:
Telephone & Messaging	£2,424,609	£1,085,187	£6,808,991	£3,132,265	$4,263,676	$11,973,612
Mobile	57,654	114,434	312,653	378,759	101,384	549,799
Calling cards	936,920	1,505,313	2,790,871	3,733,620	1,647,573	4,907,747
	3,419,183	£2,704,934	£9,912,515	£7,244,644	$6,012,634	$17,431,158
Direct Operating Profit:
Telephone & Messaging	1,012,210	£251,171	£3,009,203	£1,740,074	$1,779,972	$5,291,685
Mobile	5,603	49,888	50,542	95,698	9,852	88,878
Calling cards	74,627	399,789	190,498	227,751	131,231	334,990
	1,092,440	£700,848	£3,250,243	£2,063,523	1,921,056	5,715,553
Corporate common
operating expenses	1,018,961	£806,288	£3,105,600	£1,934,734	1,791,842	5,461,198

Operating profit (loss)	£73,479	£(105,440)	£144,643	£128,789	$129,214	$254,356

The company maintains operations in the United Kihgdom, The United States and Israel:

	For the 3 months	For the 3 months	For the 9 months	For the period	For the 3 months	For the 9 months
	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2005
	Unaudited	Unaudited	Unaudited	Unaudited	Convenience translation into US$
Revenues:
United Kingdom	£2,105,968	£2,704,934	£6,304,092	£7,244,644	$3,703,346	$11,085,747
United States	862,631	0	2,625,530	0	1,516,937	4,616,995
Israel	450,584	0	982,893	0	792,351	1,728,417
	£3,419,183	£2,704,934	£9,912,515	£7,244,644	$6,012,634	$17,431,158

Long-lived assets			As of September 30, 2005	As of December 31, 2004		As of September 30, 2005 Convenience translation
United Kingdom			£488,891	£610,741		$859,715
United States			3,121,845	0		5,489,765
Israel			927,126	701,658		1,630,351
			£4,537,862	£1,312,399		$7,979,831

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 8 - Management Agreement with W.S Telecom

On July 1, 2004, in conjunction with this acquisition (see Note 9), Xfone USA also entered into a management agreement with WS Telecom.
The management agreement provides that WS Telecom hires and appoints Xfone USA as manager to be responsible for the operation and management of all of WS Telecom’s business operations, including:

• Personnel - Supervising the current employees and independent contractors of WS Telecom with the authority to hire, discharge and direct personnel for the conduct of the business;
• Accounting - Supervision and administration of all accounting and the maintenance of all books and records for the business;
• Contracts - Maintain all existing contracts necessary for the operation of the business and the authority to enter into or renew contract in WS Telecom’s name;
• Policies and procedures - Preparation of all policies and procedures for the operation of the business; and
• Budgets - Preparation of all operating, capital or other budgets.

In consideration of these management services, WS Telecom has assigned and transferred as of July 1, 2004 to Xfone USA all revenues generated from the operations of the business and Xfone USA has agreed to pay from the revenues the normal operating, maintenance, administrative and similar expenses of the business. Further, WS Telecom designates Xfone USA as the controlling party of the current operating accounts of the business. In addition, Xfone USA, in its discretion, will have the right to make advances or loans to
WS Telecom payable on demand (or if no demand payable in equal quarterly installments of principal and interest) for an amount up to $500,000, with interest at 7% per annum from the date advanced until paid for the payment of any amounts due during the term of the management agreement for any of the “special liabilities” as defined in the management agreement.
Two senior executives of WS Telecom have jointly and severally, unconditionally guaranteed the prompt payment when due of these manager loans.

The management agreement was terminated on March 10, 2005, upon the consummation of the merger.

As of March 10, 2005 included in the consolidated statements of operations is the following :

	For the period	Convenience translation
	Ended	into US$ as of
	March 10, 2005	March 10, 2005
	Unaudited	Unaudited
Revenue	£762,086	$1,432,722
Cost of sales	418,634	787,032
Gross profit	343,452	645,690
Selling,general and administration	300,892	565,677

Net income	£42,560	$80,013

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 9 — Acquisition of W S Telecom

On March 10, 2005, the Company consummated its merger with WS Telecom, Inc., d/b/a/ eXpeTel Communications,
Inc., a Mississippi corporation and its subsidiaries through the company's subsidiary Xfone USA.
Accordingly , the results of operations for WS Telecom have been included in the accompanying consolidated financials statements from that date forward.

The aggregate acquisition price was £ 2,106,208, which included cash in the amount of £ 244,208 and the Company issued 663,650 restricted
shares of its common stock representing a market value of £ 1,170,400.
The value of the stock was determined based on the weighed average price of the share over the ten trading days preceding the trading immediately proir to the date the company entered into the management operating agreement.
The Company also issued 561,216 warrants with a value of £691,600, the value of which was calculated as of the date the Company and WS Telecom Inc. enter into a management operating Agreement, assuming 90% volatility of the underlying share of common stock of the company in accordance with the Black Scholes option - pricing model.

Following is a condensed balance sheet showing the fair values of the assets acquired and the liabilities assumed as of the date of acquisition:

	As of March 10 2005	Convenience translation into US$ as of March 10, 2005
	Unaudited	Unaudited
Current Assets	£594,082	$1,116,874
Property and equipment	697,462	1,311,229
Intengible assets	70,693	132,903
Goodwill arising in the acquisition	2,054,680	3,862,798

Current Liabilities	1,110,622	2,087,969
Long term debts	160,229	301,231
Other long term obligations	39,858	74,933

Net Assets acquired	£2,106,208	$3,959,671

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 9 — Acquisition of W S Telecom- (cont.)

Out of the £ 70,693 of intangible assets acquired, £ 15,104 has been assigned to deposits, which are not being amortized.The £ 55,589 balance of acquired intangibles is being amortized over 2 to 20 years.

On March 10, 2005, the Company consummated its merger with WS Telecom, Inc., d/b/a/ eXpeTel Communications,
Results of operations for WS Telecom are included in the consolidated financials statements
Following are the pro forma amounts for the 9 months ended September 30, 2005 assuming that the acquisition was made on January 1, 2004:

	For the 9 months Period EndedSeptember 30, 2005	Convenience translation into US$
	Unaudited	Unaudited
Net sales	£9,912,515	$17,431,158

Net loss	£(15,469)	$(27,202)

Loss per share:
Basic	£-0.002	$-0.004

Diluted	£-0.002	$-0.004

	For the 9 months Period Ended September 30, 2004	Convenience translation into US$
	Unaudited	Unaudited
Net sales	£9,607,879	$16,895,454

Net income	£17,033	$29,953

Earnings per share:
Basic	£0.003	$0.005

Diluted	£0.002	$0.004

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 10 — Convertible Notes

On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf
Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which takes the form of a convertible note secured by the Company’s United States assets, has a 3 -year term and bears interest at a rate equal to prime plus 1.5% per annum. The Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial price equal to $3.48 per share.
The closing of the financing was on September 28, 2005. Net proceeds from the financing are mainly to be used for procurement of capital equipment and general working capital purposes for the Company and Xfone USA, Inc., eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc.

Note 11 — Subsequent Events

a. Equity Financing:

On September 28, 2005, a Securities Purchase Agreement was entered for a $2,212,500 financial transaction by and among the Company, Crestview Capital Master, LLC,
Burlingame Equity Investors and Mercantile Discount - Provident Funds. Upon the closing of the financial transaction on October 31, 2005, the Company issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants at $3.00 per share and 221,250 warrants at $3.25 per share. Upon the closing of the financial transaction on October 31, 2005, we issued to the investors an aggregate amount of 885,000 shares of common stock.
The net proceeds of the financing are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development.

b. Agreement and Plan of Merger to acquire I-55 Internet Services, Inc:

On August 18, 2005, the Company entered into an Agreement and Plan of Merger to acquire
I-55 Internet Services, Inc., a Louisiana corporation (the “Merger Agreement”). On
September 13, 2005, the Company filed a Form 8-K discussing the impact of Hurricane
Katrina on the transaction contemplated by the Merger Agreement. On October 10, 2005, the Company entered into a First Amendment to the Merger Agreement, by and among I-55
Internet Services, the Company, Xfone USA, Inc., the Company’s wholly-owned United
States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet
Services, in order to induce the Company and Xfone USA not to terminate the Merger

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 11 — Subsequent Events (cont.)

Agreement due to a material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since the merger of I-55
Internet Services with and into Xfone USA has not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the
"Management Agreement") that provides that I-55 Internet Services hires and appoints
Xfone USA as a manager to be responsible for the operation and management of all of I-55
Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services to be provided under the Management Agreement, I-55 Internet Services assigns and transfers to Xfone
USA, Inc. all revenues generated and expenses incurred in the ordinary course of business during the term of the Management Agreement. The term of the Management Agreement commenced on October 11, 2005 and shall continue until the consummation of the
Merger, provided that the Management Agreement may be terminated by either party at any time after March 1, 2006 upon 30 days prior notice. The completion of the merger is subject to the satisfaction of certain conditions, including shareholders approval.

c. Agreement and Plan of Merger to acquire I-55 Telecommunications, L.L.C.

On August 26, 2005, the Company entered into an Agreement and Plan of Merger (the
“Merger Agreement”) to acquire I-55 Telecommunications, LLC, , a Louisiana corporation
(“I-55 Telecommunications”). On September 13, 2005, the Company filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the Merger
Agreement. To date, the merger of I-55 Telecommunications with and into Xfone USA has not been consummated yet. In the interim, and demonstrative of the Company’s intention to continue on with the transaction contemplated by the Merger Agreement, the Company and
I-55 Telecommunications executed on October 12, 2005 a Management Agreement (the
“Management Agreement”), providing that I-55 Telecommunications hires and appoints
Xfone USA as manager to be responsible for the operation and management of all of I-55
Telecommunication’s business operations. In consideration of the management services to be provided under the Management Agreement, I-55 Telecommunications assigns and transfers to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the Management Agreement. The term of the Management
Agreement commenced on October 12, 2005 and shall continue until the consummation of the Merger, provided that the Management Agreement may be terminated by either party at any time after March 1, 2006 upon 30 days prior notice. The completion of the merger is subject to the satisfaction of certain conditions, including shareholders approval and regulatory approvals.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 11 — Subsequent Events (cont.)

d. Contingencies

The Company’s wholly-owned UK based subsidiary, Swiftnet Limited was served with a claim on October 14, 2005 that was filed by MCI Worldcom Limited (“MCI”) in an English court for the sum of English Sterling Pounds of 1,732,756.74, including interest (although interest will continue to accrue on a daily basis), for telecommunication services MCI claims it provided to Swiftnet. Swiftnet has been in dispute with MCI regarding amounts due to
MCI for telecommunications services provided by MCI to Swiftnet and has been conducting discussions and negotiations with MCI concerning this matter for the last few months.
Swiftnet alleges that the disputed charges were improperly billed by MCI to its account for a long time and therefore MCI should credit Swiftnet for a certain amount of the claim.
Swiftnet intends to vigorously defend the suit and believes that it has a meritous defense in relation to a significant portion of the amount claimed.
The Company's financial statements have for some time carried the full amount due to MCI based on the invoices issued by MCI, as well as an appropriate provision for the credit the company is claiming.

Proforma Information
Xfone, Inc. and Subsidiaries
BALANCE SHEETS - PROFORMA (Unaudited)

	September 30,2005
	In U.S.$
	(Unaudited)
	Xfone, Inc.	I-55 Internet Services, Inc.	I-55 Telecommunication , LLC,	Adjustment			Proforma
Current assets

Cash	$2,811,660	$22,408	$96,317				$2,930,385

Accounts receivable, net	5,474,688	455,358	231,041				6,161,087

Prepaid expenses and other receivables	1,686,654	35,632					1,722,286

Loan to shareholder	217,992						217,992

Total Current Assets	$10,190,994	$513,398	$327,358				$11,031,750

Loan to shareholder	217,994						217,994

Investments	113,824						113,824

Fixed assets

Cost	4,326,751	1,056,097	818,230				6,201,078

Less - accumulated depreciation	(785,300)	(864,527)	(746,240)				(2,396,067)

Total fixed assets, net	3,541,451	191,570	71,990				3,805,011

Other Assets, net	4,438,380	625,716	20,901	7,495,352	(a	)	12,580,349

Total assets	$18,502,643	$1,330,684	$420,249	$7,495,352			$27,748,928

(a) Arise of intangible assets

Xfone, Inc. and Subsidiaries
BALANCE SHEETS - PROFORMA (Unaudited)

	September 30,2005
	In U.S.$
	(Unaudited)

	Xfone, Inc.	I-55 Internet Services, Inc.	I-55 Telecommunication , LLC,	Adjustment			Proforma
Current liabilities
Bank Credit and current portion of Note payables	$730,368	$325,000	$400,500				$1,455,868
Trade payables	5,385,591	883,217	173,492	459,600	(a	)	6,901,900
Other liabilities and accrued expenses	1,582,697	349,473	8,656				1,940,826
Obligations under capital leases - current portion	243,944						$243,944

Total current liabilities	$7,942,600	$1,557,690	$582,648	$459,600			$10,542,538

Deferred taxes	63,204						63,204
Notes payable	960,140	1,453,033	816,904				3,230,077
Severance Pay	12,329						12,329
Obligations under capital lease	117,455	22,244					139,699
Convertible Notes	1,889,229						1,889,229

Total liabilities	$10,984,957	$3,032,967	$1,399,552	$459,600			$15,877,076

Shareholders' equity
Preferred stock - 50,000,000 shares authorised, none issued
Common stock:
25,000,000 shares authorised, £.000677 par value;
6,887,671 issued and outstanding
Proforma figure includes xfone inc.'s stand alone	8,195	254,875		-253,899	(b	)	9,171
6,887,671 issued and outstanding shares and additional
1,023,939 for proforma purposes
Foreign currency translation adjustment	237,134						237,134
Contributions in excess of shares	5,834,842						5,834,842

Retained earnings	1,437,515	-1,957,158	-979,303	7,289,651	(b	)	5,790,705

Total shareholders' equity	7,517,686	-1,702,283	-979,303	7,035,752			11,871,852

Total liabilities and shareholders' equity	$18,502,643	$1,330,684	$420,249	$7,495,352			$27,748,928

(a) Arise of acquisition costs
(b) Issuance of warrants and shares, net of the aquired companies' equity

Xfone, Inc. and Subsidiaries
STATEMENT OF OPERATIONS - PROFORMA (Unaudited)

	Nine months Ended September 30, 2005
	In U.S.$
	(Unaudited)
	Xfone, Inc.	I-55 Internet Services, Inc.	I-55 Telecommunication , LLC,	Adjustment			Proforma
Revenues	$17,431,158	$4,960,018	$1,825,533	$(581,850)	(a	)	$23,634,859
Cost of revenues	(11,715,605)	(2,625,918)	(1,115,781)	581,850	(a	)	(14,875,454)

Gross profit	5,715,553	2,334,100	709,752	0			8,759,405

Operating expenses:
Research and development	(27,477)						(27,477)
Marketing and selling	(1,744,084)	(137,970)	(36,585)				(1,918,639)
General and administrative	(3,689,636)	(2,064,768)	(611,369)				(6,365,773)

Total operating expenses	(5,461,197)	(2,202,738)	(647,954)				(8,311,889)

Operating profit	254,356	131,362	61,798				447,516
Financing expenses - net	(119,935)	(332,742)	(65,395)				(518,072)
Equity in income of affiliated company	77,098						77,098
Loss from hurrican Katrina	(318,385)	(20,633)					(339,018)
Other income (expense)	30,689	5,080	(6,950)				28,819

Income before minority interest and taxes	(76,177)	(216,933)	(10,547)				(303,657)

Minority Interest	104,779						104,779

Income Before taxes	28,602	(216,933)	(10,547)				(198,878)

Taxes on income	(55,804)						(55,804)

Net loss	$(27,202)	$(216,933)	$(10,547)	0			$(254,682)

Loss Per Share:
Basic and Diluted	-$0.004						-$0.033

(a) To eliminate Intercompany charges

Xfone, Inc. and Subsidiaries
STATEMENT OF OPERATIONS - PROFORMA (Unaudited)

	Year Ended December 31, 2004
	In U.S.$
	Xfone, Inc.	I-55 Internet Services, Inc.	I-55 Telecommunication , LLC,	Adjustment			Proforma

Revenues	$21,867,124	$8,346,219	$1,567,860	$-414,051	(a	)	$31,367,152
Cost of revenues	(15,423,353)	(4,236,924)	(1,137,380)	414,051	(a	)	(20,383,606)

Gross profit	6,443,771	4,109,295	430,480	0			10,983,546

Operating expenses:
Research and development	(50,074)						(50,074)
Marketing and selling	(3,138,736)	-197,605	(28,316)				(3,364,657)
General and administrative	(3,037,291)	-3,628,970	-573,083				(7,239,344)

Total operating expenses	(6,226,101)	(3,826,575)	(601,399)				(10,654,075)

Operating profit	217,670	282,720	(170,919)				329,471
Financing expenses - net	(160,968)	(572,202)	(67,399)				(800,569)
Other income	40,777	(27,428)	619				13,968

Income before taxes	97,479	(316,910)	(237,699)				(457,130)

Equity in income of affiliated company	40,308						40,308

Income Before taxes	137,787	(316,910)	(237,699)				(416,822)

Taxes on income	(60,830)		0				(60,830)

Net income	$76,957	$(316,910)	$(237,699)	$0			$(477,652)

(Loss) Earnings Per Share:
Basic	$0.013						-$0.068

Diluted	$0.009						-$0.068

(a) To eliminate Intercompany charges

I-55 Internet Services, Inc.

FINANCIAL STATEMENTS

September 30, 2005
Unaudited

I-55 Internet Services, Inc.
Balance Sheet As of
September 30, 2005

ASSETS
Current assets
Cash and cash equivalents	$22,408
Accounts receivable, net	455,358
Other receivables	13,783
Prepaid expenses	21,849

Total current assets	513,398

Property and equipment	1,056,097
Less accumulated depreciation and amortization	(864,527)
Property and equipment, net	191,570

Other assets	625,715

Total assets	$1,330,683

I-55 Internet Services, Inc.
Balance Sheet As of
September 30, 2005

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
	$	US
Current liabilities
Current portion of notes payable		$325,000
Accounts payable		883,217
Accrued liabilities		181,144
Deferred Revenue		122,839
Due to Katrina Provision		45,490
Total current liabilities		1,557,690

Long Term Liabilities
Notes payable, less current portion		$1,453,033
Warrants Discount		0
Obligations under capital lease		22,244

Total other liabilities		1,475,277

Total liabilities		3,032,967

Stockholders' equity (deficit)
Common stock, $0.001 par value, 1,000 shares authorized,
issued and outstanding 1,000		254,875
Additional paid-in capital		395,669
Retained earnings (deficit)		(2,352,827)
Total stockholders' equity (deficit)		(1,702,284)

Total liabilities and stockholders' equity (deficit)		$1,330,683

	I-55 Internet Services, Inc.
	Statement of Operations for the
	3 Months Ended	9 Months Ended	3 Months Ended	9 Months Ended
	30-Sep-05	30-Sep-05	30-Sep-04	30-Sep-04
Revenue	$1,465,800	$4,960,018	$2,004,440	$6,371,111

Cost of Revenue	650,419	2,625,918	939,631	3,355,794

Gross Profit	815,381	2,334,100	1,064,809	3,015,317

General & Administrative	647,675	2,064,768	816,639	2,591,775

Selling & Marketing	45,575	137,970	68,774	194,620

Total Operating Expense	693,250	2,202,738	885,413	2,786,395

Income from Continuing Operations	122,131	131,362	179,396	228,922

Finance Expense	92,597	332,742	163,586	423,508

Other Income	-	5,080	-	-

Loss from hurricane Katrina	17,063	20,633	-	27,428

Net Income From Continuing Operations	$12,471	$-216,933	$15,810	$-222,014

I-55 Internet Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 -	Organization and Nature of Business
A.
I-55 Internet Services, Inc. provides internet access and related services throughout the Southeast united States to individuals and businesses located predominantly in rural markets. We offer an array of internet services tailored to meet the needs of individuals and business subscribers including dial-up, high speed dedicated access and web services. I-55 offers  its services in various prices and packages that allow subscribers to customize their subscription with services that also meet  their particular requirements. The primary services of the Company are dial-up and DSL internet access services and  The Company also performs services such as installation of various networking equipment, website design and other  internet access installation services.

B.
The financial statements of the company have been prepared in U.S. dollar ("$") since this is the currency of the prime economic environment, the U.S., in which the majority of the operations of the Company are conducted.

I-55 Internet Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 -	Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.
Principles of Consolidation and Basis of Financial Statement Presentation - The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

A minority interest in the loss of a subsidiary will be recorded according to the respective equity interest of the minority and up to it's exposure and/or legal obligation to cover the subsidiary losses in case of equity reduced to zero or below.

	B.	Accounts Receivable
Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method,  estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. Accounts are considered past due once the unpaid balance is 90 days or more outstanding, unless payment terms are extended. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

At September 30, 2005 the accounts receivable are presented net of an allowance for doubtful accounts

	C.	Investments

Investments in affiliates over which we have a significant influence, but not a controlling interest, are accounted for using the equity method of accounting. All equity investments are periodically reviewed to determine if declines in fair value below cost basis are other than temporary. If the decline in fair value is determined to be other than temporary,  an impairment loss is recorded and the investment is written down to a new carrying value.  In case of losses the equity of such investments is reduced to zero.

	D.	Equipment

Equipment is stated at cost. Depreciation is calculated by the declining balance method over the estimated useful lives of the assets. Annual rates of depreciation are as follows.

	Methods	Useful Life
Switching equipment	straight line	10 years
Machinery and equipment	reducing balance and straight line	3-4 years
Furniture and fixtures	reducing balance and straight line	4-14 years
Motor vehicles	reducing balance	4 years

I-55 Internet Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 -	Significant Accounting Policies (Cont.)

	E.	Other intangible assets
Other intangible assets with determinable lives consist of license for communication services and are amortized over the 20 year term of the license.

	F.	Long -Lived Assets

The management periodically evaluate the recoverability of the carrying amount of long-lived assets (including property,  plant and equipment, and intangible assets with determinable lives) whenever event or changes in circumstances indicate  that the carrying amount of an asset may not be fully recoverable. The management evaluate events or changes in circumstances based on a number of factors including operating results, business plans and forecasts, general and industry trends and, economic projections and anticipated cash flows. An impairment, if any, is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in earnings. The management also continually evaluate the estimated useful lives of all long-lived assets and periodically revise such estimates based on current events.

	G.	Revenue Recognition

The Company's source of revenues results from charges to customers for the call minutes they use while on the Company's telecommunications system. Such revenues are recognized at the time this service is rendered. Amounts prepaid by customers are deferred and recorded as a liability and then recorded as revenue when the customer utilizes the service. Messaging services customers are being charged on a per minute basis, per fax page or email. Commissions to agents are accounted as marketing costs for the Company.

	H.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

I-55 Internet Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 -	Significant Accounting Policies (Cont.)

	I.	Income Taxes

Deferred tax liabilities or assets reflect temporarily differences between amounts of assets and liabilities for financial and tax reporting and are adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

	J.	Goodwill and Indefinite-Lived Purchased Intangible Assets

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill acquired in business combination is assigned to reporting units that are expected to benefit from the synergies of the combination as of the acquisition date. The company assesses goodwill and indefinite-lived intangible assets for impairment annually at the end of each year and more frequently if events and circumstances indicate impairment may have occurred in accordance with SFAS No. 142. SFAS 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carring value. The company recongnizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value.

I-55 Internet Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 -	Significant Accounting Policies (Cont.)

	K.	Recent Accounting Pronouncements

In December 2004, the FASB issued statement of financial Accounting Standards No.123 (revised)"Share based payments(revised 2004)" (SFAS 123R) requiring that the compensation cost relating to share based payment transactions be recognized in financial statements. The cost is to be measured based on the fair value of the equity or liability instruments issued. SFAS 123R is effective as of the first interim or annual reporting period beginning after December 15, 2005.

In December 2003, the Financial Accounting Standards Board revised statement of Financial Accounting Standards No. 132, 'Employers' Disclosures about Pensions and Postretirement Benefits". This Statement requires additional disclosures about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension and other postretirement plans. SFAS 132R had no effect on the consolidated financial statement.

On March 9, 2004, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 105, "Application of Accounting Principles to Loan Commitments". SAB 105 summarizes the views of the SEC staff regarding the application of generally accepted accounting principles to loan commitments accounted for as derivative instruments. adoption of SAB 105 do not have a material impact on the Company's consolidated results of operations or financial position.

In March 2004, the Emerging Issues Task Force reached a consensus on the application of EITF Issue 03-1, " The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," in determining when an investment is impaired, whether the impairment is other than temporary and the measurement of the impairment loss. The Company does not believe that the application of EITF Issue 03-1 will have a material impact on the Company's consolidated financial statements.

In January 2003, the FASB issued FIN 46 , which provides guidance on consolidation of variable interest entities. In December 2003 , the FASB referred the effective date of FIN 46 for certain variable interest entities( Non special purpose entities) until the first quarter of 2004. Our adoption of the provisions of FIN 46 and FIN 46R did not have effect on our consolidated financial statements.

I-55 INTERNET SERVICES, INC.
HAMMOND, LOUISIANA
DECEMBER 31, 2004 AND 2003

Independent Auditors’ Report

To the Board of Directors
I-55 Internet Services, Inc.
Hammond, Louisiana

We have audited the accompanying balance sheets of I-55 Internet Services, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of I-55 Internet Services, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $316,910 during the year ended December 31, 2004, and as of that date, its current liabilities exceeded its current assets by $2,608,061, and total liabilities exceeded total assets by $1,536,201. As described more fully in Note 5 to the financial statements, the Company was in default on its loan agreement (which was restructured subsequent to year-end) and is also in arrears on accounts with certain vendors. Management’s plans regarding these matters are also discussed in Note 5 to the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Postlethwaite & Netterville

May 31, 2005	By:	/s/ Frank McNabb, CPA
Frank McNabb, CPA
Baton Rouge, Louisiana

I-55 INTERNET SERVICES, INC.
HAMMOND, LOUISIANA

BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

A S S E T S

	2004	2003
CURRENT ASSETS
Cash and cash equivalents	$60,351	$9,229
Accounts receivable, net of allowance for doubtful accounts at
December 31, 2004 and 2003 of $100,000	352,044	517,439
Prepaid expense	31,383	68,414

	443,778	595,082

PROPERTY AND EQUIPMENT
Vehicles	41,187	9,217
Furniture and fixtures	29,382	29,382
Equipment	1,458,277	1,396,172
Buildings	-	34,000
Leasehold improvements	16,209	16,209
	1,545,055	1,484,980
Less: Accumulated depreciation	(1,254,773)	(941,402)
	290,282	543,578
Land	-	5,000

	290,282	548,578

OTHER ASSETS
Intangibles, net of accumulated amortization in 2004
of $1,579,582 and 2003 of $1,381,977	689,591	887,196
Debt issuance costs, net of accumulated amortization in
2004 of $317,665 and 2003 of $204,936	61,996	45,256
Accounts receivable - employees	13,333	13,833
Other	16,658	19,237
	781,578	965,522

TOTAL ASSETS	$1,515,638	$2,109,182
The accompanying notes are an integral part of these statements.

L I A B I L I T I E S A N D S T O C K H O L D E R S' D E F I C I T

	2004	2003
CURRENT LIABILITIES
Accounts payable	$640,858	$612,907
Accrued liabilities	297,329	297,996
Deferred revenue	129,148	250,994
Current portion of long-term debt	390,210	908,619
	1,457,545	2,070,516

LONG-TERM LIABILITIES
Long-term debt, less current portion	1,594,294.00	1,257,957

Total liabilities	3,051,839	3,328,473

STOCKHOLDERS' DEFICIT
Common stock - no par value, 100 million shares
authorized; 11,110,000 shares issued and outstanding	254,875	254,875
Paid-in capital	395,669	395,669
Accumulated deficit	(2,186,745)	(1,869,835)
Total stockholders' deficit	(1,536,201)	(1,219,291)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,515,638	$2,109,182
The accompanying notes are an integral part of these statements.

I-55 INTERNET SERVICES, INC.
HAMMOND, LOUISIANA

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

REVENUES
Internet access fees, net	$7,674,673	$8,180,966
Other revenues	671,546	826,238
Total sales	8,346,219	9,007,204

Cost of service	4,236,924	4,350,439

Gross profit	4,109,295	4,656,765

OPERATING EXPENSES
General and administrative	3,329,970	3,561,445
Depreciation	299,000	296,359
Amortization	197,605	198,066

Operating income	282,720	600,895

OTHER INCOME (EXPENSE)
Other income	-	1,500
Loss on the disposal of property and equipment	(27,428)	-
Interest expense	(572,202)	(564,493)

(Loss) Income before income taxes	(316,910)	37,902

Income tax expense	-	-

Net (loss) income	$(316,910)	$37,902
The accompanying notes are an integral part of these statements.

I-55 INTERNET SERVICES, INC.
HAMMOND, LOUISIANA

STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

		Additional		Total
	Common	Paid-In	Accumulated	Stockholders'
	Stock	Capital	Deficit	Deficit

Balance at December 31, 2002	$254,875	$206,499	$(1,907,737)	$(1,446,363)

Warrant strike price adjustment	-	189,170	-	189,170

Net income for the year ended
December 31, 2003	-	-	37,902	37,902

Balance at December 31, 2003	254,875	395,669	(1,869,835)	(1,219,291)

Net loss for the year ended
December 31, 2004	-	-	(316,910)	(316,910)

Balance at December 31, 2004	$254,875	$395,669	$(2,186,745)	$(1,536,201)
The accompanying notes are an integral part of these statements.

I-55 INTERNET SERVICES, INC.
HAMMOND, LOUISIANA

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(316,910)	$37,902
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization	496,605	494,425
Amortization of debt issue costs	121,247	125,085
Provision for doubtful accounts	138,613	131,103
Loss on the disposal of property and equipment	27,428	-
Amortization of warrant discount	100,760	129,667
Changes in operating assets and liabilities:
Accounts receivable	27,282	(247,874)
Prepaids	37,031	(4,188)
Other assets	2,579	(4,556)
Accounts payable	27,951	244,141
Deferred revenue	(121,846)	(100,726)
Accrued liabilities	311,333	26,867
Net cash provided by operating activities	852,073	831,846

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from disposal of equipment	-	15,064
Purchases of property and equipment	(191,379)	(114,422)
Net cash used in investing activities	(191,379)	(99,358)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	1,551	-
Repayment of debt	(611,123)	(728,952)
Net cash used in financing activities	(609,572)	(728,952)
The accompanying notes are an integral part of these statements.

I-55 INTERNET SERVICES, INC.
HAMMOND, LOUISIANA

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

Net change in cash	$51,122	$3,536

Cash - beginning of year	9,229	5,693

Cash - end of year	$60,351	$9,229

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$321,217	$337,451
The accompanying notes are an integral part of these statements.

I-55 INTERNET SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies

Nature of Operations

I-55 Internet Services, Inc. provides internet access and related services throughout the Southeast United States to individuals and businesses located predominantly in rural markets. The Company offers an array of internet services tailored to meet the needs of individuals and business subscribers including dial-up, high speed dedicated access and web services. I-55 offers its services in various prices and packages that allow subscribers to customize their subscription with services that also meet their particular requirements. The primary services of the Company are dial-up and DSL internet access services and various applications such as email, the World Wide Web, internet relay chat, file transfer protocol and Usenet news access. The Company also performs services such as installation of various networking equipment, website design, and other internet access installation services.

Basis of Accounting

The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounts Receivable

The Company provides credit, in the normal course of business, to customers located throughout the Southeast United States. The Company performs ongoing credit evaluations of its customers and generally does not require collateral with the extension of credit. The Company maintains an allowance for doubtful accounts based on management’s assessment of collections, current economic conditions, and prior experience. The Company ages its accounts receivable using the first date the customer purchases services from the Company or in the case of continuing customers the first date following their bill or cycle date.

The Company determines if receivables are past-due based on the contractual terms of the sales agreement; however, the Company does not charge interest on past-due accounts. The Company charges off receivables if management considers the collection of the outstanding balance to be doubtful, which is generally at 120 days.

Property and Equipment

Property and equipment are recorded in the accounts of the Company at cost. Additions and improvements are capitalized. Ordinary maintenance and repair expenses are charged to income as incurred. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any gain or loss is credited or charged to income. Depreciation is provided at rates based upon estimated useful service lives, ranging from five to forty years, using straight-line methods for financial statement purposes and accelerated method for tax purposes.

I-55 INTERNET SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies (continued)

Income Taxes

    The different methods utilized in reporting income and expenses for financial and income tax reporting purposes give rise to deferred income taxes in the financial statements. Deferred taxes are accounted for using the liability method which measures deferred tax assets and liabilities based on temporary differences existing at each balance sheet date using enacted tax rates in effect when those differences are expected to reverse.
Advertising

The Company expenses advertising costs as incurred.

Goodwill and Other Intangibles Assets

Goodwill represents the excess of cost over the fair value of net identifiable tangible and intangible assets acquired through various business combinations. The Company has acquired identifiable intangible assets through its acquisitions of internet service providers. The cost of acquired entities at the date of the acquisition is allocated to identifiable tangible and intangible assets and the excess of the total purchase price is recorded as goodwill.

Effective January 1, 2002, the Company adopted SFAS No. 142 Goodwill and Other Intangible Assets. This standard changed the accounting for goodwill and other indefinite-lived intangible assets from an amortization method to an impairment-only approach. As of January 1, 2002, the Company ceased amortization of goodwill recorded in conjunction with past acquisitions. SFAS No. 142 requires intangible assets with indefinite lives to be tested for impairment on an annual basis, by comparing the fair value of the assets to their carrying amounts, with the initial impairment review completed during the first interim period following adoption of the standard. The Company performed an impairment test and determined that no write-down of its intangibles was warranted. The Company will continue to perform an impairment test at least annually or when events and circumstances indicate its intangibles might be permanently impaired. Circumstances which might indicate impairment include the following: unanticipated competition; a loss of key personnel; inability to adapt to technological developments; failure of telecommunications service providers; and changes in the regulatory climate.

SFAS No. 142 continues to require intangible assets with finite lives to be amortized over their estimated useful lives. The Company determined that, with respect to its intangible assets with finite lives, primarily its acquired customer bases, no changes in the remaining useful lives of these assets were required.

Statement of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include all highly liquid investments with original maturities or three months or less when purchased.

I-55 INTERNET SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies (continued)

Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

    Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and markets which comprise the Company’s customer base. The Company generally does not require collateral and receivables are generally due within 30 days.

    The Company maintains its cash in bank deposit accounts with various financial institutions. At times, the Company’s bank deposits may exceed limits insured by the Federal Deposit Insurance Corporation.

Revenue Recognition

    The Company charges customers (subscribers) monthly access fees to the Internet and recognizes the revenue in the month the access is provided. For certain subscribers billed in advance, the Company recognizes the revenue over the service period the billing covers. Revenues for other services provided, including networking fees, are recognized as the service is performed.

Cost of Service

    Cost of service consists of cost of high speed data circuits and telephone lines that allow customers access to the Company’s service, internet access fees paid by the Company to internet backbone carriers, and technical support salaries and benefits.

I-55 INTERNET SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS
2.	Long-Term Debt

The details of long-term debt at December 31, 2004 and 2003 are as follows:

	2004	2003
MCG Finance Corporation note payable, net of unamortized discount in 2004 and 2003 of $50,854 and $151,614, respectively	$1,962,180	$2,149,419

Loan with a Bank with monthly payments of $486. Secured by an automobile.	14,740	-

Capital lease with a Company with monthly payments of $521. Secured by equipment.	2,091	9,640

Capital lease with a Company with monthly payments of $282. Secured by equipment.	4,385	7,517

Capital lease with a Company with monthly payments of $51. Secured by equipment.	1,108	-

Total long-term debt	1,984,504	2,166,576
Less: current maturities	(390,210)	(908,619)

Net long-term debt	$1,594,294	$1,257,957

The Company has a term loan in the original amount of $6,000,000 with MCG Finance Corporation. The note matures on August 31, 2008 and is secured by substantially all of the Company's assets. The note requires interest at LIBOR (minimum of 2.0%) plus rate margins ranging from 9.0% to 13.0%. The interest rate margin changes according to the Company's financial performance and totaled 13% and 10.25% at December 31, 2004 and 2003, respectively.

In connection with this note, the Company issued 900,811 stock warrants valued at $198,178 to MCG Finance Corporation. These warrants are accounted for as additional paid in capital and are included as a reduction to the outstanding loan. The unamortized balance as of December 31, 2004 and 2003, included as a reduction to the loan was $50,814 and $151,614, respectively.

Effective December 31, 2001, the note was restructured to amend the payment terms and restrictive covenants. The restructured note includes certain restrictive operating covenants and ratios, based on earnings and cash flow performance, which the Company is required to meet. These covenants and ratios include the following: interest coverage ratio, total charge coverage ratio, cash flow leverage ratio, minimum gross profit margin, minimum subscribers, average revenue per subscriber, minimum monthly revenue, minimum EBITDA, and minimum recurring enterprise revenue.

I-55 INTERNET SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS
2.	Long-Term Debt (continued)

The amendment requires the Company to pay termination and underwriting consulting fees totaling $240,000 at the earliest of the following: the payment or prepayment of all or substantially all of the indebtedness outstanding; the termination of the term loan facility; or the occurrence of any default. The fees associated with the modification of the loan facility are being accrued over the remaining term of the loan using the interest method. Included in interest expense is accretion of these fees totaling approximately $120,000 and $75,000 in 2004 and 2003, respectfully.

During 2002, MCG waived various restrictive operating covenants and ratios, based on earnings and cash flow performance, which the Company is required to meet. In connection with these waivers, the Company was required to pay waiver fees totaling $28,250, which was accrued in the Company’s financial statements. Effective March 17, 2003, the note was again restructured to amend the restrictive covenants. As part of the restructuring, MCG waived certain restrictive covenant violations as of December 31, 2002. In connection with the restructuring, the strike price of the warrants outstanding was reduced from $.22 per share to $.01 per share. This cost is being amortized as an adjustment to interest expense over the remaining term of the loan using the interest method.

During 2003 through February 2004, the Company again violated certain restrictive covenants and ratios, based on earnings and cash flow performance. Effective March 31, 2004, the note was again restructured and these restrictive covenant violations were waived. With this restructure, many of the restrictive covenants were amended. In addition, the maturity was extended from September 30, 2005 to December 31, 2006, and I-55 was required to incur fees at closing totaling approximately $312,000, which were rolled into the loan. The $312,000 includes previously agreed to termination and underwriting consulting fees totaling $240,000, as well as an additional $72,000 of origination and advisory fees. The revised sinking fund requirements call for principal payments of $25,000 monthly for April through June 2004, and $50,000 from July 2004 through the loans maturity in December 2006. Additional payments equal to fifty percent of free cash flow in excess of $75,000, as defined in the loan agreement, for the immediately preceding fiscal quarter are due and payable within forty-five calendar days of quarter-end, beginning with the period ending June 30, 2004. In connection with this restructuring, the Company was also required to issue additional warrants to MCG representing an increase from 7.5% to 20% of the Company’s outstanding stock, and the exercise period was extended from October 31, 2005 to January 31, 2007 for all warrants. This restructured note required interest at LIBOR, minimum of 2.0%, plus rate margins ranging from 9.0% to 13.0%. The interest rate margin changes based on the Company’s financial performance.

During 2004 and through April 2005, the Company again violated certain restrictive covenants and ratios, based on earnings, cash flow performance, and compensation. Effective May 31, 2005, the note was again restructured and these restrictive covenant violations were waived. With this restructure, many of the restrictive covenants were amended. In addition, the maturity was extended based upon reduced principal payments, and I-55 was required to incur fees at closing totaling approximately $5,000, which were paid at the time of closing and approximately $40,000 of fees that were rolled into the loan. The $45,000 includes documentation fees totaling $5,000, as well as restructuring fees of $40,000. The revised sinking fund requirements call for principal payments of $8,333 for May through July 2005; $20,000 for August through December 2005 and $50,000 from January 2006 through the loans maturity. Additional payments equal to seventy-five percent of free cash flow in excess of $75,000, as defined in the loan agreement, for the immediately preceding fiscal quarter are due and payable within forty-five calendar days of quarter-end, beginning with the period ending June 30, 2005. In connection with this restructuring, the Company is also required to issue additional warrants to MCG representing an increase from 20% to 35% of the Company’s outstanding stock, and the exercise period was extended from January 31, 2007 to October 31, 2010 for all warrants.

I-55 INTERNET SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS
2.	Long-Term Debt (continued)

The scheduled principal maturity schedule below includes no provision for any additional quarterly payments which may become due. The actual amount of the principal payments will vary according to the cash flow performance of the Company.

Maturities of long-term debt are as follows:
December 31, 2005	$390,210
December 31, 2006	605,308
December 31, 2007	605,140
December 31, 2008	383,846

Total	$1,984,504

3.	Income Taxes

A reconciliation of the statutory federal income tax rates and the actual rate experienced follows:

	2004		2003
(Loss) income before income tax	($316,910)	100.0%	$37,902	100.0%

Income tax benefit at statutory rates	($107,749)	34.0%	$12,887	34.0%
Valuation allowance	108,103	(34.1)	(21,168)	(55.8)
Non-deductible expenses	10,022	(3.7)	6,767	17.9
State income taxes and other	(10,376)	3.8	1,514	3.9
	$-	0.0%	$-	0.0%

I-55 INTERNET SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

3.	Income Taxes (continued)

    The deferred tax assets and liabilities as of December 31, 2004 and 2003 consist of the following components:

	2004	2003
Deferred tax assets:
Contribution carryforward	$17,385	$15,313
Allowance for doubtful accounts	38,000	38,000
Amortization for financial reporting in excess of tax reporting	266,385	260,478
Net operating loss carryforward	411,097	335,512
	732,867	649,303
Deferred tax liabilities:
Depreciation for tax reporting in excess of financial reporting	(74,929)	(93,549)
Net deferred tax asset	657,938	555,754
Valuation allowance	(657,938)	(555,754)
Net deferred tax assets and liabilities after valuation allowance	$-	$-

As of December 31, 2004, for federal income tax purposes, the Company had approximately $1,125,000 of net operating loss carryforward available to offset taxable income of future years. The carryforward begins to expire in 2014. A valuation allowance has been recorded against the net deferred tax asset due to the uncertainty of realization of the assets. The valuation allowance will be reduced at such time management believes it is more likely than not that the related net deferred tax assets will be realized.

4. Rent Expense

The Company leases certain offices and equipment under operating lease agreements, which expire at various times, contain renewal options, and requires various minimum rentals. Equipment rentals are included in cost of service and for the years ended December 31, 2004 and 2003 totaled approximately $160,000 and $200,000, respectively. Office rentals are included in general and administrative expenses and for the years ended December 31, 2004 and 2003 totaled $157,795 and $206,452, respectively. The operating lease agreements in effect as of December 31, 2004 require the Company to make the following future minimum lease payments:

For the year ending December 31,

2005	$105,048
2006	8,754

Total minimum lease payments	$113,802

I-55 INTERNET SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

5.	Going Concern

At December 31, 2004, current liabilities exceed current assets by approximately $2,600,000 and total liabilities exceed total assets by approximately $1,500,000. The Company experienced significant operating losses in 2004, and has experienced difficulty meeting its restrictive covenant requirements of its primary lender. Effective May 2005, the Company restructured and amended its primary loan agreement, which included changes to the debt repayment requirements and restrictive covenants as more fully described in Note 2. The Company has no secondary sources of financing or capital and is dependent on its current lender.

Management has taken several initiatives which positively impacted the Company’s operations. Management anticipates revenues will grow due to increased demand for DSL service and targeted marketing efforts, specifically as it relates to the bundling of services. Management has also taken steps to reduce expenditures by consolidation and renegotiation of contracts with providers of high-speed data circuits and telephone lines. The ability of the Company to maintain profitability and meet its financial obligations is largely dependent on management’s ability to successfully implement these plans. However, no assurances can be provided that management’s plans will be successful.

The Company’s future operations are also expected to be impacted by factors beyond management’s control. The technological feasibility of the Company’s service offerings, as well as the ability to adapt to technological developments will have an impact on the Company’s future operations. Also, delivery of the Company’s services requires the Company to rely on other telecommunications service providers.

The ability for the Company to remain a commercially viable entity is dependent on the above factors as well as the ability to meet its obligations to creditors and maintain necessary levels of capital. Violations of the restructure debt agreement and covenants described in Note 2 could adversely impact the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

6.	Subsequent Event

Subsequent to year-end, the Company entered into a non-binding letter of intent to merge with I-55 Telecommunications, LLC, and XFone, Inc. The transaction terms include XFone USA, a fully owned subsidiary of XFone, Inc., acquiring all of the shares of the Company, and assuming all of the liabilities of the Company. While management expects that this merger will provide the Company with capital and liquidity to continue the operations of the Company, management can provide no assurances that this transaction will be consummated.

SUPPLEMENTARY INFORMATION

Independent Auditors’ Report on the Supplementary Information

To the Board of Directors
I-55 Internet Services, Inc.
Hammond, Louisiana

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements. The 2004 and 2003 supplementary information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Postlethwaite & Netterville

May 31, 2005	By:	/s/ Frank McNabb, CPA
Frank McNabb, CPA
Baton Rouge, Louisiana

I-55 INTERNET SERVICES, INC.
HAMMOND, LOUISIANA

SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

Advertising	$160,921	$210,426
Automobile	53,743	43,039
Bad debt expense	138,613	131,103
Bank charges	75,284	83,844
Board fees	2,500	3,000
Contract labor	2,399	3,150
Contributions	5,454	6,770
Commissions	11,538	39,336
Employee benefits	139,983	116,160
Insurance	35,378	25,412
Legal and accounting	125,833	88,028
Miscellaneous	62,006	72,669
Office expense	33,681	44,115
Postage and printing	48,635	70,672
Repairs and maintenance	7,186	16,445
Rent	157,795	206,452
Salaries	1,807,643	1,908,572
Taxes - payroll	155,747	165,101
Taxes - other	104,682	74,651
Telecommunications	159,119	214,879
Travel, meals and entertainment	11,497	8,230
Utilities	30,333	29,391

	$3,329,970	$3,561,445

I-55 Telecommunications, LLC

FINANCIAL STATEMENTS

September 30, 2005
Unaudited

I-55 Telecommunications, LLC
Balance Sheet
As of September 30, 2005

ASSETS
Current assets
Cash and cash equivalents	$96,317
Accounts receivable, net	231,041

Total current assets	327,358

Property and equipment
Equipment	799,357
Office Furniture	18,873

Total property and equipment	818,230

Less accumulated depreciation and amortization	(746,240)

Property and equipment, net	71,990

Other assets	20,901

Total assets	$420,249

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Current portion of notes payable	400,500
Accounts payable	173,492
Accrued liabilities	8,656

Total current liabilities	582,648

Notes payable	816,904

Total liabilities	1,399,552

Stockholders' equity (deficit)
Retained earnings (deficit)	-968,755
Net Income	-10,548
Total stockholders' equity (deficit)	-979,303

Total liabilities and stockholders' equity (deficit)	$420,249

I-55 Telecommunications, LLC

	Statement of Operations for the
	3 Months Ended	9 Months Ended	3 Months Ended	9 Months Ended
	30-Sep-05	30-Sep-05	30-Sep-04	30-Sep-04
Revenue	$659,318	$1,825,533	$384,410	$808,267

Cost of Revenue	378,753	1,115,781	309,932	761,974

Gross Profit	280,565	709,752	74,478	46,293

General & Administrative	274,354	611,369	187,485	521,967

Selling & Marketing	15,597	36,585	11,257	21,731

Total Operating Expense	289,951	647,954	198,742	543,698

Income from Continuing Operations	-$9,385	61,798	-$124,264	-$497,405

Finance Expense	20,714	65,395	21,969	67,792

Other Expenses	6,950	6,950	-	-

Net Income From Continuing Operations	-$37,051	-$10,547	-$146,233	-$565,197

I-55 Telecommunications, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 -	Organization and Nature of Business

	A.	I-55 Telecommunications was built to provide telephone and data services to consumers desiring a local telephone provider.

Operating as a fully licensed, facilities based CLEC, I-55 Telecommunications currently provides service to commercial clients in second and third-tier markets in Louisiana and Mississippi where there are fewer competitors than in larger metropolitan areas, as well as concentrating on corporate clients in the Central Business District in New Orleans, where the headquarters are located. The Company, with a next generation class 5 switching solution, offers state-of-the-art telecommunications products - voice, data and Internet - all from a single source. Its infrastructure is based on the latest developments in network operations, engineered to provide businesses with cutting edge products and customer service.

B.
The financial statements of the company have been prepared in U.S. dollar ("$") since this is the currency of the  prime economic environment, the U.S., in which the majority of the operations of the Company are conducted.

I-55 Telecommunications, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -	Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.
Principles of Consolidation and Basis of Financial Statement Presentation -

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

A minority interest in the loss of a subsidiary will be recorded according to the respective equity interest  of the minority and up to it's exposure and/or legal obligation to cover the subsidiary losses in case of equity reduced  to zero or below.

	B.	Accounts Receivable
Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method,  estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. Accounts are considered past due once the unpaid balance is 90 days or more outstanding, unless payment terms are extended. When an accout balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

At September 30, 2005 the accounts receivable are presented net of an allowance for doubtful accounts

	C.	Investments

Investments in affiliates over which we have a significant influence, but not a controlling interest, are accounted for using the equity  method of accounting. All equity investments are periodically reviewed to determine if declines in fair value below  cost basis are other than temporary. If the decline in fair value is determined to be other than temporary,  an impairment loss is recorded and the investment is written down to a new carrying value.  In case of losses the equity of such investments is reduced to zero.

	D.	Equipment
Equipment is stated at cost. Depreciation is calculated by the declining balance method over the estimated useful lives of the assets. Annual rates of depreciation are as follows.

	Methods	Useful Life
Switching equipment	straight line	10 years
Machinery and equipment	reducing balance and straight line	3-4 years
Furniture and fixtures	reducing balance and straight line	4-14 years
Motor vehicles	reducing balance	4 years

I-55 Telecommunications, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -	Significant Accounting Policies (Cont.)

	E.	Other intangible assets
Other intangible assets with determinable lives consist of license for communication services and are amortized over the 20 year term of the license.

	F.	Long -Lived Assets

 The management periodically evaluate the recoverability of the carrying amount of long-lived assets (including property, plant and equipment, and intangible assets with determinable lives) whenever event or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The management evaluate events or changes in circumstances based on a number of factors including operating results, business plans and forecasts, general and industry trends and, economic projections and anticipated cash flows. An impairment, if any, is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in earnings. The management also continually evaluate the estimated useful lives of all long-lived assets and periodically revise such estimates based on current events.

	G.	Revenue Recognition

The Company's source of revenues results from charges to customers for the call minutes they use while on the Company's telecommunications system. Such revenues are recognized at the time this service is rendered. Amounts prepaid by customers are deferred and recorded as a liability and then recorded as revenue when the customer utilizes the service. Messaging services customers are being charged on a per minute basis, per fax page or email. Commissions to agents are accounted as marketing costs for the Company.

	H.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the  reported period. Actual results could differ from those estimates.

I-55 Telecommunications, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)
Note 2 -	Significant Accounting Policies (Cont.)

I.	Income Taxes

Deferred tax liabilities or assets reflect temporarily differences between amounts of assets and liabilities for financial and tax reporting  and are adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the  temporary differences reverse.

J.	Goodwill and Indefinite-Lived Purchased Intangible Assets

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill acquired in business combination is assigned to reporting units that are expected to benefit from the synergies of the combination as of the acquisition date. The company assesses  goodwill and indefinite-lived intangible assets for impairment annually at the end of each year and more frequently if events and  circumstances indicate impairment may have occurred in accordance with SFAS No. 142. SFAS 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carring value.
The company recongnizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value.

K.	Recent Accounting Pronouncements

In December 2004, the FASB issued statement of financial Accounting Standards No.123 (revised)"Share based payments(revised 2004)" (SFAS 123R) requiring that the compensation cost relating to share based payment transactions be recognized in financial statements. The cost is to be measured based on the fair value of the equity or liability instruments issued. SFAS 123R is effective as of the first interim or annual reporting period beginning after December 15, 2005.

In December 2003, the Financial Accounting Standards Board revised statement of Financial Accounting Standards No. 132, 'Employers' Disclosures about Pensions and Postretirement Benefits". This Statement requires additional disclosures about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension and other postretirement plans. SFAS 132R had no effect on the consolidated financial statement.

On March 9, 2004, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 105, "Application of  Accounting Principles to Loan Commitments". SAB 105 summarizes the views of the SEC staff regarding the application of generally accepted accounting principles to loan commitments accounted for as derivative instruments. adoption of SAB 105 do not have a material impact on the Company's consolidated results of operations or financial position.

In March 2004, the Emerging Issues Task Force reached a consensus on the application of EITF Issue 03-1, " The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," in determining when an investment is impaired, whether the impairment is other than temporary and the measurement of the impairment loss. The Company does not believe that the application of EITF Issue 03-1 will have a material impact on the Company's consolidated financial statements.

In January 2003, the FASB issued FIN 46 , which provides guidance on consolidation of variable interest entities. In December 2003 , the FASB referred the effective date of FIN 46 for certain variable interest entities( Non special purpose entities) until the first quarter of 2004. Our adoption of the provisions of FIN 46 and FIN 46R did not have effect on our consolidated  financial statements.

I-55 TELECOMMUNICATIONS, L.L.C.

NEW ORLEANS, LOUISIANA

DECEMBER 31, 2004

Independent Auditors’ Report

To the Member
I-55 Telecommunications, L.L.C.
New Orleans, Louisiana

We have audited the accompanying balance sheet of I-55 Telecommunications, L.L.C. as of December 31, 2004, and the related statements of operations and member’s deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of I-55 Telecommunications, L.L.C. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As further described in Note 6 to the financial statements and shown in the financial statements, the Company incurred a net loss of $237,699 during the year ended December 31, 2004, and as of that date, its current liabilities exceeded its current assets by $1,411,248 and total liabilities exceeded total assets by $1,123,015. As described more fully in Note 6 to the financial statements, the Company is in arrears on accounts with certain vendors. Management’s plans regarding these matters are also discussed in Note 6 to the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Postlethwaite & Netterville

December 7, 2005	By:	/s/ Frank McNabb, CPA
Frank McNabb, CPA
Baton Rouge, Louisiana

I-55 TELECOMMUNICATIONS, L.L.C.
NEW ORLEANS, LOUISIANA

BALANCE SHEET

December 31, 2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$36,396
Accounts receivable	205,544

241,940

PROPERTY AND EQUIPMENT
Furniture and fixtures	13,996
Equipment	772,996
786,992
Less: accumulated depreciation	(498,759)
Total Assets	288,233

L I A B I L I T I E S A N D M E M B E R ' S D E F I C I T

CURRENT LIABILITIES
Current portion of long-term debt	$1,137,695
Accounts payable	199,121
Accrued liabilities	95,618
Loans from member	220,754
1,653,188

LONG-TERM LIABILITIES
Long-term debt, less current portion	-

Total liabilities	1,653,188

MEMBER'S DEFICIT	(1,123,015)
(1,123,015)
Total Liabilities and Member Deficit	$530,173

The accompanying notes are an integral part of this statement.

I-55 TELECOMMUNICATIONS, L.L.C.
NEW ORLEANS, LOUISIANA

STATEMENT OF OPERATIONS AND MEMBER'S DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2004

REVENUES
Communication service revenues	$1,567,600
Other revenues	260
Total sales	1,567,860

Cost of service	1,137,380

Gross profit	430,480

OPERATING EXPENSES
Sales commissions	28,316
General and administrative	312,396
Depreciation	260,687

Operating loss	(170,919)

OTHER INCOME (EXPENSE)
Other income	619
Interest expense	(67,399)

Loss before income taxes	(237,699)

Income tax expense	-

Net loss	(237,699)

Member's deficit at December 31, 2003	(885,316)

Member's deficit at December 31, 2004	$(1,123,015)
The accompanying notes are an integral part of this statement.

I-55 TELECOMMUNICATIONS, L.L.C.
NEW ORLEANS, LOUISIANA

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(237,699)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	260,687
Changes in operating assets and liabilities:
Accounts receivable	(188,943)
Accounts payable	60,651
Accrued liabilities	71,096
Net cash used in operating activities	(34,208)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(70,404)
Net cash used in investing activities	(70,404)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	248,000
Repayment of debt	(128,944)
Net cash provided by financing activities	119,056

Net change in cash	14,444

Cash - beginning of year	21,952

Cash - end of year	$36,396

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$57,144

The accompanying notes are an integral part of this statement.

1.	Summary of Significant Accounting Policies

Nature of Operations

I-55 Telecommunications, L.L.C. (the Company) provides telephone and data services to consumers desiring a local telephone provider. Operating as a fully licensed, facility-based Competitive Local Exchange Carrier (CLEC), the Company currently provides service to commercial clients in second and third-tier markets in Louisiana and Mississippi where there are fewer competitors than in larger metropolitan areas, as well as concentrating on corporate clients in the Central Business District in New Orleans, where its headquarters are located. The Company, with a next generation class 5 switching solution, offers state-of-the-art telecommunications products -- voice, data and internet -- all from a single source. Its infrastructure is based on the latest developments in network operations, engineered to provide businesses with cutting edge products and exceptional customer service.

Basis of Accounting

The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounts Receivable

The Company provides credit, in the normal course of business, primarily to commercial customers located throughout the South Louisiana and Mississippi. The Company performs ongoing credit evaluations of its customers and generally does not require collateral with the extension of credit. The Company maintains an allowance for doubtful accounts based on management’s assessment of collections, current economic conditions, and prior experience. The Company ages its accounts receivable using the first date the customer purchases services from the Company or in the case of continuing customers the first date following their bill or cycle date.

The Company determines if receivables are past-due based on the contractual terms of the sales agreement; however, the Company does not charge interest on past-due accounts. The Company charges off receivables if management considers the collection of the outstanding balance to be doubtful, which is generally at 120 days. As management of the Company feels that all receivables are collectible, no allowance for doubtful accounts has been recorded.

Property and Equipment

Property and equipment are recorded in the accounts of the Company at cost. Additions and improvements are capitalized. Ordinary maintenance and repair expenses are charged to income as incurred. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any gain or loss is credited or charged to income. Depreciation is provided at rates based upon estimated useful service lives, ranging from three to seven years, using straight-line methods for financial statement purposes and accelerated method for tax purposes.

1.	Summary of Significant Accounting Policies (continued)

Income Taxes

The different methods utilized in reporting income and expenses for financial and income tax reporting purposes give rise to deferred income taxes in the financial statements. Deferred taxes are accounted for using the liability method which measures deferred tax assets and liabilities based on temporary differences existing at each balance sheet date using enacted tax rates in effect when those differences are expected to reverse. The most significant temporary differences in financial statement and income tax reporting for the Company relate to depreciation and net operating loss carry forwards. At December 31, 2004, for federal income tax purposes, the Company had net operating loss carry forwards available in excess of its member’s deficit to offset taxable income of future years. The carry forward begins to expire in 2018. A valuation allowance has been recorded against the net deferred tax asset due to the uncertainty of realization of the assets.

Statement of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include all highly liquid investments with original maturities or three months or less when purchased.

    Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and markets which comprise the Company’s customer base. The Company generally does not require collateral and receivables are generally due within 30 days.

The Company maintains its cash in bank deposit accounts with various financial institutions. At times, the Company’s bank deposits may exceed limits insured by the Federal Deposit Insurance Corporation.

Revenue Recognition

The Company charges customers monthly access fees for telephone and data services and recognizes the revenue in the month the service is provided.

Cost of Service

Cost of service consists of cost of high speed data circuits and telephone lines that allow customers access to the Company’s service, collocation expenses and long distance expenses. Cost of services does not include technical support salaries and benefits, which are provided at no charge by a related party, I-55 Internet Services, Inc. See Note 4.

2.	Long-Term Debt

The details of long-term debt at December 31, 2004 are as follows:

AmSouth note payable dated March 31, 2003, 10 year term
secured by Randy Tricou’s residence and a lien on
Taqua switch; interest variable, 5% at December 31, 2004	$247,500

AmSouth note payable, dated November 7, 2003, secured by
Home Equity Line of Credit secured by Randy Tricou’s residence,
interest variable, 7.75% at December 31, 2004	36,770

Intercosmos note payable, dated August 27, 2003
payable in 36 monthly installments of principal
and interest in the amount of $7,048, secured
by certain hardware and software	149,858

Borrowing from Taqua, Inc. pursuant to acquisition of
Broadband Interface Card (telephone switch), in
which payment was to commence during 2004; no
payments have been made under this agreement;
subsequent to the anticipated merger with XFone, USA
(See Note 7) the Company anticipates setting up a three-year term repayment schedule; no interest accruing; secured by the
telephone switch	390,500

Borrowing from Bon Aire Utility from October 14, 2003,
interest accruing at 10%, no written documentation
or specific repayment terms, entity owned by father of
100% owner of I-55 Telecommunications, L.L.C.	20,000

Borrowing from Bon Aire Estates from October 8, 2003,
interest accruing at 10%, no written documentation
or specific repayment terms, entity owned by father of
100% owner of I-55 Telecommunications, L.L.C.	50,000

Borrowing from an individual from June 24, 2004, interest
accruing at 11%, no written documentation or specific
repayment terms	50,000

Borrowing from an employee from December 13, 2004,
interest accruing at 10%, no written documentation
or specific repayment terms	20,000

Borrowings from stockholder of affiliated entity, I-55 Internet
Services, Inc. from January and February 2004, interest accruing
at 12%, no written documentation or specific repayment terms	105,710

2.	Long-Term Debt (continued)

Borrowings from Tricou Construction from 2003 and 2004
interest accruing at 10%, no written documentation or specific repayment terms, entity owned by father of 100% owner
of I-55 Telecommunications, L.L.C.	67,357

Total long-term debt	$1,137,695

While some of the Company’s debt matures after December 31, 2006, the Company has decided to present all of its debt as current in these financial statements. Scheduled maturities of the Company’s debt are as follows:

For the year ending December 31,

2005	$842,337
2006	107,858
2007	30,000
2008	30,000
2009	30,000
Thereafter	97,500

$1,137,695

3.	Rent Expense

The Company leases certain office space and equipment under operating lease agreements, which contain renewal options, and requires various minimum rentals. Rent expense for the year ended December 31, 2004 totaled $57,586. The operating lease agreements in effect as of December 31, 2004 require the Company to make the following future minimum lease payments:

For the year ending December 31,

2005	$64,604
2006	63,268
2007	58,320
2008	43,740

Total minimum lease payments	$229,932

4.	Related Parties

The Company engages in a significant amount of related party transactions. A significant portion, approximately 60%, of its revenues is derived from CLEC services provided to I-55 Internet Services, Inc. (I-55 Internet). While I-55 Internet has no ownership in the Company, the 100% owner of the Company is on the Board of Directors of I-55 Internet. In addition, I-55 Internet provides technical support and customer service to the Company’s customers at no cost to the Company. Included in accounts receivable at December 31, 2004 are receivables from I-55 Internet of approximately $80,000.

See Note 2 for information on related party borrowings. During 2003 and 2004, the Company’s sole member advanced $224,000 to the Company. There is no written documentation or specific repayment terms related to these advances. Interest is accruing at 10%. During 2004, one payment of $5,000 was made reducing the outstanding principal balance by $3,246. Included in accrued liabilities is approximately $28,000 of accrued interest due on these advances. Also included in accrued liabilities is approximately $17,000 of accrued interest due on loans to other related parties, as described in Note 2.

5.	Concentrations and Vulnerabilities

As stated in Note 4, approximately 60% of the Company’s revenues are from I-55 Internet Services, Inc.

During 2004, the Company essentially had only two employees, one of which was paid compensation, and the other, the 100% owner of the Company, worked without compensation. Subsequent to year-end, the 100% owner discontinued working for the Company.

Effective June 29, 2003, the Company entered into a third party agreement with BellSouth Telecommunications, Inc. for BellSouth to provide installation services for collocated entities of I-55 Telecommunications. BellSouth is also the Company’s only provider of local loop connections, which the Company resales to its customers. These circuits are provided at tariff rates regulated by the FCC and Louisiana Public Service Commission, which are subject to regulatory change. For substantially all of the Company’s CLEC customers, the Company is dependent on BellSouth as the provider of these connections to customer locations.

6.	Going Concern

At December 31, 2004, current liabilities exceed current assets by approximately $1,411,248 and total liabilities exceed total assets by approximately $1,123,015. The Company experienced significant operating losses in 2004 and each of the years since its inception. The Company is dependent on financing and additional collateral provided by its member and related parties which may not be at market terms. The Company’s continued operations are expected to remain dependent on these favorable financing arrangements as well as continued financing by its bank and vendors.

6.	Going Concern (continued)

Management has taken several initiatives which have positively impacted the Company’s operations. Management anticipates revenues will grow due to increased demand for phone and data services at a rate discounted from larger telecommunications providers, the demand for such services to be provided by a local provider, and targeted marketing efforts, specifically as it relates to the bundling of services. Management has also taken steps to reduce expenditures by employing a sales force on a commissions-only basis. The ability of the Company to achieve profitability and meet its financial obligations is largely dependent on management’s ability to successfully implement these plans. However, no assurances can be provided that management’s plans will be successful. Also, further explained in Note 7, subsequent to year-end, the Company entered into a merger agreement with XFone, USA. While management expects that this merger will provide the Company with capital and liquidity to continue the operations of the Company, management can provide no assurances that this transaction will be consummated.

The Company’s future operations are also expected to be impacted by factors beyond management’s control. The technological feasibility of the Company’s service offerings, as well as the ability to adapt to technological developments will have an impact on the Company’s future operations. Also, delivery of the Company’s services requires the Company to rely on other telecommunications service providers, and the interconnection agreement with said providers.

The ability for the Company to remain a commercially viable entity is dependent on the above factors as well as the ability to meet its obligations to creditors and maintain necessary levels of capital. Defaulting on debt agreements, or demands for repayment, described in Note 2 could adversely impact the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

7.	Subsequent Event

On August 26, 2005, the Company entered into an Agreement and Plan of Merger with XFone USA, a wholly owned subsidiary of XFone, Inc. The transaction terms include XFone USA, a wholly owned subsidiary of XFone, Inc., acquiring all of the ownership units of the Company, which would include assuming all of the liabilities of the Company. While management expects that this merger will provide the Company with capital and liquidity to continue the operations of the Company, management can provide no assurances that this transaction will be consummated.

Effective September 2, 2005, the Company entered into an Interconnection Agreement with BellSouth Telecommunications, Inc., a local exchange telecommunications company, to interconnect their facilities, exchange traffic, and perform Local Number Portability. This agreement is subject to the Company obtaining regulatory CLEC certification in the states of Alabama, Louisiana and Mississippi. The initial term this agreement is three years. Prior to its expiration, the parties agree to negotiate a new agreement to be effective at its expiration. If a new agreement has not been executed, the agreement will continue on a month-to-month basis. The Company is highly dependent on BellSouth for these services.

SUPPLEMENTARY INFORMATION

Independent Auditors’Report on
the Supplementary Information
To the Member
I-55 Telecommunications, L.L.C.
Hammond, Louisiana

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements. The 2004 supplementary information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Postlethwaite & Netterville

December 7, 2005	By:	/s/ Frank McNabb, CPA
Frank McNabb, CPA
Baton Rouge, Louisiana

I-55 TELECOMMUNICATIONS, L.L.C.
NEW ORLEANS, LOUISIANA

SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2004

Advertising	$150
Automobile	9,206
Bank charges	606
Contract labor	4,027
Contributions	150
Employee benefits	1,621
Equipment rental	1,905
Insurance	27,426
Licenses, fees and permits	17,098
Miscellaneous	7,386
Office expense	24,030
Parking	9,294
Postage and printing	508
Professional fees	5,072
Rent	57,586
Salaries	126,000
Taxes - payroll	7,843
Taxes - other	8,666
Telecommunications	2,429
Travel, meals and entertainment	1,393

$312,396
The accompanying notes are an integral part of this statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws provide that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extend permitted under the Nevada Revised Statute provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to the best interest of our Company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us. The amounts listed below are estimates subject to future contingencies.

Expenses:	$ Dollar amount
Securities and Exchange Commission Registration Fee	$1,511
Edgarization, Printing and Engraving	$10,000
Accounting Fees	$10,000
Legal Fees	$36,000
Miscellaneous	$17,489
TOTAL	$75,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

RECENT SALES OF UNREGISTERED SECURITIES

On September 30, 2002 we entered into an agreement with Nir Davison. Nir Davison had the option to our shares of common stock 12 months after the September 30, 2002 agreement, if the Story Telecom project generated a sufficient amount of sales and profits according to a specified formula in the agreement; however, the project failed to meet the profits criteria and on September 30, 2003 the right for the options was cancelled.

Separate and apart from this agreement, because Story Telecom achieved growth since its inception, which has enabled us to attain certain achievements in our business plan, our Board of Directors issued a resolution on September 3, 2003 which provided that we or our major shareholders, Mr. Keinan, who is our Chairman of the Board, Vision Consultants, and Campbeltown Business Ltd., an affiliated entity, in order to provide an incentive to Mr. Davison and to enhance his loyalty to us, will grant him options to purchase 500,000 shares of common stock. The September 3, 2003 resolution further provides that these major shareholders have the first right to sell to Mr. Davison their own shares or a portion of them at the same terms, rather than our issuing such shares. Immediately after the September 3, 2003 resolution was passed, the major shareholders, Vision Consulting and/or Abraham Keinan and/or Campbeltown Business, Ltd., notified Mr. Davison and us that they decided to exercise their first right by granting Mr. Davison the options to purchase the 500,000 shares from their own shares of our common stock. Therefore, as of the date of this notice we were no longer under the obligation to grant an option or issue shares of common stock to Mr. Davison under this resolution.

On August 21, 2003, we issued 400,000 options to acquire shares of our restricted common stock to Abraham Keinan. These options were issued to Abraham Keinan for services rendered by Abraham Keinan as the Chairman of our Board of Directors. These options are exercisable at a price of $0.475 per share. Each option is convertible into one (1) share of stock. These options vested immediately and expire on August 21, 2008. We relied upon Section 4(2) of the Act for the offers and sales to Abraham Keinan. We believed that Section 4(2) was available because the offer and sale did not involve a public offering. On March 1, 2004, our Board of Directors cancelled these options. This cancellation was in accordance with our August 21, 2003 board resolution signed by all members of the Board of Directors, including Messrs Keinan and Nissenson, the proposed recipients of the options, which states that the “options are cancelable at the sole discretion of Xfone for a period not exceeding 210 days from the date these options are granted”.

On August 21, 2003, we issued 200,000 options to acquire shares of our restricted common stock to Guy Nissenson. These options were issued to Guy Nissenson for services rendered by Mr. Nissenson as our President and Chief Executive Officer. These options are exercisable at a price of $0.475 per share. Each option is convertible into one (1) share of stock. These options vested immediately and expire on August 21, 2008. We relied upon Section 4(2) of the Act for the offers and sales to Guy Nissenson. We believed that Section 4(2) was available because the offer and sale did not involve a public offering. On March 1, 2004, our Board of Directors cancelled these options. This cancellation was in accordance with our August 21, 2003 board resolution signed by all members of the Board of Directors, including Messrs Keinan and Nissenson, the proposed recipients of the options, which states that the “options are cancelable at the sole discretion of Xfone for a period not exceeding 210 days from the date these options are granted”.

On January 1, 2004, we granted the following warrants to Portfolio PR, a New York corporation owned and controlled by Paul Holm, in exchange for services: (a) 50,000 warrants to purchase 50,000 shares of our common stock at an exercise price of $6.00 per share; and (b) 50,000 warrants to purchase 50,000 shares of our common stock at an exercise price of $10 per share. The warrants expire on January 1, 2005. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Mr. Holm had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

In conjunction with this agreement, from January 2004 to April 2004, we paid Portfolio PR, Inc. $7,000 but we made not stock issuances to Portfolio PR, Inc. In addition, Portfolio PR, Inc. did not exercise any warrants. On April 23, 2004, we cancelled the agreement with Portfolio PR, Inc. “for cause”. In July 2004, Portfolio PR, Inc. agreed to receive from us additional $7,209.09 in cash and 3,000 shares of our common stock as total and final consideration and further agreed that we would have no further obligation to pay it any additional cash, shares, warrants, or other consideration in connection with this agreement.

On January 9, 2004, we granted 17,500 restricted shares of our common stock, 17,500 Warrants A, and 17,500 Warrants B to Stern & Company, a limited liability company registered in New York which is owned, managed and controlled by Shai Stern, in exchange for strategic planning related services. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 17,500 shares of common stock, the 17,500 shares underlying the Warrants A and the 17,500 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 9, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Stern and Company had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 9, 2004, we sold 16,667 restricted shares of our common stock, 16,667 Warrants A, and 16,667 Warrants B to WEC Partners, LLC, a Delaware limited liability company owned and controlled by Ethan Benovitz, Daniel Saks, and Jaime Hartman, in exchange for $50,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 16,667 shares of common stock, the 16,667 shares underlying the Warrants A and the 16,667 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 9, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	WEC Partners had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 9, 2004, in exchange for $300,000, we sold 100,000 restricted shares of our common stock, 100,000 Warrants A, and 100,000 Warrants B to Platinum Partners Value Arbitrage, a Cayman Islands based limited partnership; Mark Nordlicht is the Managing Member of Platinum Management LLC, the General Partner of this limited partnership, which is a limited liability company registered in new York. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 100,000 shares of common stock, the 100,000 shares underlying the Warrants A and the 100,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 9, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Platinum Management LLC had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 9, 2004, we sold 50,000 restricted shares of our common stock, 50,000 Warrants A, and 50,000 Warrants B to Countrywide Partners, LLC, a Delaware limited liability company owned, managed, and controlled by Harry Adler, in exchange for $150,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 50,000 shares of common stock, the 50,000 shares underlying the Warrants A and the 50,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 9, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Countrywide Partners had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 5,000 restricted shares of our common stock, 5,000 Warrants A, and 5,000 Warrants B to Arik Ecker in exchange for $15,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 5,000 shares of common stock, the 5,000 shares underlying the Warrants A and the 5,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Arik Ecker had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 8,500 restricted shares of our common stock, 8,500 Warrants A, and 8,500 Warrants B to Zwi Ecker in exchange for $25,500. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,500 shares of common stock, the 8,500 shares underlying the Warrants A and the 8,500 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Zwi Ecker had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 13,000 restricted shares of our common stock, 13,000 Warrants A, and 13,000 Warrants B to Simon Langbart in exchange for $39,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 13,000 shares of common stock, the 13,000 shares underlying the Warrants A and the 13,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Simon Langbart had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 5,000 restricted shares of our common stock, 5,000 Warrants A, and 5,000 Warrants B to Robert Langbart in exchange for $15,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 5,000 shares of common stock, the 5,000 shares underlying the Warrants A and the 5,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Robert Langbart had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 3,000 restricted shares of our common stock, 3,000 Warrants A, and 3,000 Warrants B to Michael Derman in exchange for $9,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 3,000 shares ofcommon stock, the 3,000 shares underlying the Warrants A and the 3,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Michael Derman had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 7,000 restricted shares of our common stock, 7,000 Warrants A, and 7,000 Warrants B to Errol Derman in exchange for $21,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 7,000 shares of common stock, the 7,000 shares underlying the Warrants A and the 7,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Errol Derman had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 8,000 restricted shares of our common stock, 8,000 Warrants A, and 8,000 Warrants B to Yuval Haim Sobel in exchange for $24,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,000 shares of common stock, the 8,000 shares underlying the Warrants A and the 8,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Yuval Haim Sobel had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 8,000 restricted shares of our common stock, 8,000 Warrants A, and 8,000 Warrants B to Zvi Sobel in exchange for $24,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,000 shares of common stock, the 8,000 shares underlying the Warrants A and the 8,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 expired on November 22, 2004. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Zvi Sobel had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 8,400 restricted shares of our common stock, 8,400 Warrants A, and 8,400 Warrants B to Tenram Investments, Ltd. in exchange for $25,200. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,400 shares of common stock, the 8,400 shares underlying the Warrants A and the 8,400 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Tenram Investments, Ltd. had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 10,000 restricted shares of our common stock, 10,000 Warrants A, and 10,000 Warrants B to Michael Zinn in exchange for $30,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 10,000 shares of common stock, the 10,000 shares underlying the Warrants A and the 10,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Michael Zinn had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 22, 2004, we granted 100,000 Warrants A to Hamilton, Lehrer & Dargan, P.A. in exchange for legal services rendered to us. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. We agreed to register the 100,000 shares of common stock underlying the Warrants A. The Warrants A are exercisable at any time before January/February 2009. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Hamilton, Lehrer & Dargan, P.A. had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 25, 2004, we sold 20,000 restricted shares of our common stock, 20,000 Warrants A, and 20,000 Warrants B to Michael Weiss in exchange for $60,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 20,000 shares of common stock, the 20,000 shares underlying the Warrants A and the 20,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 25, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Michael Weiss had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 30, 2004, we sold 16,667 restricted shares of our common stock, 16,667 A Warrants, and 16,667 B Warrants to Oded Levy in exchange for $50,000. Each A Warrant is exercisable into one share of common stock at an exercise price of $5.50 per share. Each B Warrant is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 16,667 shares of common stock, the 16,667 shares underlying the A Warrants and the 16,667 shares underlying the B Warrants. The A Warrants are exercisable at any time before January 30, 2009. The B Warrants expired on November 22, 2004. We paid a finders fee in the amount of $4,000 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment.

On January 30, 2004, we sold 66,667 restricted shares of our common stock, 66,667 A Warrants, and 66,667 B Warrants to Southridge Partners, LP, a limited partnership registered in Delaware, in exchange for $200,000. Stephen Nicks is the President of the limited partnership’s general partner, Southridge Capital Management. Each A Warrant is exercisable into one share of common stock at an exercise price of $5.50 per share. Each B Warrant is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 66,667 shares of common stock, the 66,667 shares underlying the A Warrants and the 66,667 shares underlying the B Warrants. The A Warrants are exercisable at any time before January 30, 2009. The B Warrants expired on November 22, 2004. We paid a finders fee in the amount of $16,000 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Southridge Partners, LP had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 30, 2004, we sold 5,000 restricted shares of our common stock, 5,000 A Warrants, and 5,000 B Warrants to Adam Breslawsky in exchange for $15,000. Each A Warrant is exercisable into one share of common stock at an exercise price of $5.50 per share. Each B Warrant is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 5,000 shares of common stock, the 5,000 shares underlying the A Warrants and the 5,000 shares underlying the B Warrants. The A Warrants are exercisable at any time before January 30, 2009. The B Warrants expired on November 22, 2004. We paid a finders fee in the amount of $1,200 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Adam Breslawsky had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 30, 2004, we sold 6,667 restricted shares of our common stock, 6,667 Warrants A, and 6,667 Warrants B to Michael Epstein in exchange for $20,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 6,667 shares of common stock, the 6,667 shares underlying the Warrants A and the 6,667 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 30, 2009. The Warrants B expired on November 22, 2004. We paid a finders fee in the amount of $1,600 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment

On January 30, 2004, we sold 13,334 restricted shares of our common stock, 13,334 Warrants A, and 13,334 Warrants B to Stephen Frank in exchange for $40,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 13,334 shares of common stock, the 13,334 shares underlying the Warrants A and the 13,334 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 30, 2009. The Warrants B expired on November 22, 2004. We paid a finders fee in the amount of $3,200 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment.

On January 30, 2004, we sold 66,667 restricted shares of our common stock, 66,667 Warrants A, and 66,667 Warrants B to Southshore Capital Fund LTD, a Cayman Islands corporation, in exchange for $200,000. Navigator Management is the Corporate Director of Southshore Capital Fund, Ltd. and the Director and control person of Navigator Management is David Sims. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 66,667 shares of common stock, the 66,667 shares underlying the Warrants A and the 66,667 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 30, 2009. The Warrants B expired on November 22, 2004. We paid a finders fee in the amount of $16,000 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment

On February 2, 2004, we sold 500,000 restricted shares of our common stock, 500,000 Warrants A, and 500,000 Warrants B to Crestview Capital Master, LLC, a limited liability company registered in Delaware which is controlled by Richard Levy and Stuart Flink, in exchange for $1,500,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 500,000 shares of common stock, the 500,000 shares underlying the Warrants A and the 500,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before February 2, 2009. The Warrants B expired on November 22, 2004. We paid a finders fee in the amount of $120,000 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment.

On February 11, 2004, we sold 3,334 restricted shares of our common stock, 3,334 Warrants A, and 3,334 Warrants B to Joshua Lobel in exchange for $10,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 3,334 shares of common stock, the 3,334 shares underlying the Warrants A and the 3,334 shares underlying the Warrants B. The Warrants A are exercisable at any time before February 11, 2009. The Warrants B expired on November 22, 2004. We paid a finders fee in the amount of $800 in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Joshua Lobel had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On February 11, 2004, we sold 8,334 restricted shares of our common stock, 8,334 Warrants A, and 8,334 Warrants B to Joshua Kazam in exchange for $25,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,334 shares of common stock, the 8,334 shares underlying the Warrants A and the 8,334 shares underlying the Warrants B. The Warrants A are exercisable at any time before February 11, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Joshua Kazam had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On February 12, 2004, we sold 20,000 restricted shares of our common stock, 20,000 Warrants A, and 20,000 Warrants B to The Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in exchange for $60,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 20,000 shares of common stock, the 20,000 shares underlying the Warrants A and the 20,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before February 12, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	the Oberon Group, LLC had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

During February 2004, we granted 50,000 Warrants A to The Oberon Group, LLC., a limited liability company registered in New York, in exchange for services rendered to us. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. We agreed to register the 50,000 shares of common stock underlying the Warrants A. The Warrants A are exercisable at any time before February 2009. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	the Oberon Group had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

In connection with our January/February 2004 private placement, we entered into agreements with selling shareholders which subject us to possible monetary penalties if we fail to remove the restrictive legends on the selling shareholder’s certificates when the shares represented by the certificates are eligible for resale. In addition, if we conduct other financing where we sell shares of our common stock at prices of less than $3.00 per share, we may be required to adjust the selling shareholder’s purchase price to the any lower price by issuing the selling shareholders additional shares of our common stock. Additionally, there are certain provisions in our agreements with selling shareholders that provide if our registration statement is not effective within a certain period of time, we will have to issue additional shares to them. Because our registration statement was declared effective only on November 12, 2004, we issued to our selling shareholders on November 17, 2004, a total of 109,716 additional shares of our common stock as liquidated damages. We are not subject to any additional penalties under the terms of these selling shareholders agreements.

Until May 2004, we issued 76,905 restricted shares of our common stock to WorldNet Global Communications Ltd. WorldNet Global Communication Ltd. had a pre-existing relationship with us as a reseller of our telecommunications services.

On November 24, 2004, the Company’s board of directors approved a grant to our directors of 3,200,000 options under and subject to the 2004 Stock Option Plan of the Company according to the following terms: Option exercise price of $3.50; Vesting Date - 12 months from the date of grant (which is November 24, 2005); Expiration Date - 5 years from the Vesting Date.

On February 1, 2005 and February 3, 2005 we transferred from our compensation fund stock pool a total of 11,400 restricted common shares to employees, agents and subcontractors.

On February 6, 2005, the Company’s board of directors approved a grant to past/current employees of 730,000 options under and subject to the 2004 Stock Option Plan of the Company according to the following terms: Option exercise price of $3.50; Vesting Date - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date - 5.5 years from the Grant Date.

On March 7, 2005, we granted 8,419 Warrants A to Dragonfly Capital Partners, LLC, a North Carolina Limited Liability Company registered as a broker-dealer with the National Association of Security Dealers and the Securities and Exchange Commission, in exchange for financial consulting related services. Each Warrant A is valid for 5 years and exercisable into one share of restricted common stock at an exercise price of $5.50 per share.

During May 2005, the Company issued to the shareholders of WS Telecom, Inc. as part of the plan of merger agreement that closed on March 10, 2005, 663,650 restricted shares of the Company’s common stock, and 561,216 warrants, convertible on a one to one basis into the Company’s restricted common stock with a term of five years with a strike price that is 10% above the closing price of the Company’s common stock into which the warrant is convertible.

On June 8, 2005, the Company’s board of directors approved a grant to Mr. Alon Mualem, the Company's Chief Financial Officer, of 300,000 options under and subject to the 2004 Stock Option Plan of the Company according to the following terms: Option exercise price of $3.50; Vesting Date - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date -5.5 years from the grant date.

On July 25, 2005, we issued to Simon Langbart 3,150 restricted shares of common stock as consideration for consultancy services. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Simon Langbart had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On September 28, 2005, we sold 157,500 D Warrants which are exercisable at $3.80 per share, and a Secured Convertible Term Note for 574,713 shares of common stock to Laurus Master Fund Ltd. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Laurus Master Fund Ltd, had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On October 31, 2005, we sold 285,000 restricted shares of common stock, 71,250 A Warrants, and 71,250 B Warrants to Crestview Capital Mater, LLC. The A Warrants are exercisable at $3.00 per share and the B Warrants are exercisable at $3.25 per share, and both are exercisable for a period of 5 years. We are obligated to register 130% of the securities issued to this investor. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Crestview Capital Mater, LLC had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On October 31, 2005, we sold 131,162 restricted shares of common stock, 32,791 A Warrants, and 32,790 B Warrants to Burlingame Equity Investors, LP. The A Warrants are exercisable at $3.00 per share and the B Warrants are exercisable at $3.25 per share, and both are exercisable for a period of 5 years. We are obligated to register 130% of the securities issued to this investor. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Burlingame Equity Investors, LP had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On October 31, 2005, we sold 16,906 restricted shares of common stock, 4,227 A Warrants and 4,226 B Warrants to Burlingame Equity Investors II, LP. The A Warrants are exercisable at $3.00 per share and the B Warrants are exercisable at $3.25 per share, and both are exercisable for a period of 5 years. We are obligated to register 130% of the securities issued to this investor. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Burlingame Equity Investors II, LP had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On October 31, 2005, we sold 51,932 restricted shares of common stock, 12,983 A Warrants, and 12,983 B Warrants to Burlingame Equity Investors (offshore) Ltd. The A Warrants are exercisable at $3.00 per share and the B Warrants are exercisable at $3.25 per share, and both are exercisable for a period of 5 years. We are obligated to register 130% of the securities issued to this investor. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Burlingame Equity Investors (offshore) Ltd had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On October 31, 2005, we sold 400,000 restricted shares of common stock, 100,000 A Warrants and 100,000 B Warrants to Mercantile Discount-Provident Funds. The A Warrants are exercisable at $3.00 per share and the B Warrants are exercisable at $3.25 per share, and both are exercisable for a period of 5 years. We are obligated to register 130% of the securities issued to this investor. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Mercantile Discount-Provident Funds had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On November 13, 2005, our Board of Directors ratified the grant of 600,000 options to Wade Spooner and 300,000 options to Ted Parsons, under our 2004 Stock Option Plan, pursuant to the terms described in their March 10, 2005 employment agreements.

On November 16, 2005, we issued 245,000 C Warrants to Oberon Securities, LLC. The C Warrants are exercisable at $3.15 per share for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Oberon Securities LLC had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On November 16, 2005, we issued 10,370 D Warrants to Yitzhak Rosenbaum. The D Warrants are exercisable at $3.50 per share for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Yitzhak Rosenbaum had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On November 16, 2005, we issued 32,500 E Warrants and 32,500 F Warrants to Elite Financial Communications Group, LLC. The E Warrants are exercisable at $5.10 per share, the F Warrants are exercisable at $6.80 per share, and both are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Elite Financial Communications Group, LLC.had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

ITEM 27. EXHIBITS

a) Exhibits and Index of Exhibits.

Exhibit Number / Description

2.	Agreement and plan or reorganization between Xfone, Inc. and Swiftnet Ltd. dated September 20, 2000 (1)
3.1	Articles of Incorporation of Xfone, Inc. (1)
3.2a	Bylaws of Xfone, Inc. (1)
3.2b	Amended Bylaws of Xfone, Inc. (4)
3.3	Articles of Incorporation of Swiftnet, Ltd. (1)
3.4	Bylaws of Swiftnet, Ltd. (1)
3.5	Amended bylaws of Xfone, Inc. (3)
3.6	By-Laws of Xfone USA, Inc. (7)
3.7	Office of the Mississippi Secretary of State, Articles of Merger or Share Exchange Profit Corporation (7)
4.	Specimen Stock Certificate (1)
5.	Opinion of Gersten Savage LLP.

10.1	Agreement between Swiftnet Ltd. and Guy Nissenson dated May 11, 2000 (1)
10.2	Employment Agreement with Bosmat Houston dated January 1, 2000 (1)
10.3	Loan Agreement with Swiftnet Ltd., Guy Nissenson, and Nissim Levy dated August 5, 2000 (1)
10.4	Promissory Note executed between Xfone and Swiftnet Ltd. dated September 29, 2000 (1)
10.5	Stock Purchase Agreement between Swiftnet, Ltd, Abraham Keinan, and Campbeltown Business, Ltd.
dated June 19, 2000 (1)
10.6	Consulting Agreement between Swiftnet, Ltd. and Campbeltown Business, Ltd. dated May 11, 2000 (1)
10.7	Agreement with Campbeltown Business Ltd. dated July 30, 2001 (1)
10.8	Contract with WorldCom International, Ltd. dated June 20, 1998 (1)
10.9	Contract with VoiceNet Inc. dated April 11, 2000 (1)
10.10	Contract with InTouchUK.com Ltd. dated April 25, 2000 (1)
10.11	Letter of Understanding from Campbeltown Business, Ltd. to Xfone, Inc. dated July 30, 2001 (2)
10.12	Agreement between Adar International, Inc./Mr. Sidney J. Golub and Swiftnet dated April 6, 2000 (2)
10.13	Lease Agreement between Elmtree Investments, Ltd. and Swiftnet, Ltd. dated December 4, 1991 (2)
10.14	Lease Agreement between Postwick Property Holdings Limited and Swiftnet, Ltd. dated October 8, 2001.(2)
10.15	Agreement between Xfone, Inc., Swiftnet, Ltd., and Nir Davison dated September 30, 2002 (5)
10.16	As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B
and Registration Rights Agreement of Selling Shareholders Platinum Partners Value
Arbitrage Fund LP, Countrywide Partners LLC and WEC Partners LLC. [3 investors] (6)
10.17	As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B
and Registration Rights Agreement of Selling Shareholders Simon Langbart, Robert Langbart,
Arik Ecker, Zwi Ecker, Michael Derman, Errol Derman,Yuval Haim Sobel, Zvi Sobel, Tenram
Investment Ltd., Michael Zinn, Michael Weiss. [11 investors] (6)
10.18	As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B
and Registration Rights Agreement of Selling Shareholders Southridge Partners LP and
Southshore Capital Fund Ltd. [2 investors] (6)
10.19	As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B
and Registration Rights Agreement of Selling Shareholders Crestview Capital Master LLC. [1 investors] (6)
10.20	As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B
and Registration Rights Agreement of Selling Shareholders Adam Breslawsky, Oded Levy,
Michael Epstein, Steven Frank, Joshua Lobel, Joshua Kazan and The Oberon Group LLC. [7 investors] (6)
10.21	Newco (Auracall Limited) Formation Agreement. (6)
10.22	Agreement with ITXC Corporation (6)
10.23	Agreement with Teleglobe International (6)
10.23.1	Amendment to Agreement with Teleglobe International (6)
10.24	Agreement with British Telecommunications (6)
10.25	Agreement with Easyair Limited (OpenAir) (6)
10.26	Agreement with Worldnet (6)
10.27	Agreement with Portfolio PR (6)
10.28	Agreement with Stern and Company (6)

10.29	December 31, 2003 letter to Xfone from A. Keinan (6)
10.30	Agreement between Swiftnet, Ltd. and Dan Kirschner (8)
10.31	Agreement and Plan of Acquisition (7)
10.32	Escrow Agreement (7)
10.33	Release Agreement (7)
10.34	Employment Agreement between WS Telecom, Inc. and Wade Spooner (7)
10.35	Employment Agreement between WS Telecom, Inc. and Ted Parsons (7)
10.36	First Amendment to Agreement and Plan of Merger (WS Telecom, Inc./Xfone, Inc./Xfone USA, Inc.) (11)
10.37	Finders Agreement with The Oberon Group, LLC (11)
10.38	Agreement with The Oberon Group, LLC (11)
10.39	Management Agreement (WS Telecom, Inc. and Xfone USA, Inc.) (8)
10.40	Engagement Letter to Tommy R. Ferguson, Confidentiality Agreement, and Executive Inventions Agreement dated August 19, 2004 (11)
10.41	Voting Agreement dated September 28, 2004 (11)
10.42	Novation Agreement executed September 27, 2004 (11)
10.43	Novation Agreement executed September 28, 2004 (11)
10.44	Ilan Shoshani Investment Agreement dated August 26, 2004 (12)
10.44.1	Addendum and Clarification to the Ilan Shoshani Investment Agreement dated September 13, 2004 (12)
10.45	Elite Financial Communications Group Agreement dated November 16, 2004 (13)
10.46	Dionysos Investments (1999) Ltd. Financial Services and Business Development Consulting Agreement dated November 18, 2004(13)
10.47	Agreement and Plan of Merger to acquire I-55 Internet Services, Inc. dated August 18, 2005 (14)
10.48	Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC dated August 26, 2005 (15)
10.49	Securities Purchase Agreement, dated September 27, 2005, by and between the Registrant and Laurus Master Fund, Ltd. (16)
10.50
Secured Convertible Term Note, dated September 27, 2005, by the Registrant in favor of Laurus Master Fund, Ltd.; Adjustment Provision Waiver Agreement, dated September 27, 2005, by and between the Registrant and Laurus Fund, Ltd. (16)

10.51	Common Stock Purchase Warrant, dated September 27, 2005, by the Registrant in favor of Laurus Master Fund, Ltd. (16)
10.52	Registration Rights Agreement, dated September 27, 2005, by and between the Registrant and Laurus Master Fund, Ltd. (16)
10.53	Master Security Agreement, dated September 27, 2005, by and between the Registrant, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc., and Laurus Master Fund, Ltd. (16)
10.54	Stock Pledge Agreement, dated September 27, 2005, by and between the Registrant, Xfone USA, Inc., and Laurus Master Fund, Ltd. (16)
10.55	Subsidiary Guarantee dated September 27, 2005, by Xfone USA, Inc., eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. in favor of Laurus Master Fund, Ltd. (16)
10.56	Funds Escrow Agreement, dated September 27, 2005, by and between the Registrant, Laurus Master Fund, Ltd. and Loeb & Loeb LLP; Disbursement Letter, dated September 27, 2005 (16)
10.57	Incremental Funding Side Letter, dated September 27, 2005, by and between the Registrant and Laurus Master Fund, Ltd. (16)
10.58	Securities Purchase Agreement, dated September 28, 2005, by and between the Registrant and Crestview (16)
10.59	Registration Rights Agreement, dated September 28, 2005, by and between the Registrant and Crestview (16)
10.60	Common Stock Purchase Warrant, dated September 28, 2005, by the Registrant in favor of the Crestview (16)
10.61	Escrow Agreement, dated September 28, 2005, by and between the Registrant, the Purchasers and Feldman Weinstein LLP (16)
10.62	Management Agreement dated October 11, 2005 (17)
10.63	First Amendment to the Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., dated October 10, 2005 (17)
10.64	Letter Agreement with MCG Capital Corporation dated October 10, 2005 (17)

10.65
Securities Purchase Agreement, dated November 23, 2005, between the Registrant and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Isreali Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.66
Registration Rights Agreement, dated November 23, 2005, between the Registrant and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Isreali Phoenix Assurance Company Ltd. and Gaon Gemel Ltd.  (18)

10.67
Common Stock Purchase Warrant, dated November 23, 2005, Registrant in favor of Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Isreali Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.68
Escrow Agreement, dated November 23, 2005, between the Registrant and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Isreali Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.69	Management Agreement with I-55 Telecommunications, LLC dated October 12, 2005 (19)
10.70	Agreement - General Terms and Conditions with EBI Comm, Inc., dated January 1, 2006. (21)
10.71	Asset Purchase Agreement with Canufly.net, Inc., dated January 10, 2006. (21)
16.1	Letter dated January 24, 2006 from Chaifetz & Schreiber, P.C to the SEC (20)
21.1	List of Subsidiaries (Amended) (8)
23.1	Consent of Chaifetz & Schreiber, P.C. (13)
23.2	Consent of Gersten Savage LLP - incorporated in the legal opinion filed herewith as Exhibit 5.
23.3	Consent of Postlethwaite & Netterville, APAC dated February 7, 2006.
23.4	Consent of Postlethwaite & Netterville, APAC dated February 7, 2006.

(1)	Denotes previously filed exhibits: filed on August 10, 2001 with Xfone, Inc.'s SB-2 registration statement, file # 333-67232.
(2)	Denotes previously filed exhibits: filed on October 16, 2001 with Xfone, Inc.'s SB-2/Amendment 1 registration statement, file # 333-67232.
(3)	Denotes previously filed exhibit: filed on November 28, 2001 with Xfone, Inc.'s SB-2/Amendment 2 registration statement, file # 333-67232.
(4)	Denotes previously filed exhibit: filed on December 5, 2002 with Xfone, Inc.'s Form 8-K.
(5)	Denotes previously filed exhibit: filed on March 3, 2003 with Xfone, Inc.'s SB-2/Post Effective Amendment No. 2 registration statement, file # 333-67232
(6)	Denotes previously filed exhibit: filed on April 15, 2004 with Xfone's, Inc.SB-2 Amendment 1 Registration Statement, file # 333-113020.
(7)	Denotes previously filed exhibit: filed on June 1, 2004 with Xfone, Inc.'s Form 8-K
(8)	Denotes previously filed exhibit: filed on June 7, 2004 with Xfone, Inc.'s SB-2/Amendment 2 Registration Statement, file # 333-113020.
(9)	Denotes previously filed exhibit: filed on August 11, 2004 with Xfone's, Inc.SB-2 Amendment 3 Registration Statement, file # 333-113020.
(10)	Denotes previously filed exhibit: filed on September 13, 2004 with Xfone's, Inc.SB-2 Amendment 4 Registration Statement, file # 333-113020.
(11)	Denotes previously filed exhibits: filed on October 4, 2004 with Xfone, Inc.‘s Form 8-K
(12)	Denotes previously filed exhibits: filed on November 29, 2004 with Xfone, Inc.‘s Form 8-K.
(13)	Denotes previously filed exhibits; filed on March 31, 2005 with Xfone, Inc.‘s Form 10-KSB.
(14)	Denotes previously filed exhibit: filed on August 22, 2005 with Xfone, Inc.‘s Form 8-K.
(15)	Denotes previously filed exhibit: filed on August 31, 2005 with Xfone, Inc.‘s Form 8-K.
(16)	Denotes previously filed exhibits: filed on October 3, 2005 with Xfone, Inc.‘s Form 8-K.
(17)	Denotes previously filed exhibits: filed on October 11, 2005 with Xfone, Inc.‘s Form 8-K/A #1.
(18)	Denotes previously filed exhibits: filed on November 29, 2005 with Xfone, Inc.‘s Form 8-K.
(19)	Denotes previously filed exhibit: filed on January 23, 2006 with Xfone, Inc.‘s Form 8-K/A #3.
(20)	Denotes previously filed exhibit: filed on January 31, 2006 with Xfone, Inc.‘s Form 8-K/A #1.
(21)	Denotes previously filed exhibit: filed on January 31, 2006 with Xfone, Inc.‘s Form 8-K.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act include the following:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

(5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For the purpose of determining liability under the Securities Act to any purchaser:

If the small business issuer is subject to Rule 430C, include the following:

(1) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the United States, on February 7, 2006.

XFONE, INC.

By:/s/Guy Nissenson
Guy Nissenson, Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this amended report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Guy Nissenson	Chief Executive Officer, President and Director	February 7, 2006
Guy Nissenson

/s/ Abraham Keinan	Chairman of the Board	February 7, 2006
Abraham Keinan
/s/Eyal J. Harish	Director	February 7, 2006
Eyal J. Harish

/s/ Arie Czertok	Director	February 7, 2006
Arie Czertok
/s/ Alon Mualem	Principal Accounting Officer	February 7, 2006
Alon Mualem